LOAN AND SERVICING AGREEMENT

among

TOPAZ CS LLC,

as Holdings,

AMBER CS LLC,

as the Borrower,

OPAL CS LLC, QUARTZ CS LLC and

the other Subsidiary Guarantors from time to time party hereto,

as the Subsidiary Guarantors,

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

and

MASSMUTUAL ASCEND LIFE INSURANCE COMPANY,

each as an Initial Lender

the other Lenders from time to time party hereto,

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

as the Administrative Agent,

AMBER CS LLC,

as the Portfolio Asset Servicer,

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

as the Facility Servicer, and

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

as the Collateral Custodian

Dated as of June 19, 2023

i

		Page

SECTION 12.12	Subsidiary Guarantor Joinder	156

SECTION 12.13	Model Portfolio as of the Closing Date	157

v

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE I	Commitments
SCHEDULE II	Loan Assets
SCHEDULE III	Eligibility Criteria
SCHEDULE IV	Conditions Precedent Documents
SCHEDULE V	Prohibited Transferees
SCHEDULE VI	Notice Information
SCHEDULE VII	Secured Accounts
SCHEDULE VIII	Cash Flow Schematic
SCHEDULE IX	Model Portfolio

EXHIBITS

EXHIBIT A	Form of Borrowing Base Certificate
EXHIBIT B	Form of Loan Asset Checklist
EXHIBIT C	Form of Notice of Borrowing
EXHIBIT D	Form of Portfolio LTV Certificate
EXHIBIT E	Form of Loan Asset Certificate
EXHIBIT F	Form of Release of Required Loan Documents
EXHIBIT G	Form of U.S. Tax Compliance Certificate
EXHIBIT H	[Reserved].
EXHIBIT I	Form of Servicing and Payment Date Report
EXHIBIT J	Form of Eligibility Criteria Checklist
EXHIBIT K	Form of Facility Note

LOAN AND SERVICING AGREEMENT, dated as of June 19, 2023, by and among:

(1) TOPAZ CS LLC, a Delaware limited liability company (“Holdings”);

(2) AMBER CS LLC, a Delaware limited liability company (“Amber CS” and the “Borrower”);

(3) OPAL CS LLC, a Delaware limited liability company (“Opal CS”);

(4) QUARTZ CS LLC, a Delaware limited liability company (“Quartz CS”; and together with Opal CS and each of the Post-Closing Subsidiary Guarantors (as defined herein) from time to time party hereto, as the Subsidiary Guarantors (as defined herein));

(5) MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, MASSMUTUAL ASCEND LIFE INSURANCE COMPANY and each of the other lenders from time to time party hereto, as Lenders (as defined herein);

(6) MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, as the Administrative Agent (as defined herein);

(7) Amber CS, as the Portfolio Asset Servicer (as defined herein);

(8) MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, as the Facility Servicer (as defined herein); and

(9) MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, as the Collateral Custodian (as defined herein).

The Lenders have agreed, on the terms and conditions set forth herein, to provide a senior secured revolving loan facility that provides for Advances from time to time in the amounts and in accordance with the terms set forth herein.

The proceeds of the Advances will not be used for any purpose other than as permitted by Section 5.02(f) hereof.

Accordingly, the parties agree as follows:

ARTICLE I.

INTERPRETATION

SECTION 1.01 Certain Defined Terms. As used in this Agreement and the exhibits, schedules and other attachments hereto (each of which is hereby incorporated herein and made a part hereof), the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“1940 Act” means the Investment Company Act of 1940, as amended, modified, supplemented from time to time, and the rules and regulations promulgated thereunder.

“Acceptable Rating Agency” means (a) Kroll Bond Rating Agency, LLC (“KBRA”), Moody’s, S&P or Fitch or (b) any other credit rating agency that is recognized as a nationally recognized statistical rating organization by the SEC and approved by the Majority Lenders, so long as, in each case, any such credit rating agency described in clause (a) or (b) above continues to be a nationally recognized statistical rating organization recognized by the SEC and is approved as a “Credit Rating Provider” (or other similar designation) by the NAIC.

“Account Bank” means CIBC Bank USA, in its capacity as the depository pursuant to each Account Control Agreement, and each other Person acting in such capacity pursuant to any agreement replacing or substituting for an Account Control Agreement.

“Account Control Agreement” means (i) an account control agreement among the Borrower (or a Subsidiary Guarantor), the Account Bank and the Administrative Agent with respect to the Collection Account, the distributions therefrom and the perfection of the Administrative Agent’s Lien thereon, in accordance with this Agreement, (ii) an account control agreement among the Borrower, the Account Bank and the Administrative Agent with respect to any Operating Account, the distributions therefrom and the perfection of the Administrative Agent’s Lien thereon, in accordance with this Agreement and (iii) each account control agreement among a Subsidiary Guarantor, the Account Bank and the Administrative Agent with respect to the Collection Account of such Subsidiary Guarantor, the distributions therefrom and the perfection of the Administrative Agent’s Lien thereon, in accordance with this Agreement.

“Additional Amount” has the meaning assigned to that term in Section 2.13(a).

“Administrative Agent” means MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, in its capacity as administrative agent for the Lenders.

“Advance” means each loan advanced by the Lenders to the Borrower pursuant to Article II.

“Advance Date” means, with respect to any Advance, the day on which such Advance is made.

“Advance Rate” means, with respect to any Loan Asset included (or to be included) in the calculation of the Borrowing Base, (a) with respect to any Initial Loan Asset, the applicable advance rate set forth in Schedule II hereto, (b) with respect to any Broadly Syndicated Loan that is (x) an Eligible Loan Asset pursuant to clause (ii) of the definition thereof and (y) approved by the Initial Lender and the Majority Lenders (each acting in its sole discretion), sixty percent (60%), and (c) with respect to any other Loan Asset that is an Eligible Loan Asset pursuant to clause (ii) of the definition thereof, fifty percent (50%).

“Advances Outstanding” means, at any time, the aggregate outstanding principal amount of all Advances made at such time.

“Affiliate” means, (a) when used with respect to the Borrower, any Subsidiary Guarantor, Holdings or PIMCO Capital Solutions BDC, PIMCO Capital Solutions BDC and its Subsidiaries and (b) when used with respect to any other specified Person, any other Person Controlling, Controlled by or under common Control with such Person.

“Agent Fee Letter” means, if applicable, any fee letter or letters between the Administrative Agent and the Borrower entered on or before the Closing Date.

“Aggregate Exposure Amount” means, at any time, the sum of (i) the aggregate Delayed Draw Unfunded Amounts for all Delayed Draw Loan Assets at such time plus (ii) the aggregate Unsettled Amount at such time.

“Agreement” means this Loan and Servicing Agreement.

“Alternate Base Rate” means, for any day, in any Interest Period with respect to any Advance, a rate of interest per annum equal to the higher of (a) the Prime Rate in effect on such day; and (b) the Federal Funds Rate in effect on such day plus 0.5% per annum. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective from and including the effective day of such change in the Prime Rate or the Federal Funds Rate, respectively. The Alternate Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer of the Administrative Agent or any Lender; provided that, in the event that the Alternate Base Rate calculated pursuant to clause (a) or (b) above results in an amount that is less than the Floor, the Alternate Base Rate shall be deemed to be the Floor for all purposes hereunder. Interest calculated pursuant to clause (a) above will be determined based on a year of 365 days or 366 days, as applicable, and actual days elapsed. Interest calculated pursuant to clause (b) above will be determined based on a year of 360 days and actual days elapsed.

“Anti-Corruption Laws” means any and all Applicable Laws relating to bribery or corruption, including (a) the U.K. Bribery Act 2010, as amended and (b) the Foreign Corrupt Practices Act of 1977, as amended, and, in each case, the rules and regulations thereunder.

“Anti-Money Laundering Laws” means any and all Applicable Laws relating to anti-money laundering and the financial recordkeeping and reporting requirements thereunder, including, to the extent applicable, the Bank Secrecy Act (as amended by the USA PATRIOT Act), the Anti-Money Laundering Act of 2020 and anti-money laundering statutes of other jurisdictions, as well as the rules and regulations thereunder and any related or similar anti-money laundering rules or regulations issued, administered or enforced by any governmental agency.

“Applicable Law” means for any Person all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Governmental Authority applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Leverage Ratio” means (a) with respect to First Lien Loans, the Senior Leverage Ratio of the applicable Obligor, and (b) with respect to First Lien Last Out Loans and Second Lien Loans, Total Leverage Ratio of the applicable Obligor.

“Applicable Servicer” means the Facility Servicer or the Portfolio Asset Servicer, as the context may require.

“Applicable Spread” means (a) 2.85% for Term SOFR Advances, and (b) 1.85% for an Advance bearing interest at the Alternate Base Rate.

“Approved External Appraiser” means Chatham, CBRE, Duff & Phelps, Houlihan Lokey Howard & Zukin Capital, Inc., FTI Consulting, Inc., Murray, Devine and Company, Lincoln International LLC, Valuation

Research Corporation, PricewaterhouseCoopers LLP or any other independent nationally recognized third-party appraisal firm mutually agreed to between the Borrower and the Initial Lender.

“Assignment and Assumption Agreement” means an agreement among the Borrower (if required under Section 11.04), the Lender, the Administrative Agent and, unless executed in connection with an assignment under Section 11.04, the Majority Lenders substantially in the form customarily provided by the Loan Syndications and Trading Association or any other form (including electronic documents generated by use of an electronic platform) reasonably approved by the Administrative Agent, the Borrower and the relevant Lender and delivered in connection with a Person becoming a Lender hereunder after the Closing Date.

“Attorney” has the meaning assigned to such term in Section 11.16(b).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an interest period or (b) otherwise, any payment period for interest calculated with reference to such Benchmark. As of the date hereof, the only Available Tenor is a period of three months.

“Availability Period” means the period commencing on the Closing Date and ending on the earlier of (a) the third year anniversary of the Closing Date and (b) the date that all of the Commitments are terminated in accordance with this Agreement, whether as a result of an Event of Default or otherwise.

“Bankruptcy Event” is deemed to have occurred with respect to a Person if either:

(a)

a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under the Bankruptcy Laws, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(b)

such Person shall commence a voluntary case or other proceeding under any Bankruptcy Laws now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or all or substantially all of its assets under the Bankruptcy Laws, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing in a legal proceeding its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors or members shall vote to implement any of the foregoing.

“Bankruptcy Laws” means the U.S. Bankruptcy Code, Title 11, United States Code, 11 U.S.C. §§ 101 et seq., and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a replacement of the Benchmark has occurred pursuant to Section 2.15, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below:

(a) Daily Simple SOFR; or

(b) if Daily Simple SOFR does not then exist or ceases to exist, then the Benchmark Replacement will be the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent, the Initial Lender and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to Term SOFR for U.S. dollar-denominated credit facilities and (b) the Benchmark Replacement Adjustment (such rate, the “Agreed-Upon Replacement”); or

(c) if the Administrative Agent, the Initial Lender and the Borrower fail to agree on a replacement pursuant to the foregoing clause (b), the Alternate Base Rate; provided that, to the extent (1) Term SOFR, (2) Daily Simple SOFR or (3) the prior Agreed-Upon Replacement, if any, becomes available again after being replaced in accordance with this definition (as determined by the Administrative Agent), such benchmark shall then become the “Benchmark Replacement” (in order of the priority pursuant to clauses (1) through (3) of this proviso); and provided, further, that, if the Benchmark Replacement as so determined would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of Term SOFR with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of Term SOFR with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of Term SOFR with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to Term SOFR (or the then-applicable Benchmark):

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof);

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component thereof), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component thereof) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component thereof), which states that the administrator of such Benchmark (or such component thereof) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.15 and (b) ending at the time that a Benchmark Replacement has replaced the then-current

Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.15.

“Borrower” has the meaning assigned to that term in the preamble hereto.

“Borrowing Base” means, as of any date of determination, an aggregate amount for all Eligible Loan Assets as of such date equal to (i) the Advance Rate for each such Eligible Loan Asset at such time multiplied by (ii) the Dollar Equivalent of the Value of such Eligible Loan Asset at such time; provided, that, the portion of each applicable Eligible Loan Asset that is, at any given time, in excess of a Concentration Limit shall be excluded from the Borrowing Base; provided further, that, for purposes of the foregoing, if an Eligible Loan Asset is in excess of more than one Concentration Limit at any given time, the Concentration Limit that will apply is the Concentration Limit that would result in the greatest portion of such Eligible Loan Asset being so excluded.

“Borrowing Base Certificate” means a certificate setting forth the calculation of the Borrowing Base as of the applicable date of determination, substantially in the form of Exhibit A, prepared by the Borrower.

“Broadly Syndicated Loans” means each of the Loan Assets with a “Loan Asset Type” classifying it as such on Schedule II (as determined by the Initial Lender and the Majority Lenders (acting in its sole and absolute discretion) as of the Cut-Off Date).

“Business Day” means a day of the year other than (a) Saturday or a Sunday or (b) any other day on which commercial banks in New York, New York, or the offices of the Account Bank or Administrative Agent are authorized or required by Applicable Law, regulation or executive order to close; provided that, if any determination of a Business Day shall relate to determining Term SOFR or Daily Simple SOFR with respect to an Advance bearing interest at Term SOFR or Daily Simple SOFR, respectively, it shall also be a U.S. Government Securities Business Day.

“CAD” and “C$” means Canadian dollars, the lawful currency of Canada.

“Cash Flow Report” has the meaning assigned to such term in Section 8.02(a)(i)(c)(1).

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” is deemed to have occurred if (a) Pacific Investment Management Company LLC fails to Control PIMCO Capital Solutions BDC, (b) PIMCO Capital Solutions BDC fails to own all of the limited liability membership interests in Holdings, directly or indirectly, (c) Holdings fails to own 100% of the limited liability membership interests in the Borrower, directly, (d) the Borrower fails to own 100% of the limited liability membership interests in any Initial Subsidiary Guarantor, directly, or (e) the Borrower fails to own 100% of the equity interests in any Post-Closing Subsidiary Guarantor, directly.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986.

“Collateral” has the meaning assigned to that term in Section 2.09(a).

“Collateral Custodian” means MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, not in its individual capacity, in its capacity as collateral custodian for the Administrative Agent, the Lenders, the other Secured Parties and the Borrower pursuant to the terms of this Agreement, together with its successors and permitted assigns, including any successor appointed pursuant to Article IX.

“Collateral Custodian Fee Letter” means, if applicable, any fee letter or letters between the Collateral Custodian and the Borrower entered on or before the Closing Date.

“Collateral Custodian Fees” means the fees set forth in the Collateral Custodian Fee Letter that are payable to the Collateral Custodian.

“Collateral Custodian Termination Expenses” has the meaning assigned to that term in Section 9.05.

“Collateral Custodian Termination Notice” has the meaning assigned to that term in Section 9.05.

“Collateral Portfolio” means all right, title and interest (whether now owned or hereafter acquired or arising, and wherever located) of the Borrower in all assets of the Borrower securing the Obligations and each Subsidiary Guarantor in all assets of such Subsidiary Guarantor securing the Obligations, in each case, including the property identified below in clauses (a) through (d) (as applicable), and all accounts, money, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, intellectual property, goods, equipment, fixtures, contract rights, general intangibles, documents, instruments, certificates of deposit, certificated securities, uncertificated securities, financial assets, securities entitlements, commercial tort claims, securities accounts, deposit accounts, inventory, investment property, letter-of-credit rights, software, supporting obligations, accessions or other property consisting of, arising out of, or related to any of the following:

(a)	the Loan Assets and all funds due or to become due in payment under such Loan Assets on and after any related Cut-Off Date, including all Collections;

(b)	the Portfolio Assets with respect to the Loan Assets;

(c)	each Secured Account; and

(d)	all income and Proceeds of the foregoing.

“Collection Account” means individually or collectively, as the context requires, each deposit or securities account owned by the Borrower or a Subsidiary Guarantor that is established with the Account

Bank and is subject to an Account Control Agreement into which Collections shall be deposited in accordance with the terms of this Agreement and under the “control” (within the meaning of Section 9-104 of the UCC of the State of New York) of the Administrative Agent for the benefit of the Secured Parties; provided that, subject to the rights of the Administrative Agent hereunder with respect to such funds, the funds deposited therein from time to time shall constitute the property and assets of the Borrower or Subsidiary Guarantor (as applicable), and the Borrower or Subsidiary Guarantor (as applicable) shall be solely liable for any Taxes payable with respect to the Collection Account.

“Collections” means all collections and other cash proceeds with respect to any Portfolio Asset (including payments on account of interest, principal, prepayments, fees, guaranty payments and all other amounts received in respect of such Portfolio Asset), all Recoveries, all Insurance Proceeds and proceeds of any liquidations or Sales in each case, attributable to such Portfolio Asset, and all other proceeds or other funds of any kind or nature received by the Borrower (or any Affiliate thereof) or any Subsidiary Guarantor (or any Affiliate thereof) with respect to any Underlying Collateral; provided, that any amounts that under the applicable Loan Agreement, Participation Agreement or other related loan documents are required to be deposited into and held in escrow or reserve to be used for a specific purpose, such as taxes, insurance, casualty or condemnation shall not be included in the term “Collections” unless and until (a) an event of default exists under such loan documents, (b) the holder of the related Portfolio Asset has exercised or is entitled to exercise rights and remedies with respect to such amounts, (c) such amounts are no longer required to be held for such purpose under such loan documents or (d) such amounts may be applied to all or a portion of the outstanding indebtedness under such loan documents. For the avoidance of doubt, Collections shall not include any Excluded Amounts.

“Commitment” means, with respect to each Lender, (a) during the Availability Period, the amount set forth on Schedule I opposite such Lender’s name, or in the Assignment and Assumption Agreement or other documentation or record pursuant to which such Lender shall have assumed its Commitment, as applicable, as the same may be increased or reduced pursuant to the terms hereof and (b) after the end of the Availability Period, with respect to any Lender, such Lender’s pro rata share of the aggregate Advances Outstanding.

“Concentration Denominator” means, as of any date of determination:

(a)	during the Availability Period, the greater of (i) the quotient of the Maximum Facility Amount divided by 50% and (ii) the sum of the Total Portfolio Value, in each case, as of such date; and

(b)	at any other time, the sum of the Total Portfolio Value as of such date.

“Concentration Limits” means, each of the following concentration limits:

(a)	no more than 15% of the Concentration Denominator may consist of Eligible Loan Assets with Obligors in the same industry or sector;

(b)	no more than 15% of the Concentration Denominator may consist of Eligible Loan Assets issued by the same, or an entity owned by the same, general partner or sponsor;

(c)

(i) no more than 5% of the Concentration Denominator may consist of Eligible Loan Assets to any single Obligor in respect of the Eligible Loan Assets constituting the four (4) largest Exposures from among the Eligible Loan Assets, (ii) no more than 4% of the Concentration

Denominator may consist of Eligible Loan Assets to any single Obligor in respect of the Eligible Loan Assets constituting the next four (4) largest Exposures from among the Eligible Loan Assets, and (iii) no more than 3.5% of the Concentration Denominator may consist of Eligible Loan Assets to any single Obligor that is not included in foregoing clauses (i) or (ii);

(d)	no more than 10% of the Concentration Denominator may consist of Eligible Loan Assets of Obligors Domiciled outside of the United States;

(e)	no more than 10% of the Concentration Denominator may consist of Eligible Loan Assets denominated in an Eligible Currency other than Dollars;

(f)	no more than 25% of the Concentration Denominator may consist of Eligible Loan Assets that are Second Lien Loans or First Lien Last Out Loans, in the aggregate;

(g)	no more than 15% of the Concentration Denominator may consist of Eligible Loan Assets that are Fixed Rate Obligations;

(h)	no more than 5% of the Concentration Denominator may consist of Eligible Loan Assets that pay interest less frequently than quarterly;

(i)	no more than 10% of the Concentration Denominator may consist of Eligible Loan Assets that are participation interests; and

(j)	no more than 5% of the Concentration Denominator may consist of Eligible Loan Assets that are PIK Loans;

provided that, in each case, the Initial Lender and Majority Lenders (each acting in their sole discretion) may agree to increase or waive any of the foregoing concentration limits at the request of the Borrower; provided, further, that in the case of a waiver of the concentration limits set forth under clause (a), (c), (e), (f), (g) or (j) the Rating Condition shall be required to be satisfied.

In the event that the Initial Lender and Majority Lenders waive any of the foregoing concentration limits, the Borrower shall provide notice thereof to the Rating Agency.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” “the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of increased costs and other technical, administrative or operational matters) that the Administrative Agent decides (in consultation with the Borrower) may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides (in consultation with the

Borrower) is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Counterparty Lender” means, with respect to any Loan Asset that is a loan participation interest, the lender party to the related Loan Agreement as lender and the related Participation Agreement as issuer.

“Cut-Off Date” means, with respect to a Loan Asset, the date (which may be the Closing Date) such Loan Asset is Transferred to the Borrower or a Subsidiary Guarantor.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Debt Rating” means the debt rating of the credit facility evidenced by this Agreement as determined from time to time by any Acceptable Rating Agency selected and engaged by the Borrower; provided that if at any time there are two (2) or more Debt Ratings issued from Acceptable Rating Agencies, the Debt Rating shall be the lower of such Debt Ratings. For clarity, if any Lender or other Secured Party obtains a debt rating of the credit facility evidenced by this Agreement, such debt rating shall not constitute a Debt Rating for any purpose hereunder. Any Debt Rating may include an “(sf)” indicator.

“Default Rate” means, as of any date of determination, (a) with respect to Advances, a rate per annum equal to the interest rate that is or would be applicable to such Advances at such time plus 2.0% and (b) with respect to Obligations other than Advances, a rate per annum equal to the highest interest rate that is or would be applicable to Advances at such time plus 2.0%.

“Defaulted Obligation” means, as of any date of determination, (a) any Eligible Loan Asset with respect to which an Underlying Obligor Default has occurred and is continuing as of such date, (b) any Eligible Loan Asset with respect to which a Responsible Officer of the Borrower has received written notice that such Eligible Loan Asset has a rating from KBRA of “CC”, “C” or “D” (or an Equivalent Rating from Fitch, Moody’s or S&P) and such Loan Asset continues to have such rating as of such date, (c) any Eligible Loan Asset that is a Deferring Loan as of such date and (d) any Eligible Loan Asset that is a loan participation interest with respect to which a Responsible Officer of the Borrower has received notice or has knowledge that the related participation seller does not have a rating from Moody’s, Fitch, S&P, KBRA or another nationally recognized statistical rating organization of at least BBB-, BBB(low) or Baa3 (or the equivalent thereof) at such time.

“Defaulting Lender” means, subject to Section 2.14(b), any Lender that (a) has failed to (i) fund all or any portion of its Advances within two Business Days of the date such Advances were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or (ii) pay to the Administrative Agent or any Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund an Advance hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Bankruptcy Law or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.14(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Deferring Loan” means, as of any date of determination, any Eligible Loan Asset that is deferring all payments of cash interest due thereon in accordance with its terms and has been so deferring all payments of cash interest due thereon for the shorter of two consecutive accrual periods or one year. For the avoidance of doubt, a Loan Asset that is deferring a portion but not all payments of cash interest shall not be considered to be a Deferring Loan.

“Delayed Draw” means, with respect to any Delayed Draw Loan Asset, the Borrower’s (or a Subsidiary Guarantor’s) contractual obligation to provide funding with respect to such Loan Asset after the Cut-Off Date for such Loan Asset.

“Delayed Draw Loan Asset” means a Loan Asset that requires the Borrower (or a Subsidiary Guarantor) to provide additional funding thereunder after the Cut-Off Date for such Loan Asset.

“Delayed Draw Unfunded Amount” means, as of any time with respect to any Delayed Draw Loan Asset, the excess of (a) the Borrower’s (or the Subsidiary Guarantor’s) maximum funding commitment thereunder to the extent the Borrower (or the Subsidiary Guarantor) is contractually obligated to make such funding at such time over (b) the outstanding principal balance of such Delayed Draw Loan Asset at such time.

“Determination Date” means the date that is five Business Days prior to a Payment Date.

“Dollars” means U.S. dollars.

“Dollar Equivalent” means, (a) for any amount denominated in Dollars, such amount and (b) for any amount denominated in any other currency, the equivalent amount thereof in Dollars determined by the Borrower using the Dollar Spot Rate.

“Dollar Spot Rate” means, as of any date of determination, with respect to the conversion of any Eligible Currency (other than Dollars), the applicable currency-to-Dollar spot rate that appeared on the Bloomberg screen for such currency at the end of the immediately preceding Business Day (or if such date is a Determination Date, at the end of such day).

“Domicile” means, with respect to a corporation, the jurisdiction where the corporation’s principal place of business or headquarters is located.

“Electronic Loan Asset File” mean any Loan Asset File document that the Borrower (or a Subsidiary Guarantor) delivers to the Collateral Custodian electronically in a .pdf format and identified as “unique loan id.document_name.pdf” (example: 12345.loanagreement.pdf).

“Eligible Assignee” means (a) a Lender or any of its Affiliates, (b) any Person managed by a Lender or any of its Affiliates or (c) any financial or other institution reasonably acceptable to the Administrative Agent acting at the direction of the Majority Lenders (other than the Borrower, any Affiliate of the Borrower or any Person Controlling, Controlled by or under common Control with Holdings), in each case that is not a Prohibited Transferee.

“Eligibility Criteria Checklist” means a checklist substantially in the form of Exhibit J.

“Eligible Currency” means Dollars, CAD, EUR and GBP.

“Eligible Loan Asset” means:

(i) each of (a) the Initial Loan Assets, and (b) any Loan Asset acquired by the Borrower or a Subsidiary Guarantor that is listed in Schedule IX as of the Closing Date; and

(ii) each other Loan Asset which, as of the Cut-Off Date therefor, satisfies the “Eligibility Criteria” on Schedule III as determined by the Initial Lender and Majority Lenders, unless such criteria is waived in writing by the Initial Lender and Majority Lenders and, in the case of a waiver of any Material Eligibility Criteria, the Rating Condition is satisfied; provided that such a Freely Transferrable Mat Mod Loan shall not be considered an “Eligible Loan Asset” unless the Initial Lender and Majority Lenders consent in writing thereto.

In the event that the Initial Lender and Majority Lenders (i) waive any “Eligibility Criteria” on Schedule III with respect to any Loan Asset or (ii) consent to any Freely Transferrable Mat Mod Loan being considered an “Eligible Loan Asset”, the Borrower shall provide notice thereof to the Rating Agency.

“Equivalent Rating” means the rating by Moody’s, Fitch or S&P that is set forth below under the applicable heading opposite the applicable “KBRA Rating” listed below.

KBRA Rating	Fitch Rating	Moody’s rating	S&P rating

AAA	AAA	Aaa	AAA

AA+	AA+	Aa1	AA+

AA	AA	Aa2	AA

AA-	AA-	Aa3	AA-

A+	A+	A1	A+

A	A	A2	A

A-	A-	A3	A-

BBB+	BBB+	Baa1	BBB+

BBB	BBB	Baa2	BBB

BBB-	BBB-	Baa3	BBB-

BB+	BB+	Ba1	BB+

BB	BB	Ba2	BB

BB-	BB-	Ba3	BB-

B+	B+	B1	B+

B	B	B2	B

B-	B-	B3	B-

CCC+	CCC+	Caa1	CCC+

CCC	CCC	Caa2	CCC

CCC-	CCC-	Caa3	CCC-

CC	CC	Ca	CC

C	C	C	C

D	DDD	N/A	D

“Environmental Laws” means any and all foreign, federal, State and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

“ERISA” means the United States Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as a specified Person, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person, (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as such Person, any corporation described in clause (a) above or any trade or business described in clause (b) above or (d) a member of the same group of related business entities under Section 414(o) of the Code as such Person, any corporation described in clause (a) above, any trade or business described in clause (b) above or any member of any affiliated service group described in clause (c) above.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan, (b) a withdrawal by a Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent (within the meaning of Title IV of ERISA), (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan, (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (f) the imposition or incurrence of any liability upon a Loan Party or any ERISA Affiliate under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, (g) the failure by Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules or the filing of an application for the waiver of the minimum funding standards under the Pension Funding Rules, (h) the determination that any Pension Plan is in at-risk status (within the meaning of Section 430 of the Code or Section 303 of ERISA) or that a Multiemployer Plan is endangered or critical status (within the meaning of Section 432 of the Code or Section 305 of ERISA, (i) the engagement by any Loan Party or any ERISA Affiliate in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA, (j) the imposition of a lien upon a Loan Party pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or (k) the making of an amendment to a Pension Plan that could result in the posting of bond or security under Section 436(f)(1) of the Code.

“Erroneous Payment” has the meaning assigned to that term in Section 7.10(a).

“Erroneous Payment Subrogation Rights” has the meaning assigned to that term in Section 7.10(d).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to that term in Section 7.10(d).

“Erroneous Payment Impacted Class” has the meaning assigned to that term in Section 7.10(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to that term in Section 7.10(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to that term in Section 7.10(e).

“Euro” and “€” mean the single currency of the Participating Member States.

“Event of Default” has the meaning assigned to that term in Section 6.01.

“Excepted Persons” has the meaning assigned to that term in Section 11.11(a).

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Excluded Amounts” means, without duplication, (a) any amount received in the Collection Account with respect to any Portfolio Asset, which amount is attributable to the payment of any Tax, fee or other charge imposed by any Governmental Authority on such Portfolio Asset or on any Underlying Collateral, (b) origination fees and expense deposits paid by the underlying Obligors in connection with the origination of the related Portfolio Asset, (c) any reimbursement of out-of-pocket costs and expenses and indemnification payments to the Borrower (or a Subsidiary Guarantor) under any Loan Agreement or Participation Agreement, (d) any accrued fees, expense reimbursement and indemnity due and payable to an Underlying Servicer under any Loan Agreement or Participation Agreement and (e) any amount received in the Collection Account representing (i) any amount received in the Collection Account with respect to any Portfolio Asset that is otherwise Sold by the Borrower (or a Subsidiary Guarantor) pursuant to Section 2.10, to the extent such amount is attributable to a time after the effective date of such Sale and (ii) amounts deposited in the Collection Account which were not required to be deposited therein.

“Excluded Taxes” means, with respect to any payment made by or on account of any obligation of the Borrower, any of the following Taxes imposed on or with respect to a Lender or the Administrative Agent or required to be withheld or deducted from a payment to or for the account of a Lender or the Administrative Agent: (a) any Taxes imposed on (or measured by) net income (however denominated), franchise Taxes, and any branch profits Taxes, in each case imposed by (i) the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Administrative Agent is organized or in which such Lender’s or the Administrative Agent’s principal office is located or in which such Lender’s applicable lending office is located or (ii) a jurisdiction (or any political subdivision thereof) as the result of any other present or former connection between such Lender or the Administrative Agent and the jurisdiction imposing such Tax (other than connections arising from such Lender or the Administrative Agent having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Transaction Document or any loan or commitment made pursuant to this Agreement); (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a loan or commitment made pursuant to this Agreement pursuant to a law in effect on the date on which (i) such Lender acquires such interest in such loan or commitment (other than pursuant to an assignment request by the Borrower under Section 2.17) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.13, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such Lender’s failure to comply with Section 2.13(e) and Section 2.13(f); (d) any U.S. federal withholding Taxes imposed under FATCA and (e) U.S. federal backup withholding Taxes.

“Exposure” means, as of any date, an amount equal to the aggregate of the Outstanding Principal Balances of all of the Eligible Loan Assets in respect of any single Obligor.

“Facility Note” has the meaning assigned to such term in Section 2.03(a).

“Facility Servicer” means MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, not in its individual capacity, in its capacity as facility servicer pursuant to the terms of this Agreement, together with its successors and permitted assigns, including any successor appointed pursuant to Article VIII.

“Facility Servicer Fee Letter” means, if applicable, any fee letter or letters between the Facility Servicer and the Borrower entered on or before the Closing Date.

“Facility Servicing Fees” means the fees set forth in the Facility Servicer Fee Letter that are payable to the Facility Servicer.

“Facility Termination Date” means the date on which the aggregate outstanding principal amount of the Advances have been repaid in full and all accrued and unpaid interest thereon, all Fees and all other Obligations (other than contingent indemnification obligations) have been paid in full, the Commitments of the Lenders hereunder have been terminated by the Borrower or the Majority Lenders in accordance with this Agreement and the Borrower has no further right to request any additional Advances.

“FATCA” means Sections 1471 through 1474 of the Code as in effect on the date hereof (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code as of the date hereof (or any amended or successor version described above) and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreements, treaty or convention among Governmental Authorities and implementing such sections of the Code (or related rules, legislation or official administrative guidance) as of the date hereof (or any amended or successor version described above) or any non-U.S. laws (or related rules, regulations or official guidance) implementing the foregoing.

“Federal Funds Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such a manner as the Federal Reserve Bank of New York shall set forth in its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0%; provided that if no such rate is so published on the next succeeding Business Day, the Federal Funds Rate shall be the average of quotations for such day for such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by it.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Fee Letters” means the Agent Fee Letter, the Facility Servicer Fee Letter, the Collateral Custodian Fee Letter, the Structuring Fee Letter and each other fee letter or agreement, if any, entered into by and among the Borrower, the Administrative Agent, the Facility Servicer and any Lender in connection with the transactions contemplated by this Agreement.

“Fees” means the fees payable to the Administrative Agent, the Collateral Custodian, the Facility Servicer, any Lender or any other applicable agent or party pursuant to the terms of the Fee Letters or the other Transaction Documents.

“Final Maturity Date” means the earliest to occur of (a) the Scheduled Maturity Date (or, if such day is not a Business Day, the next succeeding Business Day), (b) the date of the declaration, or automatic occurrence, of the Final Maturity Date upon the occurrence of an Event of Default and (c) the Facility Termination Date (or, if such day is not a Business Day, the next succeeding Business Day).

“First Lien Loan” means any Loan Asset (a) that is secured by a valid and perfected first priority Lien on substantially all of the Obligor’s assets constituting Underlying Collateral, subject to any Lien securing a Permitted Working Capital Facility and any expressly permitted Liens under the Underlying Instrument for such Loan Asset, including any “permitted liens” as defined in such Underlying Instrument, or such comparable definition if “permitted liens” is not defined therein, (b) that provides that the payment obligation of the Obligor on such Loan Asset is either senior to, or pari passu with, and is not (and cannot by its terms become) subordinate in right of payment to, all other indebtedness for borrowed money of such Obligor (other than any Permitted Working Capital Facility), (c) for which Liens on the Underlying Collateral securing any other outstanding Indebtedness of the Obligor (excluding (x) Permitted Working Capital Facility and any pari passu indebtedness and (y) expressly permitted Liens described in clause (a) above but including Liens securing Second Lien Loans) is expressly subject to and contractually or structurally subordinate to the priority Liens securing such First Lien Loan, (d) that the Borrower determines that the value of the Underlying Collateral securing the Loan Asset (or the enterprise value of the Obligor) on or about the time of origination equals or exceeds the outstanding principal balance of the Loan Asset plus the aggregate outstanding principal balances of all other Indebtedness of equal seniority secured by the same Underlying Collateral; provided that the Initial Lender and Majority Lenders may at the request of the Borrower designate any Loan Asset as a First Lien Loan without regard to the foregoing criteria so long as the Rating Condition is satisfied with respect to such designation, which Loan Asset shall not be re-classified thereafter. For the avoidance of doubt, a Loan Asset shall not be disqualified from constituting a First Lien Loan as a result of the related Obligor having a Permitted Working Capital Facility.

“First Lien Last Out Loan” means any Loan Asset that satisfies all of the requirements set forth in the definition of “First Lien Loan” except that, at any time prior to and/or after an event of default under the Underlying Instrument, such Loan Asset will be repaid after one or more tranches of first lien loans issued by the same Obligor have been paid in full in accordance with a specified waterfall of payments or other priority of payments as specified in the Underlying Instrument, an agreement among lenders or other applicable agreement; provided, that the Initial Lender and Majority Lenders may at the request of the Borrower designate an Eligible Loan Asset that would otherwise constitute a First Lien Last Out Loan as a First Lien Loan so long as the Rating Condition is satisfied with respect to such designation.

“Fitch” means Fitch Ratings, Inc. and any successor thereto.

“Fixed Rate Obligation” means any Loan Asset that bears a fixed rate of interest.

“Floating Rate Obligation” means any Loan Asset that bears a floating rate of interest.

“Floor” means a rate of interest equal to 1.00%.

“Freely Transferrable Mat Mod Loan” has the meaning assigned to such term in Section 2.04(b).

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.

“GBP” or “£” mean the lawful currency of the United Kingdom.

“Governmental Authority” means, with respect to any Person, any nation or government, any state or other political subdivision thereof or any entity, authority, agency, division or department exercising the executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to a government and any court or arbitrator (to the extent orders of such arbitrator are binding on a Loan Party) having jurisdiction over such Person (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guaranteed Obligations” has the meaning assigned to that term in Section 12.01.

“Guaranty” means the guaranty of each Subsidiary Guarantor set forth in Article XII.

“Hazardous Materials” means all materials subject to any Environmental Law, including materials listed in 49 C.F.R. § 172.010, materials defined as hazardous pursuant to § 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, flammable, explosive or radioactive materials, hazardous or toxic wastes or substances, lead-based materials, petroleum or petroleum distillates or asbestos or material containing asbestos, polychlorinated biphenyls, radon gas, urea formaldehyde and any substances classified as being “in inventory”, “usable work in process” or similar classification that would, if classified as unusable, be included in the foregoing definition.

“Holdings” has the meaning assigned to that term in the preamble hereto.

“Holdings Pledged Equity” has the meaning assigned to that term in Section 2.09(c).

“Indebtedness” means with respect to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than accounts payable incurred in the ordinary course of business and payable in accordance with customary trade practices) or that is evidenced by a note, bond, debenture or similar instrument or other evidence of indebtedness customary for indebtedness of that type, (b) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (c) all indebtedness, obligations or liabilities of that Person in respect of derivatives and (d) all obligations under guaranties in respect of obligations (contingent or otherwise) to purchase or otherwise acquire, or to otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the kind referred to in clauses (a) through (c) above.

“Indemnified Amounts” has the meaning assigned to that term in Section 10.01(a).

“Indemnified Party” has the meaning assigned to that term in Section 10.01(a).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under this Agreement or Transaction Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Indemnifying Party” has the meaning assigned to that term in Section 10.02.

“Independent Manager” means the individual or any other Person holding the independent manager or similar position as provided for in the Holdings’ organizational documents.

“Initial Lender” means:

(a)	so long as it holds a Commitment or any portion of an Advance,

(i)	Massachusetts Mutual Life Insurance Company, and

(ii)	MassMutual Ascend Life Insurance Company, and

(b)	otherwise, the Majority Lenders; provided that, subject to Section 2.02(c),

(1) if the Commitments are held by Massachusetts Mutual Life Insurance Company and MassMutual Ascend Life Insurance Company, any determination, action, right or obligation of the Initial Lender pursuant to this Agreement and any other Transaction Document shall be exercised by Massachusetts Mutual Life Insurance Company and MassMutual Ascend Life Insurance Company, acting jointly, and

(2) if the Commitments are held by one of (but not each of) Massachusetts Mutual Life Insurance Company or MassMutual Ascend Life Insurance Company, any determination, action, right or obligation of the Initial Lender pursuant to this Agreement and any other Transaction Document shall be exercised by either Massachusetts Mutual Life Insurance Company or MassMutual Ascend Life Insurance Company, as applicable.

“Initial Loan Assets” means the Loan Assets classified as such on Schedule II hereto as of the Closing Date.

“Initial Subsidiary Guarantor” means each of Opal CS and Quartz CS, and “Initial Subsidiary Guarantors” means, collectively, Opal CS and Quartz CS.

“Insurance Policy” means, with respect to any Loan Asset, an insurance policy covering liability and physical damage to, or loss of, the Underlying Collateral for such Loan Asset.

“Insurance Proceeds” means any amounts received by the Borrower (or a Subsidiary Guarantor) on or with respect to a Portfolio Asset under any Insurance Policy or with respect to any condemnation proceeding or award in lieu of condemnation in accordance with the related Loan Agreement or Participation Agreement.

“Interest Collections” means, with respect to any Portfolio Asset, all Collections attributable to interest on such Portfolio Asset (including Collections attributable to the portion of the outstanding principal amount of a Portfolio Asset, if any, that represents interest which has accrued in kind and has been added to the principal balance of such Portfolio Asset), including all scheduled payments of interest and payments of interest relating to principal prepayments, all guaranty payments attributable to interest and proceeds of any liquidations, sales or dispositions attributable to interest on such Portfolio Asset. Interest Collections expressly excludes any amendment fees, late fee, waiver fees, extension fees, prepayment fees or other fees received in respect of a Portfolio Asset.

“Interest Period” means (a) if there are no Advances Outstanding prior to an Advance being made, the period commencing on the Advance Date for such Advance and ending on the next occurring Payment Date (as specified in clause (a) of the definition thereof) and (b) otherwise, the period commencing on the most recent Payment Date (as specified in clause (a) of the definition thereof) and ending on the next occurring Payment Date (as specified in clause (a) of the definition thereof).

“Joining Subsidiary Guarantor” has the meaning assigned to such term in Section 12.12.

“Knowledge” means, with respect to any Person, (a) the actual knowledge of any officer or other individual of such Person or its Affiliates who have responsibility for day-to-day decision making or the legal affairs of such Person and (b) with respect to any representations, warranties, certifications or statements with respect to any Loan Asset, the actual knowledge of those individuals of such Person or its Affiliate who have responsibility for the origination or acquisition, as applicable, management or sale of such Loan Asset. Any derivatives of the word “Knowledge,” including “Know,” “Knew,” “Known,” “Knowingly” or otherwise, have meanings correlative thereto.

“Lender” means collectively, the Initial Lender, each lender a party hereto on the Closing Date and any other Person to whom any Lender assigns any part of its rights and obligations under this Agreement and the other Transaction Documents in accordance with the terms of Section 11.04 and any other party that becomes a lender pursuant to an Assignment and Assumption Agreement.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, claim, preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, lease or other title retention agreement, sale subject to a repurchase obligation, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing), or the filing of or financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction.

“Loan Agreement” means the loan agreement, credit agreement, promissory note or other agreement pursuant to which a Loan Asset or an Underlying Loan Obligation of a Loan Asset, as applicable, has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Loan Asset or Underlying Loan Obligation or of which the holders of such Loan Asset are the beneficiaries, including any co-lender or servicing agreement entered into by an applicable Counterparty Lender or Underlying Servicer.

“Loan Asset” means any loan or debt interest or loan participation interest Transferred to the Borrower (or a Subsidiary Guarantor), which loan or debt interest or loan participation interest includes (a) the Loan Asset File therefor and (b) all right, title and interest in and to (i) such loan or debt interest and the related Loan Agreement and its rights as a lender in the security interest in any Underlying Collateral or (ii) such loan participation interest and the related Participation Agreement and, subject to the terms thereof, the rights of the participating lender in the related Loan Agreement and in the security interest in any Underlying Collateral.

“Loan Asset Assignment” means an assignment, participation agreement or other agreement pursuant to which any Loan Asset not originated by the Borrower (or a Subsidiary Guarantor) is Transferred to the Borrower (or a Subsidiary Guarantor) (a) in a form substantially based upon the form document for loan assignments of the Loan Syndications and Trading Association or (b) in a form reasonably agreed to by the Borrower and the Administrative Agent (acting at the direction of the Initial Lender) on or prior to the Closing Date or Cut-Off Date for such Loan Asset, as the case may be.

“Loan Asset Certificate” means, with respect to any Loan Asset, a completed certificate substantially in the form of Exhibit E, prepared by the Borrower for such Loan Asset.

“Loan Asset Checklist” means, with respect to each Loan Asset, a checklist, substantially in the form of Exhibit B, delivered by or on behalf of the Borrower to the Administrative Agent, the Collateral Custodian and the Facility Servicer.

“Loan Asset File” means, with respect to each Loan Asset, a file containing each of the agreements, instruments, certificates and other documents and items set forth on the Loan Asset Checklist with respect to such Loan Asset.

“Loan Asset Schedule” means (a) a schedule of the Loan Assets setting forth for each such Loan Asset (i) the Loan Asset number for such Loan Asset, (ii) the Obligors for such Loan Asset, (iii) the outstanding principal balance of such Loan Asset or the Underlying Loan Obligation for such Loan Asset, as applicable, (iv) the Loan Agreement and Participation Agreement for such Loan Asset, (v) any Loan Asset Assignment for such Loan Asset and (vi) whether such Loan Asset is an Eligible Loan Asset, as delivered by or on behalf of the Borrower to the Administrative Agent, the Collateral Custodian and the Facility Servicer and as updated from time to time as provided herein or (b) a Servicing and Payment Date Report containing the information described in clauses (a)(i) through (a)(vi) above.

“Loan Parties” means, collectively, the Borrower, Holdings and each Subsidiary Guarantor.

“Majority Lenders” means, as of any date of determination, the Lenders having an aggregate of more than 50% of the aggregate Commitments at such time. The Commitments of any Defaulting Lender shall be disregarded in determining Majority Lenders at any time.

“Market Trigger Event” means, as of any date of determination, either (a) the Portfolio LTV as of such date exceeds 60%, (b) subsequent to the Availability Period, there are Eligible Loan Assets (for which no Underlying Obligor Default has occurred and is continuing) in the Collateral Portfolio which, collectively, have fewer than ten (10) separate and distinct Obligors at such time, (c) such date is on or after the date occurring 18 months prior to the Scheduled Maturity Date or (d) a Ratings Event has occurred and is continuing as of such date. Once a Market Trigger Event has occurred, it is deemed to be continuing until (i) in the case of a Market Trigger Event specified in clause (a) above, the Portfolio LTV, as of a date of determination occurring after such Market Trigger Event, is less than or equal to 60%, (ii) in the case of a Market Trigger Event specified in clause (b) above, as of a date of determination occurring after such Market Trigger Event when there are Eligible Loan Assets (for which no Underlying Obligor Default has occurred and is continuing) in the Collateral Portfolio which, collectively, have ten (10) or more separate and distinct Obligors at such time and (iii) in the case of clause (d) above, upon the occurrence of a Ratings Event Cure. A Market Trigger Event specified in clause (c) above shall be incapable of being cured.

“Material Adverse Effect” means a material adverse effect on (a) the business, financial condition, operations, liabilities (actual or contingent), performance or properties of the Borrower or any other Loan Party, taken as a whole, (b) the validity or enforceability of this Agreement or any other Transaction Document, (c) the rights and remedies of the Administrative Agent, any Lender or any other Secured Parties with respect to matters arising under this Agreement or any other Transaction Document, (d) the ability of the Borrower or the other Loan Parties, taken as a whole, to perform their obligations under this Agreement or any other Transaction Document or (e) the existence, perfection, priority or enforceability of the Administrative Agent’s or the other Secured Parties’ Lien on the Collateral Portfolio or any of the Collateral; provided that, there shall be no Material Adverse Effect to the extent such Material Adverse Effect arises from the action (or inaction) of the Facility Servicer, the Collateral Custodian, the Administrative Agent or a Lender.

“Material Eligibility Criteria” means the eligibility criteria described in clauses (1), (2), (3), (4), (5), (6), (7), (8), (9), (10), (11), (12), (13) and (14) as set forth in Schedule III.

“Material Modification” means any amendment or waiver of, or modification or supplement to, or termination, cancellation or release of, a Loan Agreement for a Loan Asset or for the Underlying Loan Obligation for a Loan Asset, as applicable, executed or effected on or after the Cut-Off Date for such Loan Asset that:

(a)

forgives, excuses, reduces, waives or modifies such Loan Agreement or the related loan documents in a manner which would reduce the outstanding principal amount of the amount due thereunder, reduce the interest rate or reduce the amount of any prepayment premium or fees payable thereunder;

(b)

other than as expressly contemplated by such loan documents, extends the scheduled date for payment of principal, interest, fees or other amounts payable under such Loan Agreement or the related loan documents beyond the earlier to occur of (x) the date that is six months from the original scheduled payment date thereof and (y) the Scheduled Maturity Date; provided that the Borrower (or an applicable Subsidiary Guarantor) may, without any consent as otherwise required hereunder, change the scheduled payment date of such Loan Asset to an earlier date within any given calendar month in connection with a securitization;

(c)	extends the scheduled date of expiration or termination of any commitment to make Delayed Draws with respect to such Loan Asset;

(d)	increases the commitment to make Delayed Draws with respect to such Loan Asset (other than as expressly contemplated by the related loan documents);

(e)

releases any Obligor from its obligations under such Loan Agreement or the related loan documents or permits an Obligor to assign or transfer its rights and obligations under such Loan Agreement or the related loan documents (other than as expressly contemplated by such loan documents);

(f)	releases any material Underlying Collateral for such Loan Asset other than as set forth in such Loan Agreement or the related loan documents;

(g)	changes any provision in a manner that would alter the pro rata sharing of payments required thereby in a manner that adversely impacts the holders of such Loan Asset; or

(h)

subordinates the outstanding obligations payable to in respect of such Loan Asset under the applicable Loan Agreement or the related loan documents in right of payment to any other Indebtedness, or subordinates the Liens on the Underlying Collateral to any Lien

securing other Indebtedness, in each case other than Permitted Liens or as permitted by the applicable Loan Agreement or the related loan documents.

“Maximum Availability” means, at any time, the lesser of (a) the Maximum Facility Amount at such time and (b) the Borrowing Base at such time.

“Maximum Facility Amount” means at any time, an amount equal to the aggregate Commitments of the Lenders at such time. The Maximum Facility Amount on the Closing Date is $150,000,000.

“Maximum LTV Percentage” means, (a) for any Determination Date occurring during the Availability Period, the Maximum Obligor-Based LTV Percentage, and (b) for any Determination Date occurring after the Availability Period, 0%.

“Maximum Obligor-Based LTV Percentage” means, as of any Determination Date, the applicable percentage set forth in column (2) below calculated by determining the number of Eligible Loan Assets collectively held by the Borrower (and the Subsidiary Guarantors) on such date for which no Underlying Obligor Default has occurred and is continuing in column (1) below:

(1) Number of Eligible Loan Assets collectively held by the Borrower (and the Subsidiary Guarantors)	(2) Maximum Obligor-Based LTV Percentage
Greater than or equal to 20	50%
Greater than or equal to 15 but less than or equal to 19	40%
Greater than or equal to 10 but less than or equal to 14	30%
Fewer than 10	0%

“Maximum Liability” has the meaning assigned to such term in Section 12.11.

“Minimum Usage Amount” means, as of any date of determination, (a) prior to the one-year anniversary of the Closing Date, zero, and (b) any date on or after the one-year anniversary of the Closing Date, an amount equal to 70% of the Maximum Facility Amount.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which a Loan Party or any ERISA Affiliate of a Loan Party contributed or had any obligation to contribute on behalf of its employees at any time during the current year or the preceding five years or with respect to which a Loan Party or any ERISA Affiliate of a Loan Party has any liability or any reasonable expectation of liability.

“Multiple Employer Plan” means a Pension Plan which has two or more contributing sponsors (including a Loan Party or any ERISA Affiliate of a Loan Party) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“NAIC” means the National Association of Insurance Commissioners.

“Net Aggregate Exposure Amount” means the amount by which:

(a) the Aggregate Exposure Amount, exceeds

(b) the sum of (i) the aggregate amount of unfunded Commitments of Tier One Lenders, plus (ii) amounts on deposit in Secured Accounts (other than Interest Collections).

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Notice of Borrowing” means a written notice of borrowing from the Borrower to the Administrative Agent in the form of Exhibit C.

“Notice of Exclusive Control” means the notice required under an Account Control Agreement (however described) for the Administrative Agent to give instructions to the Account Bank with respect to any Secured Account.

“Obligations” means all present and future indebtedness and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to the Lenders, the Administrative Agent, the Facility Servicer, the Collateral Custodian or any other Secured Party arising under this Agreement or any other Transaction Document and shall include all liability for principal of and interest on the Advances, Fees due and payable to the Administrative Agent, the Facility Servicer, the Collateral Custodian and the Lenders (in their respective capacities as such), indemnifications and other amounts due or to become due by the Borrower to the Lenders, the Administrative Agent, the Facility Servicer, the Collateral Custodian and any other Secured Party under this Agreement or any other Transaction Document, including any Fee Letter in favor of the Administrative Agent, the Facility Servicer, the Collateral Custodian or the Lenders (in their respective capacities as such), and reimbursable costs and expenses payable by the Borrower to the Lenders, the Administrative Agent, the Facility Servicer, the Collateral Custodian or any other Secured Party under this Agreement or any other Transaction Document, including reasonable out-of-pocket attorneys’ fees and disbursements of outside counsel thereto payable hereunder in accordance with the provisions of this Agreement, in each case, including interest, fees and other obligations that accrue after the commencement of an insolvency proceeding (in each case whether or not allowed as a claim in such insolvency proceeding).

“Obligee Guarantor” has the meaning assigned to such term in Section 12.06.

“Obligor” means, with respect to any Loan Asset, collectively, the Person or Persons obligated to make payments pursuant to such Loan Asset, including any guarantor thereof, whose assets or credit are primarily relied upon by the Borrower (or a Subsidiary Guarantor) at the time such Loan Asset was originated or purchased by the Borrower (or such Subsidiary Guarantor) as the source of repayment of such Loan Asset, as listed on the Loan Asset Checklist for such Loan Asset.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Opal CS” has the meaning assigned to that term in the preamble hereto.

“Operating Account” means any deposit or securities account owned by the Borrower established with the Account Bank and subject to an Account Control Agreement into which the proceeds of each Advance shall be deposited in accordance with the terms of this Agreement and under the “control” (within the meaning of Section 9-104 of the UCC of the State of New York) of the Administrative Agent for the benefit of the Secured Parties; provided that, subject to the rights of the Administrative Agent hereunder with respect to such funds, the funds deposited therein from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the Operating Account. For the avoidance of doubt, the Borrower does not have an Operating Account on the Closing Date but shall establish such Operating Account after the date hereof.

“Other Taxes” has the meaning assigned to that term in Section 2.13(k).

“Outstanding Principal Balance” means, at any time for any Loan Asset, the outstanding principal amount of such Loan Asset at such time, including any Delayed Draw for such Loan Asset that has been funded at such time.

“pari passu” means, with respect to the right of payment under any Indebtedness, such Indebtedness is equal in rights of payment and seniority and is not (and cannot by its terms become) subject to any subordination (whether contractual or under Applicable Law) to the right of payment under any comparable Indebtedness, without consideration to any collateral security securing any such Indebtedness.

“Participant Register” has the meaning assigned to that term in Section 2.03(c).

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Participation Agreement” means, for any Loan Asset that consists of a loan participation interest, the participation agreement or other agreement pursuant to which the Borrower (or a Subsidiary Guarantor) participates in the Underlying Loan Obligation for such Loan Asset in a form reasonably agreed to by the Borrower and the Initial Lender on or prior to the Closing Date or Cut-Off Date for such Loan Asset, as the case may be.

“Payment Date” means (a) the 20th day of the first month of each calendar quarter (or, if such day is not a Business Day, the next succeeding Business Day), commencing on October 20, 2023, (b) a Business Day designated by the Borrower pursuant to a written notice given to the Administrative Agent, the Facility Servicer and the Initial Lender under Section 2.08(f) and (c) the Facility Termination Date (or, if such day is not a Business Day, the next succeeding Business Day).

“Payment Notice” has the meaning assigned to that term in Section 7.10(b).

“Payment Recipient” has the meaning assigned to that term in Section 7.10(a).

“PBGC” means the United States Pension Benefit Guaranty Corporation, or any successor thereto.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards and minimum required contributions (including any installment payment thereof) with respect to any Pension Plan and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (as defined in Section 3(2) of ERISA, and including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by a Loan Party or any ERISA Affiliate of a Loan Party or with respect to which a Loan Party or any ERISA Affiliate of a Loan Party otherwise has any liability or reasonable expectation of liability and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Liens” means any of the following: (a) Liens for Taxes if such Taxes shall not at the time be due or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which proper reserves in accordance with GAAP have been provided on the books of such Person; (b) Liens imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith by appropriate proceedings and with respect to which proper reserves in accordance with GAAP have been provided on the books of the applicable Person; (c) Liens granted pursuant to or by the Transaction Documents; (d) with respect to the Underlying Collateral for any Loan Asset, (i) Liens in favor of the lenders, lead agent, administrative agent, collateral agent or similar agent for the benefit of all holders of indebtedness relating to such Loan Asset (or the Underlying Loan Obligation, as applicable) and (ii) “permitted liens” as defined in the Loan Agreement for such Loan Asset or such comparable definition if “permitted liens” is not defined therein; (e) Liens routinely imposed on deposits and related assets by the Account Bank, any Underlying Servicer or any Counterparty Lender to the extent permitted under an Account Control Agreement or the related Loan Agreements or Participation Agreements; and (f) one or more judgment Liens securing judgments and other proceedings not constituting an Event of Default under Section 6.01(e).

“Permitted Working Capital Facility” means a working capital loan facility and/or a first out term loan tranche so long as such working capital loan facility and/or a first out term loan tranche is not secured by any assets other than trade claims, accounts receivable, inventory, capitalized leases, or other current assets (as determined in accordance with GAAP).

“Person” means an individual, partnership, corporation (including a statutory or business trust), limited liability company, joint stock company, trust, unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.

“PIK Loan” means any loan on which all or a portion of the interest accrued for a specified portion of time or until the maturity thereof is, or at the option of the Obligor may be, added to the principal balance of such loan or otherwise deferred rather than being paid in cash; provided that a loan that, in addition to any capitalized interest, requires by the terms of its applicable Loan Agreement interest to be paid in cash at a rate of not less than, (a) in the case of a loan that is a Fixed Rate Obligation, 3.00% per annum and (b) in the case of a loan that is a Floating Rate Obligation, at least the related benchmark plus 2.00% per annum shall be deemed not to be a PIK Loan hereunder.

“PIMCO” means Pacific Investment Management Company LLC.

“PIMCO Capital Solutions BDC” means PIMCO Capital Solutions BDC Corp., a Delaware corporation.

“Plan Assets” means “plan assets” as determined under the Plan Assets Regulation.

“Plan Assets Regulation” means 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

“Pledged Equity” means, collectively, the Holdings Pledged Equity and the Subsidiary Guarantor Pledged Equity.

“Portfolio Asset Servicer” means Amber CS, not in its individual capacity, in its capacity as portfolio asset servicer pursuant to the terms of this Agreement, together with its successors and permitted assigns, including any successor appointed pursuant to Article VIII.

“Portfolio Assets” means all Loan Assets owned by the Borrower (or a Subsidiary Guarantor), together with all proceeds thereof and other assets or property related thereto, including all right, title and interest of the Borrower (or a Subsidiary Guarantor) in and to:

(a)	subject to the terms of any applicable Participation Agreement, any amounts on deposit in any cash reserve, collection, custody or lockbox accounts securing such Loan Assets;

(b)

all rights with respect to such Loan Assets to which the Borrower (or a Subsidiary Guarantor) is entitled as lender under the applicable Loan Agreement or as a loan participant under the applicable Participation Agreement;

(c)

subject to the terms of any applicable Participation Agreement, any Underlying Collateral securing such Loan Assets and all Recoveries related thereto, all payments paid in respect thereof and all monies due, to become due and paid in respect thereof accruing after the applicable Cut-Off Date and all net liquidation proceeds;

(d)	the Loan Asset Files related to such Loan Assets, any Records, and the documents, agreements, and instruments included in such Loan Asset Files or Records;

(e)

subject to the terms of any applicable Participation Agreement, all Liens, guaranties, indemnities, warranties, letters of credit, accounts, bank accounts and property subject thereto from time to time purporting to secure or support payment of such Loan Assets (or the Underlying Loan Obligations, as applicable), together with all UCC financing statements, mortgages or similar filings signed or authorized by an Obligor relating thereto;

(f)	each Loan Asset Assignment with respect to such Loan Assets (including any rights of the Borrower (or a Subsidiary Guarantor) against the Transferor thereunder);

(g)	the assignment to the Administrative Agent, for the benefit of the Secured Parties, of all UCC financing statements for such Loan Assets;

(h)	all records (including computer records) with respect to the foregoing; and

(i)	all Collections, income, payments, proceeds and other benefits of each of the foregoing.

“Portfolio LTV” means, as of any date of determination, the ratio (expressed as a percentage rounded down to the nearest whole number) of (a) the aggregate amount of Advances Outstanding as of such date less the amount of any capital contributions received by the Borrower and deposited in the Collection Account since (but not including) the last occurring Payment Date (it being understood that any such capital contributions so contributed will be deemed to be Principal Collections and may not be withdrawn from the Collection Account other than pursuant to Section 2.08) to (b) the most recent Total Portfolio Value as of such date.

“Portfolio LTV Certificate” means a certificate setting forth the calculation of Portfolio LTV and Total Portfolio Value as of the applicable date of determination and including the amount of any capital contributions received by the Borrower and deposited in the Collection Account since (but not including) the last occurring Payment Date, substantially in the form of Exhibit D, prepared by the Borrower.

“Post-Closing Subsidiary Guarantor” has the meaning assigned to such term in the definition of “Subsidiary Guarantor”.

“Prime Rate” means, for any day, the rate of interest in effect for such day that is identified and normally published by The Wall Street Journal as the “Prime Rate” (or, if more than one rate is published as the Prime Rate, then the highest of such rates) in the U.S., or, if The Wall Street Journal ceases to quote such rate, or if such rate no longer exists, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Initial Lender and Majority Lenders) or any similar release by the Federal Reserve Board (as determined by the Initial Lender and Majority Lenders). Any change in the Prime Rate shall take effect at the opening of business on the day such change is publicly announced or quoted as being effective. Notwithstanding the foregoing or any other provision of this Agreement, the rate calculated pursuant to this definition shall not be less than 0%.

“Principal Collections” means Collections other than Interest Collections.

“Pro Rata Share” means, with respect to any Lender as of any date of determination, the ratio of such Lender’s Commitment to the aggregate Commitments of all Lenders as of such date.

“Proceeds” means, with respect to the Collateral, all property that is receivable or received when such Collateral is collected, sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating to such Collateral (but only as and when received), in each case, net of all (a) customary fees and out-of-pocket pocket expenses paid by or reasonably allocated to the Borrower (or a Subsidiary Guarantor) to un-affiliated Persons in connection with such event (including attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses and brokerage, consultant, accountant and other customary fees), (b) the amount of all Taxes paid (or reasonably estimated to be payable) that are directly attributable to such event and (c) any Excluded Amounts.

“Prohibited Transferee” means each Person set forth on Schedule V.

“Qualified Lender” means a Person that was not formed for the specific purpose of becoming a Lender or beneficial owner of an Advance and that is a “qualified purchaser” within the meaning of Section 3(c)(7) of the 1940 Act.

“Quartz CS” has the meaning assigned to that term in the preamble hereto.

“Rating Agency” means (a) KBRA for so long as KBRA is rating the credit facility evidenced by this Agreement, and (b) any other Acceptable Rating Agency selected and engaged by the Borrower that has assigned a Debt Rating to the credit facility evidenced by this Agreement for so long as it is rating the credit facility evidenced by this Agreement.

“Rating Condition” means, with respect to any action taken or to be taken by or on behalf of the Borrower or a Subsidiary Guarantor, a condition that is satisfied if KBRA has confirmed in writing (which may take the form of a press release, electronic message, facsimile, posting to its internet website, other written communication or other means then considered industry standard) that such action will not cause the then-current rating by KBRA of the credit facility evidenced by this Agreement to be reduced or withdrawn. If at any time KBRA has failed to respond within ten (10) Business Days of a written request for confirmation, the Rating Condition will automatically be deemed to be satisfied at such time with respect to any applicable action or proposed action. If at any time the credit facility evidenced by this Agreement is not then rated by KBRA, the Rating Condition will automatically be deemed to be satisfied at such time with respect to any action or proposed action.

“Rating Letter” means a letter issued by an Acceptable Rating Agency in connection with any debt rating for the credit facility evidenced by this Agreement, which (a) sets forth the Debt Rating for the credit facility evidenced by this Agreement, (b) refers to the Private Placement Number, if any, issued by Standard & Poor’s CUSIP Bureau Service in respect of the Advances, and (c) addresses the likelihood of payment of both principal and interest on the Advances (which requirement shall be deemed satisfied if either (x) such letter includes confirmation that the rating reflects the Acceptable Rating Agency’s assessment of the likelihood of timely payment of interest and ultimate repayment of principal on the Advances or a similar statement or (y) such letter is silent as to the Acceptable Rating Agency’s assessment of the likelihood of payment of both principal and interest and does not include any indication to the contrary), (d) includes such other information describing the relevant terms of the Advances as may be required from time to time by the SVO or any other Governmental Authority in the United States having jurisdiction over any Lender that is an insurance company domiciled in the United States and (e) shall not be subject to confidentiality provisions or other restrictions which would prevent or limit the letter from being shared with the SVO or any other Governmental Authority in the United States having jurisdiction over any Lender that is an insurance company domiciled in the United States. For the avoidance of doubt, the form of the Rating Letter issued on the Closing Date shall be deemed to satisfy the foregoing requirements.

“Rating Rationale Report” means, with respect to any Rating Letter, a report issued by the Acceptable Rating Agency in connection with such Rating Letter setting forth an analytical review of the Advances explaining the transaction structure, methodology relied upon, and, as appropriate, analysis of the credit, legal, and operational risks and mitigants supporting the assigned Debt Rating for the credit facility evidenced by this Agreement, in each case, on the letterhead of the Acceptable Rating Agency or its controlled website and generally consistent with the work product that an Acceptable Rating Agency would produce for a similar publicly rated security and otherwise in form and substance generally required by the SVO or any other Governmental Authority in the United States having jurisdiction over any Lender that is an insurance company domiciled in the United States, as at the time such report is issued by the Acceptable Rating Agency. Such report shall not be subject to confidentiality provisions or other restrictions which would prevent or limit the report from being shared with the SVO or any other Governmental Authority in the United States having jurisdiction over any Lender that is an insurance company domiciled in the United States. For the avoidance of doubt, the form of the New Issue Report issued by KBRA on the Closing Date shall be deemed to satisfy the foregoing requirements.

“Ratings Event” means, as of any date of determination, either (a) the Borrower shall have failed to maintain a Debt Rating of “C” or higher that is not more than 364 days old (and that is evidenced by a Rating Letter and Rating Rationale Report that have been delivered to the Administrative Agent) or (b) (i) the Debt Rating shall have been downgraded below BBB-, BBB(low) or Baa3 (or the equivalent thereof) (but not lower than “C”) and (ii) the Borrower shall have failed to deliver either the preliminary feedback or the Rating Letter and Rating Rationale Report described in Section 5.01(g)(i)(A) within the applicable timeframes. A Ratings Event shall be continuing until the occurrence of a Ratings Event Cure.

“Ratings Event Cure” means, as of any date of determination, any of the following has occurred: (a) the Borrower has obtained a Rating Letter and Rating Rationale Report issuing a Debt Rating no lower than BBB-, BBB(low) or Baa3 and such Debt Rating is less than 364 days old or (b) the Initial Lender and Majority Lenders waive the Ratings Event.

“Records” means all documents relating to the Loan Assets, including books, records and other information executed in connection with the Transfer of and maintenance of the Loan Assets in the Collateral Portfolio or maintained with respect to the Collateral Portfolio and the related Obligors that the Borrower, a Subsidiary Guarantor or the Portfolio Asset Servicer has generated, or in which the Borrower (or a Subsidiary Guarantor) has otherwise obtained an interest, including documents under which the Borrower (or a Subsidiary Guarantor) has acquired an interest pursuant to a Loan Asset Assignment.

“Recoveries” means, as of the time any Underlying Collateral for any Loan Asset is Sold, discarded or abandoned (after a determination by the Portfolio Asset Servicer or the Counterparty Lender or Underlying Servicer, as applicable, that such Underlying Collateral has little or no remaining value in accordance with Section 8.05) or otherwise determined to be fully liquidated by the Portfolio Asset Servicer or such Counterparty Lender or Underlying Servicer in accordance with Section 8.05, the proceeds from the Sale of such Underlying Collateral, the proceeds of any related Insurance Policy or any other recoveries (including interest proceeds recovered) with respect to such Underlying Collateral and amounts representing late fees and penalties, in each case due and payable to the Borrower (or a Subsidiary Guarantor), net of (a) any amounts received that are required under the Loan Agreement for the applicable Loan Asset to be refunded to the related Obligor, (b) all (i) customary fees and out-of- pocket pocket expenses paid by or reasonably allocated to the Borrower (or a Subsidiary Guarantor) to un-affiliated Persons in connection with such event (including attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses and brokerage, consultant, accountant and other customary fees), including to the applicable Underlying Servicer and (ii) the amount of all Taxes paid (or reasonably estimated to be payable) that are directly attributable to such event and (c) any Excluded Amounts.

“Register” has the meaning assigned to that term in Section 2.03(b).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release Date” has the meaning assigned to that term in Section 2.10(b).

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Relevant Test Period” means, with respect to any Loan Asset, the relevant test period for the calculation of Senior Leverage Ratio or Total Leverage Ratio, as applicable, for such Loan Asset in accordance with the related Loan Agreement or, if no such period is provided for therein, (i) for Obligors delivering monthly financing statements, each period of the last twelve (12) consecutive reported calendar months, and (ii) for Obligors delivering quarterly financing statements, each period of the last four (4) consecutive reported fiscal quarters of the Obligor on such Loan Asset; provided that with respect to any Loan Asset for which the relevant test period is not provided for in the related Loan Agreement, if an Obligor is a newly formed entity as to which twelve (12) consecutive calendar months have not yet elapsed, “Relevant Test Period” shall initially include the period from the date of formation of such Obligor to the most recently ended month or fiscal quarter (as the case may be), with applicable amounts in such period annualized for purposes of such calculations, and shall subsequently include each period of the last twelve (12) consecutive reported calendar months or four (4) consecutive reported fiscal quarters (as the case may be) of such Obligor.

“Replacement Servicer” has the meaning assigned to that term in Section 8.01(c).

“Reportable Compliance Event” means the Borrower, Holdings or a Subsidiary Guarantor becomes a Sanctioned Person, or is charged by indictment, criminal complaint, or similar charging instrument, arraigned or custodially detained in connection with any alleged violation of any applicable Sanctions Laws, Anti-Corruption Laws or Anti-Money Laundering Laws or any predicate crime to a violation of any applicable Sanctions Laws, Anti-Corruption Laws or Anti-Money Laundering Laws.

“Reportable Event”means any of the events set forth in Section 4043(c) of ERISA, other than an event for which the 30 day notice period has been waived.

“Reporting Date” means the 18th day of the first month of each calendar quarter or, if such date is not a Business Day, the next succeeding Business Day.

“Required Loan Documents” means, for each Loan Asset or Underlying Loan Obligation, as applicable, the following documents or instruments, all as specified on the related Loan Asset Checklist, to the extent applicable for such Loan Asset or Underlying Loan Obligation: copies of the executed (a) loan, credit, note purchase or other similar agreement, (b) promissory notes, (c) guaranties, indemnities or other similar agreements, (d) security or pledge agreements and mortgage or deeds of trust and other similar instruments and (e) filed copies of UCC financing statements and other similar filings identified on the related Loan Asset Checklist.

“Responsible Officer” means, with respect to any Person, any duly authorized director or officer or similar individual of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other duly authorized officer of such Person to whom such matter is referred because of such officer’s knowledge of an familiarity with the particular subject.

“Restricted Junior Payment” means (a) any dividend or other distribution, direct or indirect, on account of any class of equity interests of the Borrower now or hereafter outstanding, except a dividend or other distribution paid solely in interests of that class of equity interests or in any junior class of equity interests of the Borrower, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of equity interests of the Borrower now or hereafter outstanding or (c) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire equity interests of the Borrower now or hereafter outstanding. For the avoidance of doubt, neither the Sale of Loan Assets by the Borrower (or a Subsidiary Guarantor) to Holdings or any Affiliate thereof in accordance with Section 2.10 nor the payment of the purchase price for any Loan Asset Transferred by Holdings or any Affiliate thereof to the Borrower (or a Subsidiary Guarantor) is or will constitute Restricted Junior Payments.

“Review Criteria” has the meaning assigned to that term in Section 9.02(a)(i).

“S&P”: S&P Global Ratings, an S&P Global business, and any successor or successors thereto

“Sale” has the meaning assigned to that term in Section 2.10(a). Any derivatives of the word “Sale,” including “Sell,” “Sold” or otherwise, have meanings correlative thereto.

“Sanctioned Country” means a country or territory that is the subject of a comprehensive sanctions program maintained under Sanctions Laws (as of the Closing Date, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the Crimea region of Ukraine).

“Sanctioned Person” means (a) any Person included on an applicable list of designated Persons under Sanctions Laws, including those maintained by OFAC (including OFAC’s Specially Designated Nationals and Blocked Persons List), the U.S. Department of State or the United Nations Security Council, the European Union and Her Majesty’s Treasury, (b) any Person domiciled, organized or ordinarily a resident in a Sanctioned Country or (c) any Person 50% or more owned, directly or indirectly, individually or in the aggregate, or controlled by or acting or purporting to act on behalf of any such Person or Persons described in clauses (a) or (b) above.

“Sanctions Laws” means any and all Applicable Laws relating to economic or financial sanctions or trade embargoes administered or enforced by the U.S. Government (including OFAC), the United Nations Security Council, the European Union and Her Majesty’s Treasury.

“Scheduled Maturity Date” means the date that is nine (9) years after the Closing Date.

“Scheduled Payment” means each scheduled payment of principal, interest or fees required to be made by an Obligor on a loan, including on the basis of notices of repayment or prepayment from the Obligors.

“SEC” means the U.S. Securities and Exchange Commission, or any successor thereto.

“Second Lien Loan” means any Loan Asset that (a) does not satisfy all of the requirements set forth in the definition of First Lien Loan or First Lien Last Out Loan, (b) that is secured by a valid and perfected Lien on substantially all of the Obligor’s assets constituting Underlying Collateral for such Loan Asset, subject only to the prior Lien provided to secure the obligations under a “first lien” loan pursuant to typical commercial terms, and any other expressly permitted Liens under the Underlying Instrument for such Loan Asset, including any “permitted liens” as defined in such Underlying Instrument, or such comparable definition if “permitted liens” is not defined therein, (c) that provides that the payment obligation of the Obligor on such Loan Asset is, except for the express lien priority provisions under the documentation of the “first lien” lenders, is either senior to, or pari passu with, all other Indebtedness of such Obligor, and (d) that the Borrower determines that the value of the Underlying Collateral securing the Loan Asset (or the enterprise value of the Obligor) on or about the time of origination equals or exceeds the outstanding principal balance of the Loan Asset plus the aggregate outstanding principal balances of all other Indebtedness of equal or greater seniority secured by the same Underlying Collateral (including, without limitation, the outstanding principal balance of any “first lien” loan).

“Secured Accounts” means, collectively, the Collection Account, any Operating Account and any other account listed in Schedule VII from time to time, and “Secured Account” shall mean any of such accounts as the context may require.

“Secured Party” means each of the Administrative Agent, each Lender, the Facility Servicer, the Collateral Custodian and each other Indemnified Party (together with their respective permitted successors and assigns); provided that in any context requiring a Secured Party to give direction to the Administrative Agent, such reference to Secured Party shall not include the Administrative Agent or the Collateral Custodian.

“Security Document” means the security agreements, financing statements, collateral assignments, endorsements, collateral assignments and any other documents and instruments from time to time executed and delivered pursuant to this Agreement by the Loan Parties (individually or collectively) in order to grant, perfect and continue a security interest in the Collateral in favor of the Secured Parties, including without limitation, this Agreement, each Account Control Agreement, and any documents or instruments amending or supplementing the same.

“Servicer Erroneous Payment” has the meaning assigned to that term in Section 8.13(a).

“Servicer Erroneous Payment Deficiency Assignment” has the meaning assigned to that term in Section 8.13(d).

“Servicer Erroneous Payment Impacted Class” has the meaning assigned to that term in Section 8.13(d).

“Servicer Erroneous Payment Return Deficiency” has the meaning assigned to that term in Section 8.13(d).

“Servicer Erroneous Payment Subrogation Rights” has the meaning assigned to that term in Section 8.13(e).

“Servicer Payment Notice” has the meaning assigned to that term in Section 8.13(b).

“Servicer Termination Event” means the occurrence of any one or more of the following events with respect to an Applicable Servicer:

(a)	a Bankruptcy Event shall occur with respect to such Applicable Servicer;

(b)	such Applicable Servicer shall assign its rights or obligations as “Facility Servicer” or “Portfolio Asset Servicer” (as applicable) hereunder (other than as expressly provided herein);

(c)	[reserved];

(d)

any failure by such Applicable Servicer to observe or perform any covenant or other agreement of such Applicable Servicer set forth in this Agreement or the other Transaction Documents in all material respects (other than actions with respect to which another clause of this definition expressly relates), which continues to be unremedied for a period of 30 days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure shall have been given to such Applicable Servicer by the Administrative Agent (acting at the direction of the Majority Lenders) or the Borrower and (ii) the date on which a Responsible Officer of such Applicable Servicer acquires Knowledge thereof (or such extended period of time reasonably approved by the Borrower not to exceed 60 days in the aggregate provided that such Applicable Servicer is diligently proceeding in good faith to cure such failure or breach); and

(e)

any representation, warranty or certification made by such Applicable Servicer in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect when made, which materially and adversely affects the interests of the Administrative Agent, the Borrower or the Lenders.

“Servicer Termination Notice” has the meaning assigned to that term in Section 8.01(b).

“Servicing and Payment Date Report” means a report from the Portfolio Asset Servicer substantially in the form of Exhibit I.

“Servicing Standard” means, with respect to any Loan Asset included in the Collateral Portfolio, to service and administer such Loan Asset on behalf of the Borrower (or a Subsidiary Guarantor, as applicable) in accordance with Applicable Law, the terms of this Agreement, the Loan Agreements and all customary and usual servicing practices for loans, debt interests or loan participations like such Loan Asset, including the procedures that the Portfolio Asset Servicer follows in the servicing and administration of, and in the same manner in which, and with the same care, skill, prudence and diligence with which the Portfolio Asset Servicer services and administers, loans and other debt interests similar to such Loan Asset, and giving due consideration to customary and usual standards of practice of prudent institutional loan servicers and asset managers and with a view to the maximization of timely recovery of principal and interest on such Loan Asset but without regard to any potential conflict of interest arising from (a) any relationship that the Portfolio Asset Servicer or any Affiliate thereof may have with any Obligor or any Affiliate of any Obligor, (b) the Portfolio Asset Servicer’s obligations to make servicing advances with respect to such Loan Asset (if any) or (c) the Portfolio Asset Servicer’s right to receive compensation for its services hereunder or with respect to any particular transaction. Notwithstanding the foregoing, if the Portfolio Asset Servicer is Amber CS or an Affiliate of either PIMCO or PIMCO Capital

Solutions BDC, then the “Servicing Standard” means, with respect to any Loan Asset included in the Collateral Portfolio, to service and administer such Loan Asset on behalf of the Borrower and the Subsidiary Guarantors with reasonable care and in good faith, using a degree of skill and attention no less than that which the Portfolio Asset Servicer exercises with respect to comparable assets that it may manage for itself and others having similar investment objectives and restrictions.

“Senior Leverage Ratio” means, with respect to any Loan Asset for any Relevant Test Period, either (a) the meaning of “Net Senior Leverage Ratio” or comparable definition set forth in the Loan Agreement for such Loan Asset, or (b) in the case of any Loan Asset with respect to which the related Loan Agreement does not include a definition of “Net Senior Leverage Ratio” or comparable definition, the ratio of (i) “senior indebtedness” (as defined in the Loan Agreement or comparable definition thereof, including such Loan Asset) of the applicable Obligor as of the date of determination, excluding any junior indebtedness, any unsecured indebtedness of such Obligor and any non-recourse indebtedness of such Obligor, minus the unrestricted cash and cash equivalents of such Obligor as of such date to (ii) EBITDA of such Obligor with respect to the applicable Relevant Test Period.

“Similar Law” means federal, state or local laws, rules or regulations applicable to governmental plans (as defined in Section 3(32) of ERISA) and similar to Title I of ERISA or Section 4975 of the Code.

“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“State” means one of the fifty states of the United States or the District of Columbia.

“Structuring Fee Letter” means, if applicable, any fee letter or letters between the Initial Lender and the Borrower entered on or before the Closing Date.

“Subsidiary” means with respect to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Subsidiary Guarantor” means each of the Initial Subsidiary Guarantors and any other Subsidiary of the Borrower approved by the Initial Lender and the Majority Lenders in accordance with Section 5.02(s) (such other Subsidiary of the Borrower, a “Post-Closing Subsidiary Guarantor”, and collectively, the “Post-Closing Subsidiary Guarantors”), and “Subsidiary Guarantors” means, collectively, the Initial Subsidiary Guarantors and each Post-Closing Subsidiary Guarantor.

“Subsidiary Guarantor Collateral” has the meaning assigned to that term in Section 2.09(d).

“Subsidiary Guarantor Pledged Equity” has the meaning assigned to that term in Section 2.09(b).

“SVO” means the Securities Valuation Office of the NAIC.

“Tax Compliance Certificate” has the meaning assigned to that term in Section 2.13(e).

“Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges in the nature of a tax imposed by a Government Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means a rate per annum equal to the greater of (a) the Term SOFR Reference Rate for a tenor of three months on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of the relevant Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that, if as of 5:00 p.m. on any Term SOFR Determination Day, the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which Term SOFR for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day and (b) the Floor.

“Term SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of Term SOFR selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Advance” means an Advance to which Term SOFR is applicable.

“Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Term SOFR Reference Rate” means, the forward-looking term rate based on SOFR.

“Tier One Lender” means any Lender that meets any of the following criteria:

(1) such entity has a KBRA rating of at least “A-”, a rating from S&P of at least “A-”, a rating from Moody’s of at least “A3”, a rating from Fitch of at least “A-” or a long-term issuer credit rating from A.M. Best of at least “a-”;

(2) such entity’s obligations hereunder in its capacity as a Lender are guaranteed by an entity meeting the requirement under clause (1) at such time;

(3) a commercial paper conduit providing the funding for such entity’s obligations hereunder in its capacity as a Lender meets the requirement under clause (1) at such time;

(4) such entity is a party to a liquidity facility which provides sufficient capacity to cover all of such entity’s obligations hereunder in its capacity as a Lender with a financing provider meeting the requirements under clause (1) at such time;

(5) such entity has binding commitments (including, but not limited to, a letter of credit, equity commitment letter, keep-well agreement and/or committed capital commitments) which provides sufficient capacity to cover all of such entity’s obligations hereunder in its capacity as a Lender from a financial provider or parent entity meeting the requirements under clause (1) at such time; or

(6) the Rating Condition is satisfied with respect to such entity.

For the avoidance of doubt, an entity with binding commitments as described in clause (5) from an unrated entity (“applicable unrated entity”) having either (x) a liquidity facility as described in clause (4) or (y) ultimate parent entities that satisfy clauses (1), (2), (3) or (4) and which provide such guarantee, liquidity facility or other binding commitments to such applicable unrated entity, shall be deemed to satisfy the criteria.

“Total Leverage Ratio” means, with respect to any Loan Asset for any Relevant Test Period, either (a) the meaning of “Net Total Leverage Ratio” or comparable definition set forth in the Loan Agreement for such Loan Asset, or (b) in the case of any Loan Asset with respect to which the related Loan Agreement does not include a definition of “Net Total Leverage Ratio” or comparable definition, the ratio of (i) the “total indebtedness” (as defined in the Loan Agreement or comparable definition thereof) of the applicable Obligor as of the date of determination, excluding any unsecured indebtedness of such Obligor and any non-recourse indebtedness of such Obligor, minus the unrestricted cash and cash equivalents of such Obligor as of such date to (ii) EBITDA of such Obligor with respect to the applicable Relevant Test Period.

“Total Portfolio Value” means, as of any date of determination, the aggregate Dollar Equivalent of the Value of all Eligible Loan Assets as of such date; provided, that, the portion of each applicable Eligible Loan Asset that is, at any given time, in excess of a Concentration Limit shall be excluded from the Total Portfolio Value; provided further, that, for purposes of the foregoing, if an Eligible Loan Asset is in excess of more than one Concentration Limit at any given time, the Concentration Limit that will apply is the Concentration Limit that would result in the greatest portion of such Eligible Loan Asset being so excluded.

“Transaction Documents” means this Agreement, any Facility Note, the Account Control Agreements, each Fee Letter, the Security Documents, each Assignment and Assumption Agreement and each agreement, instrument, certificate or other document related to any of the foregoing.

“Transfer” means (a) the acquisition by, or the transfer or assignment to, the Borrower (or a Subsidiary Guarantor) of a Loan Asset or other Portfolio Asset pursuant to a Loan Asset Assignment or Participation Agreement or (b) the origination of a Loan Asset by the Borrower (or a Subsidiary Guarantor) pursuant to a Loan Agreement. Any derivatives of the word “Transfer,” including “Transfers” “Transferred” or otherwise, have meanings correlative thereto.

“Transferor” means, with respect to any Transfer pursuant to clause (a) of the definition thereof, the assignor of a Loan Asset under a Loan Asset Assignment or Participation Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Underlying Collateral” means, with respect to a Loan Asset, any property or other assets pledged or mortgaged as collateral to secure repayment of such Loan Asset or the Underlying Loan Obligation for such Loan Asset, as applicable, including mortgaged property and all proceeds from any sale or other disposition of such property or other assets to the extent provided in the applicable Loan Agreement or related loan documents.

“Underlying Loan Obligation” means, with respect to a Loan Asset consisting of a loan participation, the obligations of any applicable Obligor under the applicable loan documents in which such Loan Asset is participating.

“Underlying Obligor Default” means, with respect to any Loan Asset following the Cut-Off Date relating thereto, the occurrence of one or more of the following events has occurred and is continuing (any of which, for the avoidance of doubt, may occur more than once):

(a)	an Obligor payment default under such Loan Asset that has not been cured within 30 days after the expiration of any grace or cure period set forth in the applicable Loan Agreement;

(b)

any other Obligor event of default or similar event or circumstance under the Loan Agreement for such Loan Asset for which the Borrower (or a Subsidiary Guarantor) (or agent or required lenders pursuant to the applicable Loan Agreement, as applicable) has elected to exercise any of its rights and remedies under or with respect to such Loan Asset (including the acceleration of the loan relating thereto) and the exercise of such remedies has not been rescinded in accordance with such Loan Agreement; or

(c)	a Bankruptcy Event with respect to any related Obligor.

“Underlying Servicer” means, with respect to a Loan Asset, any agent, sub-agent or servicer appointed by the lender or lenders or the administrative agent or other similar agent for such lender or lenders, for such Loan Asset to administer and service such Loan Asset or the Underlying Loan Obligations for such Loan Asset.

“United States” means the United States of America.

“Unmatured Event of Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Unsettled Amount” means, as of any date, all amounts due in respect of any Loan Asset that the Borrower (or a Subsidiary Guarantor) has entered into a binding commitment to originate or purchase from an unaffiliated third party but has not yet settled.

“Unused Commitment Fee” has the meaning assigned to that term in Section 2.05(e).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

“Utilization Fees” means, for any period of determination, the positive difference, if any, between (a) the amount of interest that would have accrued under this Agreement for such period on the principal amount of the Advances if the Advances Outstanding for such period was equal to the Minimum Usage Amount and (b) the amount of interest that actually accrued under this Agreement for such period on the principal amounts of the Advances.

“Valuation Policy” means Pacific Investment Management Company LLC’s internal valuation policy as of the Closing Date, as delivered pursuant to Section 3.01(c); provided that if Pacific Investment Management Company LLC changes, amends or otherwise modifies the Valuation Policy in any material respect after the Closing Date, such changes, amendments or modifications will not be applicable to determining Value for purposes of this Agreement unless the Initial Lender has consented to such changes, amendment or modifications.

“Value” means, as of any date of determination for any Eligible Loan Asset, the lowest of (a) the Outstanding Principal Balance of such Loan Asset as of such date, (b) the most recent value for such Loan Asset as established by an Approved External Appraiser and (c) the value of such Loan Asset as of such date as determined pursuant to the Valuation Policy, in each case subject to adjustment in accordance with Section 2.16; provided that:

(i)

for any Loan Asset that is a Defaulted Obligation at such time, the Value of such Loan Asset will (A) be reduced by 50% until the date the Value of such Loan Asset is determined by an Approved External Appraiser after such Loan Asset first became a Defaulted Obligation and (B) thereafter be equal to the value of such Loan Asset as determined by such Approved External Appraiser after such Loan Asset first became a Defaulted Obligation (as such valuation may be updated thereafter in accordance with Section 2.16); and

(ii)

if consent is not obtained with respect to a Material Modification as provided in Section 5.01(e)(i) and either a Payment Date or a request of an Advance is made prior to the date the Borrower may prepay the Advance Outstanding with respect to such Material Modification as provided in Section 2.04(b) (and without limiting the provisions of Section 2.04(c)), the Value of the Loan Asset subject to such Material Modification will be reduced by 50% solely for purposes of determining whether a Market Trigger Event exists on such Payment Date or determining the Maximum Availability with respect to such request of an Advance, as the case may be.

SECTION 1.02 Other Terms. All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and used but not specifically defined herein, are used herein as defined in such Article 9.

SECTION 1.03 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

SECTION 1.04 Interpretation. In each Transaction Document, unless a contrary intention appears: the singular number includes the plural number and vice versa; reference to any Person includes such Person’s successors and assigns but only if such successors and assigns are not prohibited by the Transaction Documents; reference to any gender includes each other gender; reference to day or days, month or months or year or years, without further qualification, means calendar days, months or years, as applicable; the term “or” is not exclusive; reference to the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, waived, supplemented, restated or replaced and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor; reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision; and unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable). All references to “in the ordinary course of business” of any Loan Party thereof means (a) in the ordinary course of business of such Loan Party or (b) generally consistent with the past practice of such Loan Party.

In the case of any cure or waiver of an Unmatured Event of Default or any waiver of an Event of Default, the Loan Parties, the Lenders, the Administrative Agent and the Applicable Servicer will be restored to their former positions and rights hereunder and under the other Transaction Documents effective on the date of such cure or waiver, and any Unmatured Event of Default so cured or waived or any Event of Default so waived will no longer be deemed to be continuing, it being understood that (A) no such cure or waiver will extend to any subsequent or other Unmatured Event of Default or Event of Default or impair any right consequent thereon and (B) no such cure or waiver affects or invalidates any right or remedy exercised by the Administrative Agent, the Applicable Servicer or any Lender with respect to any such Event of Default prior to such cure or waiver.

SECTION 1.05 Advances to Constitute Loans. Notwithstanding any provision herein to the contrary, the parties hereto intend that the Advances made hereunder constitute a “loan” and not a “security” for purposes of Section 8-102(15) of the UCC of the State of New York.

SECTION 1.06 Benchmark. The interest rate on Advances denominated in Dollars may be determined by reference to a benchmark rate that is, or may in the future become, the subject to regulatory reform or cessation. Regulators have signaled the need to use alternative reference rates for some of these benchmark rates and, as a result, such benchmark rates may cease to comply with applicable laws and regulations, may be permanently discontinued or the basis on which they are calculated may change.

SECTION 1.07 Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Alternate Base Rate, Term SOFR Reference Rate, Term SOFR, or any component definition thereof or rates referred to in the respective definitions thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Alternate Base Rate, Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Alternate Base Rate, Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Term SOFR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Loan Party, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.08 Divisions. For all purposes under the Transaction Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

SECTION 1.09 Currency Conversion. For purposes of (i) complying with any requirement of this Agreement stated in Dollars and (ii) calculating any ratio or other test set forth in this Agreement, the amount of any Loan Asset denominated in an Eligible Currency other than Dollars shall be deemed to be the Dollar Equivalent of such amount of such Eligible Currency.

ARTICLE II.

THE FACILITY

SECTION 2.01 Advances. On the terms and conditions hereinafter set forth, the Borrower may, at its option, by delivery of a Notice of Borrowing to the Administrative Agent (with a copy to the Facility Servicer), from time to time on any Business Day during the Availability Period, request that the Lenders make Advances to it in an amount which, after giving effect to such Advances, would not cause the aggregate Advances Outstanding to exceed the Maximum Availability on such date (after giving effect to any Transfer or other increase in the Borrowing Base effectuated from the use of proceeds thereof); provided that with respect to an Advance proposed to be funded in connection with the Transfer of a Loan Asset (whether by origination, sale, acquisition or contribution), such Loan Asset is an Eligible Loan Asset. Promptly upon receipt of such Notice of Borrowing, the Administrative Agent shall notify the Lenders of the requested Advance, and such Lenders shall make the Advance on the terms and conditions set forth herein. Each Advance to be made hereunder shall be made among the Lenders in accordance with their respective Pro Rata Share. Under no circumstances shall any Lender be required to make any Advance if after giving effect to such Advance and, if applicable, the addition to the Collateral Portfolio of the Eligible Loan Assets being Transferred to the Borrower (or a Subsidiary Guarantor) using the proceeds of such Advance, an Unmatured Event of Default, an Event of Default or Market Trigger Event has occurred and is continuing or would occur or result therefrom. Notwithstanding anything contained in this Section 2.01 or elsewhere in this Agreement to the contrary, no Lender shall be obligated to make any Advance in an amount that would, after giving effect to such Advance, exceed such Lender’s Commitment less the aggregate outstanding amount of any Advances funded by such Lender.

SECTION 2.02 Procedure for Advances.

(a) The Borrower shall request an Advance by (x) delivering a Notice of Borrowing and (y) causing the Portfolio Asset Servicer to deliver an updated Servicing and Payment Date Report (which, for the avoidance of doubt, will not specify the amounts to be remitted pursuant to Section 2.08), in each case to the Administrative Agent, with a copy to the Facility Servicer, no later than 2:00 p.m. three (3) Business Days immediately prior to the proposed date of such Advance. Each Notice of Borrowing must be accompanied by a duly completed Borrowing Base Certificate and Portfolio LTV Certificate (each updated to the date such Advance is requested and giving pro forma effect to the Advance requested and the use of the proceeds thereof) and specify:

(i)	the amount of such Advance, which must be at least equal to $500,000;

(ii)	the proposed date of such Advance (which must be a Business Day);

(iii)

with respect to any Advance, whether the proceeds of such Advance are to be used (A) to fund a Delayed Draw (or to fund the Operating Account pursuant to Section 8.04(c)(ii) in order to cash collateralize any Delayed Draw Unfunded Amount) or (B) in connection with the Transfer of a Loan Asset and the payment of the fees and expenses of the Loan Parties with respect thereto as permitted by this Agreement;

(iv)	if the proceeds of such Advance are to be used to fund a Delayed Draw, the amount of such Delayed Draw and the Delayed Draw Loan Asset to which it applies;

(v)

if the proceeds of such Advance are to be used in connection with the Transfer of a Loan Asset (i) an Eligibility Criteria Checklist confirming compliance with the “Eligibility Criteria” set forth on Schedule III hereto (unless such criteria has been waived by the Initial Lender and the Majority Lenders) (ii) a Loan Asset Checklist substantially in the form of Exhibit B and a Loan Asset File for such Loan Asset and (iii)(A) a description of such Loan Asset and whether such Loan Asset is a Delayed Draw Loan Asset, (B) if such Loan Asset is a Delayed Draw Loan Asset, the maximum amount of Delayed Draws to be made thereunder after the Cut-Off Date therefor and (C) the reasonably estimated amount of the fees and expenses of the Loan Parties with respect thereto, in each case, by delivering a Loan Asset Certificate;

(vi)	detailed instructions as to where the proceeds of such Advance are to be deposited or transferred; and

(vii)	all conditions precedent for such Advance described in Article III have been satisfied or will be satisfied on the proposed date of such Advance.

(b) Promptly upon receipt of a Notice of Borrowing, the Administrative Agent shall notify the Lenders of the requested Advance, and the Lenders shall make the Advance on the terms and conditions set forth herein. On the Advance Date of each Advance, upon satisfaction of the applicable conditions set forth in Article III, each Lender shall, in accordance with instructions received by the Administrative Agent from the Borrower, make available to the Borrower, in same day funds, an amount equal to such Lender’s Pro Rata Share of such Advance, by payment into the account which the Borrower has designated in writing. Any funds held by the Administrative Agent shall be held uninvested. Unless either the Borrower or any Lender notifies the Administrative Agent (with a copy to the Initial Lender as applicable) in writing (which notification may be by email) by not later than 5:00 p.m. on the date of any such Advance, the Administrative Agent may deem the Advance funded on such date and make the appropriate recordations in the Register (provided that the Administrative Agent will update its records and the Register if it receives notification that an Advance was not made (or was made on a different date, whenever such notification occurs).

(c) The obligation of each Lender to remit its Pro Rata Share of any Advance is several from that of each other Lender and the failure of any Lender to so make such amount available to the Borrower shall not relieve any other Lender of its obligations hereunder. In no event shall the Administrative Agent have any liability or obligation to fund any Advance.

SECTION 2.03 Evidence of Debt.

(a) Upon the request of any Lender, the Borrower shall prepare, execute and deliver to such Lender a promissory note of the Borrower (each, a “Facility Note”) in substantially the form of Exhibit K, payable to such Lender (or, if requested by such Lender, to such Lender and its registered permitted assigns), which will evidence such Lender’s Advances in addition to the records set forth in Section 2.03(b).

(b) The Administrative Agent shall maintain, solely for this purpose as a non-fiduciary agent of the Borrower, at one of its offices, a copy of each Assignment and Assumption Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders, the Commitments of, and principal amounts of (and stated interest on) the Advances owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent, each Lender and the other parties hereto shall treat each person whose name is recorded in the Register as a Lender under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior written notice.

(c) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts of (and stated interest on) each participant’s interest in the loans or other obligations under the Transaction Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the proposed United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. The Lenders and the Borrower each acknowledge and agree that the Administrative Agent, in its capacity as such, has no liability or other obligation to make determinations with respect to the rights of participants hereunder or otherwise with respect to any Participant Register.

(d) The parties intend that any interest in or with respect to each Advance, or in or with respect to any other interests under this Agreement be treated as being issued and maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2), and 881(c)(2) of the Code and any regulations thereunder (and any successor provisions), including under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the proposed United States Treasury Regulations, and the provisions of this Agreement shall be construed in a manner that gives effect to such intent.

SECTION 2.04 Repayment; Termination of Commitments.

(a) The Borrower shall repay to the Lenders on the Final Maturity Date the aggregate principal amount of all Advances Outstanding, together with all accrued and unpaid interest thereon. The Borrower shall also repay the outstanding principal amount of the Advances as provided in Section 2.08. The Borrower may not voluntarily prepay Advances except as provided by this Section 2.04 and Section 2.08. During the Availability Period, the Borrower may repay and re-borrow Advances in accordance with the terms hereof. After the Availability Period ends, any Advance or portion thereof, once repaid, may not be re-borrowed.

(b) If consent is not obtained with respect to a Material Modification as provided in Section 5.01(e)(i), the Borrower may (upon five Business Days prior written notice to the Administrative Agent and the Initial Lender) prepay the Advances Outstanding in an amount equal to the product of the Advance Rate for the Loan Asset subject to such Material Modification and the Outstanding Principal Balance of such Loan Asset within twelve Business Days after the Initial Lender declines (or is deemed to decline) to consent to such Material Modification under Section 5.01(e). Upon such prepayment of Advances Outstanding pursuant to this Section 2.04(b), and the other amounts required to be paid under this Section 2.04(b), the Borrower (or the applicable Subsidiary Guarantor) is permitted to Sell the applicable Loan Asset subject to such Material Modification (such Loan Asset, a “Freely Transferrable Mat Mod Loan”) as provided in Section 2.10 (including to an Affiliate of the Borrower). Upon any prepayment of Advances Outstanding pursuant to this Section 2.04(b), the Borrower shall also pay in full any accrued and unpaid interest and all costs and expenses of the Secured Parties related to such prepaid Advances. The Administrative Agent shall apply amounts received from the Borrower pursuant to this Section 2.04(b) to the pro rata payment of all accrued and unpaid interest with respect to such Advances and all costs and expenses of the Secured Parties related to such Advances until paid in full and thereafter to prepay such Advances Outstanding.

(c) If consent is not obtained with respect to a Material Modification as provided in Section 5.01(e)(i) and the Borrower does not prepay the Advances Outstanding as provided in Section 2.04(b), the Value of the Loan Asset subject to such Material Modification for purposes of calculating the Value of such Loan Asset and the Total Portfolio Value and determining whether a Market Trigger Event has occurred will (i) be reduced by 50% until the later of (A) the date occurring 90 days after such Material Modification and (B) the date the Value of such Loan Asset is determined after such Material Modification by an Approved External Appraiser, in each case at the Borrower’s own expense, and (ii) thereafter be equal to the value of such Loan Asset as determined after such Material Modification by such Approved External Appraiser (as such valuation may be updated thereafter in accordance with Section 2.16). The Borrower acknowledges that the reduction of the Value of a Loan Asset pursuant to this Section 2.04(c) may cause a Market Trigger Event and result in repayments of the Advances Outstanding as required by Section 2.08.

(d) On any date that a Market Trigger Event specified in clause (a) of the definition thereof exists, the Borrower may (upon five Business Days prior written notice to the Administrative Agent and the Initial Lender), without payment of a penalty or premium, prepay the Advances Outstanding to a maximum amount where such Market Trigger Event is no longer continuing as described in the definition thereof, when recalculated with respect to Advances Outstanding after giving effect to such prepayment.

(e) If a prepayment or repayment is required or permitted by Section 5.01(g)(i) or Section 5.01(g)(ii) or if a Ratings Event has occurred and is continuing, the Borrower may (upon five Business Days prior written notice to the Administrative Agent and the Initial Lender), without penalty or premium, prepay the Advances Outstanding in full. If an Event of Default has occurred and is continuing and as a result thereof the Lenders have either (i) accelerated the payment of the Obligations or (ii) elected to charge interest at the Default Rate pursuant to Section 2.05(b), then the Borrower may (upon five Business Days prior written notice to the Administrative Agent and the Initial Lender), without penalty or premium, prepay the Advances Outstanding in full. Upon any prepayment of Advances Outstanding pursuant to this Section 2.04(e), the Borrower shall also pay in full all accrued and unpaid interest, all accrued and unpaid fees, costs and expenses of the Secured Parties and payment in full of all other Obligations (other than contingent obligations not then due and payable).

(f) On and after the third anniversary of the Closing Date, the Borrower may prepay the Advances Outstanding, in whole or in part, without premium or penalty at the option of the Borrower, in a minimum amount of at least $1,000,000 (in the case of prepayments in part made when the Advances Outstanding are more than $1,000,000), by delivering a notice of such prepayment to the Administrative Agent and the Initial Lender at least five Business Days, or in the case of any prepayment in whole, at least 30 days, prior to such prepayment. Upon any prepayment of Advances Outstanding pursuant to this Section 2.04(f), the Borrower shall also pay in full any accrued and unpaid interest and all costs and expenses of the Secured Parties related to such Advances then due and payable. The Administrative Agent shall apply amounts received from the Borrower pursuant to this Section 2.04(f) to the pro rata payment of all accrued and unpaid interest with respect to such Advances and all due and payable costs and expenses of the Secured Parties related to such Advances until paid in full and thereafter to prepay such Advances Outstanding.

(g) On and after the third anniversary of the Closing Date, the Borrower may, at its option, terminate this Agreement and the other Transaction Documents upon 30 days’ prior written notice to the Administrative Agent, the Facility Servicer and the Lenders and upon payment in full of all Advances Outstanding, all accrued and unpaid interest, all accrued and unpaid fees, costs and expenses of the Secured Parties and payment in full of all other Obligations. Any termination of this Agreement is subject to Section 11.05, Section 11.07 and payment of all accrued and unpaid interest, all accrued and unpaid fees, costs and expenses of the Secured Parties and payment in full of all other Obligations (other than contingent obligations not then due and payable).

(h) Nothing in this Section 2.04 limits the Borrower’s obligation to pay the Utilization Fees hereunder.

SECTION 2.05 Interest and Fees.

(a) The Borrower shall pay interest on the outstanding principal amount of the Advances at a rate per annum equal to the then-current Benchmark for the applicable Interest Period plus the Applicable Spread. For all purposes under this Agreement, the parties hereto agree that the Benchmark as of the Closing Date is Term SOFR. Interest is payable on each Payment Date as and to the extent provided in Section 2.08. Each Advance is automatically continued in whole to the next applicable Interest Period upon the expiration of the then current Interest Period with respect thereto.

(b) If any amount payable by the Borrower under this Agreement or any other Transaction Document is not paid when due, whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at the Default Rate therefor. Upon the election of the Majority Lenders, while any Event of Default exists, the Borrower shall pay interest on the Advances Outstanding at the Default Rate therefor.

(c) In no event shall either the Administrative Agent be (i) responsible for making any decisions or determinations in connection with the availability or unavailability of Term SOFR or any Benchmark Replacement or Benchmark Transition Event or (ii) have any liability for any determination, decision or election made by or on behalf of the Initial Lender, the Borrower or the Majority Lenders in connection with availability or unavailability of Term SOFR, the selection of any alternate benchmark rate, a Benchmark Transition Event or a Benchmark Replacement, and the parties hereto waive and release any and all claims against the Administrative Agent relating to any such determination, decision or election; provided that the foregoing provision shall not affect the Administrative Agent’s responsibility for its obligations expressly set forth in this Agreement.

(d) Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Advance, together with all fees, charges and other amounts that are treated as interest on such Advance under Applicable Law (collectively, “charges”), exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Advance in accordance with Applicable Law, the rate of interest payable in respect of such Advance hereunder, together with all charges payable in respect thereof, shall be limited to the Maximum Rate. To the extent lawful, the interest and charges that would have been paid in respect of such Advance but were not paid as a result of the operation of this Section 2.05(d) shall be cumulated and the interest and charges payable to such Lender in respect of other Advance or periods shall be increased (but not above the amount collectible at the Maximum Rate therefor) until such cumulated amount shall have been received by such Lender. Any amount collected by such Lender that exceeds the maximum amount collectible at the Maximum Rate shall be applied to the reduction of the principal balance of such Advance or refunded to the Borrower so that at no time shall the interest and charges paid or payable in respect of such Advance exceed the maximum amount collectible at the Maximum Rate.

(e) During the Availability Period, the Borrower shall pay to the Lenders an unused commitment fee (an “Unused Commitment Fee”) on the average daily unused amount of the Maximum Facility Amount in excess of the Minimum Usage Amount, if any, which shall accrue at a rate per annum equal to 0.40%. The Unused Commitment Fee shall accrue during the applicable Interest Period and accrued Unused Commitment Fees are payable in arrears on each Payment Date, as calculated on each relevant Determination Date for the applicable Interest Period, as and to the extent provided in Section 2.08. If accrued and unpaid Unused Commitment Fees are not paid in full on a Payment Date, the Borrower shall pay additional interest on such accrued and unpaid Unused Commitment Fees at the same rate per annum as the Borrower pays on the Advances, such additional interest being payable on each Payment Date as and to the extent provided in Section 2.08. For the avoidance of doubt, the Unused Commitment Fee will not accrue after the Availability Period has expired. All Unused Commitment Fees are fully earned and nonrefundable upon payment.

(f) The Borrower shall accrue and pay Utilization Fees, if any, for the period commencing on (but not including) the date occurring 12 months after the Closing Date through (and including) the last day of the Availability Period. Utilization Fees are payable in arrears on each Payment Date, as calculated on each relevant Determination Date for the applicable Interest Period, as and to the extent provided in Section 2.08. If accrued and unpaid Utilization Fees are not paid in full on a Payment Date, the Borrower shall pay additional interest on such accrued and unpaid Utilization Fees, at the same rate per annum as the Borrower pays on the Advances advanced to the Borrower, such additional interest being payable on each Payment Date as and to the extent provided in Section 2.08. All Utilization Fees are fully earned and nonrefundable upon payment. Notwithstanding the foregoing no Unused Commitment Fees shall be payable on any portion of the Commitment of any Lender to the extent Utilization Fees were payable thereon.

(g) The Borrower shall pay the fees set forth in the Fee Letters on the terms and conditions provided therein.

(h) Except as otherwise set forth herein, all computations of interest and all computations of interest and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

SECTION 2.06 Payments and Computations, Etc.

(a) On the Determination Date for each Payment Date, the Administrative Agent shall notify the Borrower of the interest payable hereunder on such Payment Date. All amounts to be paid or applied by the Administrative Agent from amounts received on the Loan Assets in the applicable Secured Account, on the Borrower’s behalf, hereunder and in accordance with this Agreement shall be paid or applied in accordance with the terms hereof so that funds are received by the Administrative Agent no later than by noon on the day when due for further distribution to the Lenders by no later than 4:00 p.m. on such day in lawful money of the United States in immediately available funds. Any Obligation hereunder shall not be reduced by any distribution of any portion of Collections if at any time such distribution is rescinded or required to be returned by any Lender to the Borrower or any other Person for any reason.

(b) Other than as otherwise set forth herein, whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time will be reflected in the computation of interest and fees.

(c) To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Bankruptcy Law or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred and (ii) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent.

SECTION 2.07 Collections and Allocations.

(a) The Borrower shall (and to shall cause each Subsidiary Guarantor to) direct (i) the Obligor and any Underlying Servicer for any Loan Asset that is not a loan participation interest to remit all Collections with respect to such Loan Asset directly to the Collection Account and (ii) any Counterparty Lender to cause the Obligor (or, to the extent applicable, such Counterparty Lender or the Underlying Servicer) for any Loan Asset that is a loan participation interest to remit all Collections with respect to such Loan Asset directly to the Collection Account, and in each case shall provide the Facility Servicer and the Administrative Agent with evidence of such direction.

(b) The Portfolio Asset Servicer shall include a statement as to the amount of Principal Collections, Interest Collections and Excluded Amounts on deposit in the Collection Account on each Reporting Date in the Servicing and Payment Date Report delivered pursuant to Section 8.08(c). The Borrower, each Subsidiary Guarantor and the Portfolio Asset Servicer shall take commercially reasonable steps to confirm that only funds constituting Collections relating to Loan Assets are deposited the Collection Account.

(c) If any Collections are not deposited directly into the Collection Account in accordance with clause (a) above, the Borrower shall, and shall cause its Affiliates and each Subsidiary Guarantor to, deposit all Collections received by the Borrower, its Affiliates or a Subsidiary Guarantor with respect to the Collateral Portfolio to the Collection Account within two Business Days after receipt and identification there of as Collections and shall, and shall cause its Affiliates and the Subsidiary Guarantors, as applicable, to, hold in trust for the benefit of the Administrative Agent, for the benefit of the Secured Parties, all such Collections until so deposited.

(d) Notwithstanding the fact that Excluded Amounts are part of the Collateral Portfolio and constitute Portfolio Assets, the Borrower may request the Administrative Agent to withdraw from the Collection Account any deposits thereto constituting Excluded Amounts if the Borrower has, prior to such withdrawal, identified to the Administrative Agent the calculation of such Excluded Amounts and upon such request the Administrative Agent shall promptly withdraw such amounts and remit them to the Operating Account and such amounts may be distributed to Holdings or another person entitled thereto.

(e) The Borrower shall not have any rights of withdrawal with respect to amounts held in the Collection Account or any other Secured Account subject to a “blocked” Account Control Agreement. With respect to the Operating Account and any other Secured Account subject to a “springing” Account Control Agreement, the Administrative Agent shall only deliver a Notice of Exclusive Control after the occurrence of an Event of Default. After the delivery of such a Notice of Exclusive Control in the manner described in the preceding sentence, solely the Administrative Agent (at the direction of the Majority Lenders) may withdraw, from the Operating Account or any other Secured Account subject to a “springing” Account

Control Agreement (as applicable), any cash, funds and other property held in, credited to or on deposit in each such account; provided that after a Notice of Exclusive Control has been delivered with respect to the Operating Account and so long as such Notice of Exclusive Control is effective, the Administrative Agent agrees to direct the Account Bank to withdraw and disperse amounts on deposit therein in order to fund any Delayed Draws on Delayed Draw Loan Assets and to pay Unsettled Amounts as and when due, at the direction of the Borrower.

(f) None of the Loan Parties shall have any deposit account or securities account unless such account is listed on Schedule VII (as the Loan Parties may update from time-to-time) and is subject to an Account Control Agreement pursuant to the terms hereof; provided that the Operating Account shall be established in accordance with Section 8.04(c) and shall be required to be subject to an Account Control Agreement as set forth in Section 8.04(c).

SECTION 2.08 Remittance Procedures. On each Payment Date, the Administrative Agent shall instruct the Account Bank (and the Borrower consents to such instructions) to apply funds on deposit in the Collection Accounts (or, during the continuance of an Event of Default, any of the Secured Accounts) as described in this Section 2.08 in accordance with the Servicing and Payment Date Report for such Payment Date and, to the extent funds are remitted to the Administrative Agent, the Administrative Agent shall distribute such funds as described in this Section 2.08; provided that, at any time after delivery of a Notice of Exclusive Control for a Secured Account pursuant to the terms of the applicable “springing” Account Control Agreement, the Administrative Agent shall instruct the Account Bank to remit funds on deposit in such Secured Account as described in this Section 2.08.

(a) Interest Collection Payments. So long as no Event of Default has occurred and is continuing, the Administrative Agent shall (as directed pursuant to the first paragraph of this Section 2.08) instruct the Account Bank to transfer Interest Collections held by the Account Bank in the Collection Account, in accordance with the Servicing and Payment Date Report for such Payment Date, and the Administrative Agent shall distribute such funds on such Payment Date, to the following Persons in the following amounts, calculated as of the most recent Determination Date, in the following order and priority:

(i)

first, to the Administrative Agent for the ratable distribution to the Administrative Agent, the Collateral Custodian and the Facility Servicer (or, if directed by the Administrative Agent, to pay any such ratable amount directly to the applicable Person) in payment in full of all accrued fees, expenses and indemnities due hereunder or under any other Transaction Document and under the Fee Letters, not to exceed $125,000 per calendar quarter in the aggregate;

(ii)

second, to the Administrative Agent for distribution to each Secured Party to ratably pay expenses, fees (other than Utilization Fees and Unused Commitment Fees) and indemnities, in each case, which are then due and payable to such Secured Parties under this Agreement and the other Transaction Documents, not to exceed $125,000 per calendar quarter in the aggregate;

(iii)

third, to the Borrower, or any direct or indirect equity owner of the Borrower, for payment of Taxes, registration and filing fees and operating expenses then due and owing by the Borrower, or such direct or indirect equity owner of the Borrower, that are attributable solely to the operations of the Borrower in an amount not to exceed, individually or in the aggregate, (A) $50,000 in any calendar quarter and (B) $200,000 in any calendar year;

(iv)

fourth, to the Administrative Agent for distribution to each Lender to pay such Lender’s Pro Rata Share of accrued and unpaid interest, Utilization Fees and Unused Commitment Fees owing to such Lender hereunder;

(v)

fifth, solely to the extent of any excess amounts not paid pursuant to clause (i) or clause (ii) above, to the Administrative Agent for the ratable distribution to the Administrative Agent, the Collateral Custodian, the Facility Servicer and any other Secured Party (or, if directed by the Administrative Agent, to pay any such ratable amount directly to the applicable Person) in payment in full of all accrued fees, expenses and indemnities due hereunder or under any other Transaction Document and under the Fee Letters, not to exceed $1,250,000 per calendar quarter in the aggregate;

(vi)

sixth, if a Market Trigger Event has occurred and is continuing at such time, then to the Administrative Agent for distribution to each Lender to repay such Lender’s Pro Rata Share of the Advances Outstanding until (A) with respect to a Market Trigger Event specified in clause (a) of the definition thereof, either (1) the Advances Outstanding are repaid to an amount where Portfolio LTV, when recalculated with such amount of Advances Outstanding, is equal to 60% or (2) such Advances Outstanding are repaid in full, (B) with respect to a Market Trigger Event specified in clause (b) or clause (c) of the definition thereof, such Advances Outstanding are repaid in full or (C) with respect to a Market Trigger Event specified in clause (d) of the definition thereof, either (1) a Ratings Event Cure has occurred or (2) all Advances Outstanding are repaid in full;

(vii)

seventh, solely to the extent of any excess amounts not paid pursuant to clause (i), clause (ii) or clause (v) above, to the Administrative Agent for the ratable distribution to the Administrative Agent, the Collateral Custodian, the Facility Servicer and any other Secured Party (or, if directed by the Administrative Agent, to pay any such ratable amount directly to the applicable Person) in payment in full of all accrued fees, expenses and indemnities due hereunder or under any other Transaction Document and under the Fee Letters;

(viii)

eighth, in the event that the Net Aggregate Exposure Amount is greater than zero at such time (after giving effect to clauses (b)(i) through (ix) below), to deposit amounts to the Operating Account until the Net Aggregate Exposure Amount is zero; and

(ix)

ninth, to Holdings or as Holdings may direct (including as a Restricted Junior Payment); provided that if (A) a Market Trigger Event has occurred and is continuing at such time (after giving effect to the repayments under clause (a)(vi) above), or would exist after giving effect to any distribution made under this clause (a)(ix), or (B) during the Availability Period, the Collateral Portfolio is comprised of Eligible Loan Assets (for which no Underlying Obligor Default has occurred and is continuing) which, collectively, have fewer than five (5) separate and distinct Obligors at such time, then such amount shall not be distributed to Holdings and shall instead be maintained in the Collection Account or the Operating Account (as directed by the Borrower).

(b) Principal Collection Payments. So long as no Event of Default has occurred and is continuing, the Administrative Agent shall (as directed pursuant to the first paragraph of this Section 2.08) instruct the Account Bank to transfer Principal Collections held by the Account Bank in the Collection Account, in accordance with the Servicing and Payment Date Report for such Payment Date, and the Administrative Agent shall distribute such funds on such Payment Date, to the following Persons in the following amounts, calculated as of the most recent Determination Date, in the following order and priority:

(i)	first, to the Administrative Agent for distribution to the appropriate Person to pay amounts due under Section 2.08(a)(i) but not paid thereunder and subject to the cap set forth therein;

(ii)

second, to the Administrative Agent for distribution to the appropriate Secured Party to pay amounts due under Section 2.08(a)(ii) to such Secured Party but not paid thereunder and subject to the cap set forth therein;

(iii)	third, to the Borrower to pay amounts permitted under Section 2.08(a)(iii) but not paid thereunder;

(iv)	fourth, to the Administrative Agent for distribution to the appropriate Lender to pay amounts due under Section 2.08(a)(iv) to such Lender but not paid thereunder;

(v)

fifth, solely to the extent of any excess amounts not paid pursuant to clause (i) or clause (ii) above, to the Administrative Agent for distribution to the appropriate Person to pay amounts due under Section 2.08(a)(v) but not paid thereunder and subject to the cap set forth therein;

(vi)

sixth, if a Market Trigger Event has occurred and is continuing at such time, then to the Administrative Agent for distribution to each Lender to repay such Lender’s Pro Rata Share of the Advances Outstanding until (A) with respect to a Market Trigger Event specified in clause (a) of the definition thereof, either (1) the Advances Outstanding are repaid to an amount where Portfolio LTV, when recalculated with such amount of Advances Outstanding, is equal to 60% or (2) such Advances Outstanding are repaid in full or (B) with respect to a Market Trigger Event specified in clause (b) or clause (c) of the definition thereof, such Advances Outstanding are repaid in full or (C) with respect to a Market Trigger Event specified in clause (d) of the definition thereof, either (1) a Ratings Event Cure has occurred or (2) all Advances Outstanding are repaid in full;

(vii)

seventh, if such Payment Date occurs within the Availability Period, no Market Trigger Event has occurred and is continuing at such time (or is no longer deemed to be continuing after giving effect to the repayments under clause (a)(vi) above) and (A) if the Borrower has notified the Administrative Agent, the Facility Servicer and the Initial Lender of such Transfer at least three Business Days prior to the most recent Determination Date, then to the Borrower or as the Borrower may direct with respect to the Transfer of Eligible Loan Assets on such Payment Date in accordance with Section 3.04 or (B) if directed by the Borrower by notice to the Administrative Agent, the Facility Servicer and the Initial Lender, then either (1) used to repay Advances Outstanding or (2) solely to the extent that there is no obligation to make a repayment under clause (viii) below, to be retained in the Collection Account for application under this Section 2.08 on a subsequent Payment Date or pursuant to Section 2.08(g), in each case, as so directed;

(viii)

eighth, if the Portfolio LTV exceeds the Maximum LTV Percentage immediately prior to the application of this clause (viii), to the Administrative Agent for distribution to each Lender to repay such Lender’s Pro Rata Share of the Advances Outstanding until the Advances Outstanding are repaid to an amount where Portfolio LTV, when recalculated with such amount of Advances Outstanding, is equal to the Maximum LTV Percentage;

(ix)

ninth, solely to the extent of any excess amounts not paid pursuant to clause (i), clause (ii) or clause (v) above, to the Administrative Agent for distribution to the appropriate Person to pay amounts due under Section 2.08(a)(vii) but not paid thereunder;

(x)

tenth, in the event that the Net Aggregate Exposure Amount is greater than zero at such time (after giving effect to clause (a)(viii) above and the foregoing clauses (b)(i) through (ix)), to deposit amounts to the Operating Account until the Net Aggregate Exposure Amount is zero; and

(xi)

eleventh, if no Market Trigger Event has occurred and is continuing at such time (or is no longer deemed to be continuing after giving effect to the repayments under clause (b)(viii) above), or would exist after giving effect to any distribution made under this clause (b)(xi), then to Holdings or as the Holdings may direct (including as a Restricted Junior Payment).

(c) Insufficiency of Funds. If the funds on deposit in the Secured Accounts are insufficient to pay any amounts otherwise due and payable on a Payment Date or otherwise, the Borrower nevertheless remains responsible for, and shall pay when due, all amounts payable under this Agreement and the other Transaction Documents in accordance with the terms of this Agreement and the other Transaction Documents, together with interest accrued as set forth in Section 2.05(b) from the date when due until paid hereunder.

(d) Application of Payments after an Event of Default. Notwithstanding anything herein to the contrary, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, at the direction of the Majority Lenders, shall instruct the Account Bank to transfer all Collections in the Collection Account and all other funds on deposit in the Secured Accounts to be applied in accordance with the Servicing and Payment Date Report for such Payment Date in the following order and priority:

(i)

first, to the Administrative Agent for the ratable distribution to the Administrative Agent, the Collateral Custodian and the Facility Servicer, in payment in full of all accrued fees, expenses and indemnities due hereunder or under any other Transaction Document and under the Fee Letters;

(ii)

second, to the Administrative Agent for the ratable distribution to each Secured Party to pay any Obligations then due and payable to such Persons (other than with respect to interest or the repayment of Advances) under this Agreement and the other Transaction Documents;

(iii)	third, to the Administrative Agent for distribution to each Lender, to pay such Lender’s Pro Rata Share of accrued and unpaid interest owing to such Lender under this Agreement;

(iv)	fourth, to the Administrative Agent for distribution to each Lender, to repay such Lender’s Pro Rata Share of the Advances Outstanding until paid in full; and

(v)	fifth, the balance, if any, after all Obligations have been paid in full, to the Borrower or as otherwise required by Applicable Law.

(e) Instructions to the Account Bank. All instructions and directions given to the Account Bank by the Borrower, the Facility Servicer or the Administrative Agent (as applicable) pursuant to Section 2.08 shall be in writing (including instructions and directions transmitted to the Account Bank by facsimile or e-mail) or pursuant to an electronic transmission system established between the Borrower, the Facility Servicer or the Administrative Agent (as the case may be) and the Account Bank on (or prior to) the Closing Date. The Borrower shall transmit to the Administrative Agent, the Facility Servicer and the Initial Lender by facsimile or e-mail a copy of all instructions and directions given to the Account Bank by the Borrower pursuant to Section 2.08 concurrently with the delivery thereof. The Facility Servicer shall transmit to the Administrative Agent, the Borrower and the Initial Lender by facsimile or e-mail a copy of all instructions and directions given to the Account Bank by the Facility Servicer pursuant to Section 2.08 concurrently with the delivery thereof. The Administrative Agent shall transmit to the Facility Servicer, the Borrower and the Initial Lender by facsimile or e-mail a copy of all instructions and directions given to the Account Bank by the Administrative Agent pursuant to Section 2.08 concurrently with the delivery thereof.

(f) Interim Payment Dates. Notwithstanding anything to the contrary contained herein, the Borrower may designate a Payment Date (an “Interim Payment Date”) by giving written notice to the Administrative Agent, the Facility Servicer and the Initial Lender at least five Business Days prior thereto so long as (i) such proposed Interim Payment Date is a Business Day, (ii) a Payment Date (as defined in clause (a) of the definition thereof) will not occur within five days after such proposed Payment Date, (iii) no Event of Default has occurred and is continuing and (iv) after giving effect to such Interim Payment Date, there shall be sufficient amounts on deposit in the Secured Accounts to satisfy on the next scheduled Payment Date all accrued and unpaid interest, Utilization Fees and Unused Commitment Fees and invoiced expenses payable by the Borrower as of the such date, as reasonably determined in good faith by the Borrower, which determination may take into account Scheduled Payments on Loan Assets to be deposited in the Collection Accounts prior to such next scheduled Payment Date. The Borrower may not designate more than two Payment Dates pursuant to this Section 2.08(f) during the period from one Payment Date to the next occurring Payment Date (in each case, as defined in clause (a) of the definition thereof).

(g) Interim Withdrawals from the Collection Account. During the Availability Period, the Borrower may request withdrawals from the Collection Account by giving written notice thereof to the Administrative Agent, the Facility Servicer and the Initial Lender at least five Business Days prior to the requested withdrawal date therefor so long as (i) no Unmatured Event of Default, Event of Default or Market Trigger Event has occurred and is continuing at the time of such request or such withdrawal date (or would exist after giving effect to any such withdrawal), (ii) the withdrawn amounts are only used (x)

as consideration (or reimbursement) for a Transfer of Eligible Loan Assets in accordance with Section 3.04 or (y) to fund a Delayed Draw (or to fund the Operating Account pursuant to Section 8.04(c)(ii) in order to cash collateralize any Delayed Draw Unfunded Amount), in each case on the requested withdrawal date (as certified by the Borrower in such request), (iii) the Borrower has delivered to the Administrative Agent, the Facility Servicer and the Initial Lender a duly completed Borrowing Base Certificate and a Portfolio LTV Certificate (each updated to the requested withdrawal date and giving pro forma effect to the withdrawal and the Transfers made on such withdrawal date), (iv) after giving effect to the requested withdrawal and the Transfers to be made on such withdrawal date, the Advances Outstanding will not exceed the Maximum Availability on such date, as determined on a pro forma basis, (v) the requested withdrawn amounts do not exceed the Principal Collections held by the Account Bank in the Collection Account at such time and (vi) after giving effect to the withdrawal, the amounts that will remain in the Secured Accounts are at least equal to the aggregate accrued and unpaid interest, Utilization Fees and Unused Commitment Fees and invoiced expenses payable by the Borrower as of the requested withdrawal date (as determined by the Initial Lender and Majority Lenders). The Borrower may not request withdrawals from the Collection Account more than two times pursuant to this Section 2.08(g) during the period from one Payment Date to the next occurring Payment Date (in each case, as defined in clause (a) of the definition thereof).

(h) No Presentment. Payment by the Facility Servicer or the Administrative Agent to the Lenders in accordance with the terms hereof shall not require presentment of any Facility Note.

Notwithstanding the foregoing and to the extent not already received by the Facility Servicer, the Administrative Agent shall deliver to the Facility Servicer, prior to the Reporting Date, information as to the amount of principal and interest due hereunder, the fees owed to the Administrative Agent (if any), and any such other information as reasonably requested by the Facility Servicer that are in the Administrative Agent’s control.

SECTION 2.09 Grant of a Security Interest.

(a) To secure the prompt and complete payment in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations and the performance by the Borrower of all of the covenants and obligations to be performed pursuant to this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, the Borrower hereby grants a security interest to the Administrative Agent, for the benefit of the Secured Parties, in all of the Borrower’s right, title and interest in, to and under all of its property, in each case, whether now owned or hereinafter acquired and wherever located, including, without limitation, the following (collectively, together with the Pledged Equity and the Subsidiary Guarantor Collateral (as defined below), the “Collateral”): (i) all accounts, money, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, intellectual property, goods, equipment, fixtures, contract rights, general intangibles, documents, instruments, certificates of deposit, certificated securities, uncertificated securities, financial assets, securities entitlements, commercial tort claims, securities accounts, deposit accounts, inventory, investment property, letter-of-credit rights, software, supporting obligations, accessions, all other property consisting of the Loan Assets, related Portfolio Assets and Collections (but excluding the obligations thereunder), and all other assets and property; (ii) all Records; (iii) each Secured Account; (iv) all Proceeds of the foregoing; and (v) all proceeds and products of the foregoing.

(b) To secure the prompt and complete payment in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations and the performance by the Borrower of all of the covenants and obligations to be performed pursuant to this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, the Borrower hereby grants a security interest to the Administrative Agent, for the benefit of the Secured Parties, in all of the Borrower’s right, title and interest in, to and under the following, whether now owned or hereinafter acquired (collectively, the “Subsidiary Guarantor Pledged Equity”): (i) all investment property and general intangibles consisting of the ownership, equity or other similar interests in each Subsidiary Guarantor; (ii) all certificates, instruments, writings and securities (if any) evidencing the foregoing; (iii) the operating agreement and other organizational documents of each Subsidiary Guarantor and all options or other rights to acquire any partnership, membership or other interests under such operating agreement or other organizational documents; (iv) all dividends, distributions, capital, profits and surplus and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing; (v) all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for the Borrower in connection with, and relating to, the ownership of, or evidencing or containing information relating to, the foregoing; and (vi) all proceeds, supporting obligations and products of any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

(c) To secure the prompt and complete payment in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations and the performance by the Borrower and Holdings of all of the covenants and obligations to be performed pursuant to this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, Holdings hereby grants a security interest to the Administrative Agent, for the benefit of the Secured Parties, in all of Holdings’ right, title and interest in and to, whether now owned or hereinafter acquired (collectively, the “Holdings Pledged Equity”): (i) all investment property and general intangibles consisting of the ownership, equity or other similar interests in the Borrower; (ii) all certificates, instruments, writings and securities (if any) evidencing the foregoing; (iii) the operating agreement and other organizational documents of the Borrower and all options or other rights to acquire any partnership, membership or other interests under such operating agreement or other organizational documents; (iv) all dividends, distributions, capital, profits and surplus and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing; (v) all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for Holdings in connection with, and relating to, the ownership of, or evidencing or containing information relating to, the foregoing; and (vi) all proceeds, supporting obligations and products of any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

(d) To secure the prompt and complete payment in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations and the performance by the Borrower and the Subsidiary Guarantors of all of the covenants and obligations to be performed pursuant to this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, each Subsidiary Guarantor hereby grants a security interest to the Administrative Agent, for the benefit of the Secured Parties, in all of such Subsidiary Guarantor’s right, title and interest in, to and under all of its property, in each case, whether now owned or hereinafter acquired and wherever located, including, without limitation, the following (collectively, the “Subsidiary

Guarantor Collateral”): (i) all accounts, money, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, intellectual property, goods, equipment, fixtures, contract rights, general intangibles, documents, instruments, certificates of deposit, certificated securities, uncertificated securities, financial assets, securities entitlements, commercial tort claims, securities accounts, deposit accounts, inventory, investment property, letter-of-credit rights, software, supporting obligations, accessions, and all other assets and property, including property consisting of the Loan Assets, related Portfolio Assets and Collections (but excluding the obligations thereunder); (ii) all Records; (iii) all Proceeds of the foregoing; (iv) each Secured Account and (v) all proceeds and products of the foregoing.

(e) [Reserved].

(f) Anything herein to the contrary notwithstanding, (i) the Borrower, Holdings and the Subsidiary Guarantors (as applicable) shall remain liable under the Collateral Portfolio and the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Administrative Agent, for the benefit of the Secured Parties, of any of its rights in the Collateral Portfolio, Collateral or the Pledged Equity does not release any Loan Party from any of its duties or obligations under the Collateral Portfolio, the Collateral or with respect to the Pledged Equity and (iii) none of the Administrative Agent, any Lender nor any other Secured Party shall have any obligations or liability under the Collateral Portfolio or Collateral by reason of this Agreement, nor shall the Administrative Agent, any Lender nor any other Secured Party be obligated to perform any of the obligations or duties of the Loan Parties thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 2.10 Sale of Loan Assets.

(a) Sales. The Borrower may (or may cause a Subsidiary Guarantor to) sell or otherwise transfer or dispose of any Loan Asset (a “Sale”) so long as (i) no Event of Default or monetary or material non-monetary Unmatured Event of Default has occurred and is continuing (unless such Sale would cure such monetary or material non-monetary Unmatured Event of Default) or would result from such Sale, (ii) the cash Proceeds from such Sale are deposited in the Collection Account and (iii) the conditions set forth in Section 2.10(c) for such Sale are satisfied; provided that the conditions in clauses (i) and (ii) above do not apply to Sales of Freely Transferrable Mat Mod Loans.

(b) Release of Lien. Upon confirmation by the Administrative Agent of the deposit of the amounts set forth in Section 2.10(a) in cash into the Collection Account and the fulfillment of the other terms and conditions set forth in this Section 2.10 for a Sale to the extent applicable (such date of fulfillment, a “Release Date”), then the Loan Assets and related Portfolio Assets subject of such Sale are removed from the Collateral Portfolio. Subject to compliance by the Borrower with the immediately prior sentence, on the Release Date of each subject Loan Asset and related Portfolio Assets, the Administrative Agent, for the benefit of the Secured Parties, shall automatically and without further action be deemed to have released all right, title and interest and any Lien of the Administrative Agent, for the benefit of the Secured Parties in, to and under such Loan Asset and related Portfolio Assets and all future monies due or to become due with respect thereto, without recourse, representation or warranty of any kind or nature.

(c) Conditions to Sales. Any Sale of a Loan Asset is subject to the satisfaction of the following conditions:

(i)

the Borrower gives the Administrative Agent, the Facility Servicer and the Initial Lender five Business Days’ notice of such Sale (or, if the effect of such Sale would cure a Market Trigger Event or an Unmatured Event of Default, two Business Days’ notice of such Sale);

(ii)	the Borrower delivers (or causes to be delivered) a list of all Loan Assets to be subject of such Sale;

(iii)

unless the Loan Asset subject to such Sale is a Freely Transferrable Mat Mod Loan, the Borrower delivers a Borrowing Base Certificate to the Administrative Agent in connection with (and reflecting) such Sale and the aggregate Advances Outstanding do not exceed the Maximum Availability at such time (after giving effect to repayments and releases to be made in connection with such Sale);

(iv)

unless the Majority Lenders otherwise consent or the Loan Asset subject to such Sale is a Freely Transferrable Mat Mod Loan, the proceeds from such Sale shall be an amount equal to no less than 95% of par of the Loan Asset subject to such Sale (in each case, expressed as a percentage of par); the Borrower shall provide notice to the Rating Agency of any such Sale with a price of less than 95% of par; and

(v)	the Borrower notifies the Administrative Agent of any amount to be deposited into the Collection Account in connection with any Sale.

(d) Treatment of Amounts Deposited in the Collection Account. Amounts deposited by the Borrower in the Collection Account pursuant to this Section 2.10 on account of Loan Assets shall be treated as payments of Principal Collections for purposes of Section 2.08 and shall be applied as and when provided in Section 2.08(b).

SECTION 2.11 Release of Loan Assets. The Borrower may (on behalf of itself and the Subsidiary Guarantors) obtain the release from the Lien of the Administrative Agent granted under the Transaction Documents of (a) any Loan Asset (and the related Portfolio Assets pertaining thereto) removed from the Collateral Portfolio in accordance with the applicable provisions of Section 2.10 and (b) any Loan Asset (and the related Portfolio Assets pertaining thereto) that terminates or expires by its terms and for which all amounts in respect thereof have been paid in full by the related Obligors and deposited in the Collection Account. The Administrative Agent, for the benefit of the Secured Parties, shall at the sole expense of the Borrower and at the written direction of the Initial Lender, execute such documents and instruments of release as may be prepared by the Borrower and take other such actions as shall reasonably be requested by the Borrower to effect such release of the Lien created pursuant to this Agreement. Upon the release of the Administrative Agent’s Lien as described in the immediately preceding sentence, the applicable Loan Asset File will be returned to the Borrower as provided in Section 9.09.

SECTION 2.12 Increased Costs.

(a)	If any Change in Law shall:

(i)

impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender which is not otherwise included in the definition of Term SOFR or applicable successor benchmark rate or Benchmark Replacement hereunder;

(ii)

subject any Lender to any Taxes (other than (A) Indemnified Taxes or (B) Excluded Taxes) on its Advances, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)	impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, continuing or maintaining any Advance or of maintaining its obligation to make any such Advance or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered on the next Payment Date that is not less than ten days following the submission of the certificate contemplated by Section 2.12(c).

(b) If any Lender determines in good faith that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Advances made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered on the next Payment Date that is not less than ten days following the submission of the certificate contemplated by Section 2.12(c).

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 2.12(a) or (b) and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate on the next Payment Date that is not less than ten days after receipt thereof. The applicable Lender shall provide such certificate as soon as practicable after the occurrence of the applicable event.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.12 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 2.13 Taxes.

(a) Payments made by or on account of an Obligor (including those made by the Administrative Agent from a Secured Account on behalf of the Borrower to the extent amounts are available in such Secured Account) under this Agreement or any other Transaction Document will be made free and clear of and without deduction or withholding for or on account of any Taxes, except as required by Applicable Law. If any Taxes are required by Applicable Law (as determined in the good faith discretion of the applicable withholding agent) to be withheld from any amounts payable to any Lender, the Administrative Agent, the Facility Servicer or the Collateral Custodian, the applicable withholding agent shall be entitled to make such deduction or withholding and, if such tax is an Indemnified Tax, then the amount payable to such Person will be increased (the amount of such increase, the “Additional Amount”) such that the net amount of such payment after withholding for or on account of such Indemnified Taxes (including any Taxes required to be deducted or withheld in respect of Additional Amounts) is equal to the amount that would have been received had no such deduction or withholding been made. Any amounts deducted or withheld pursuant to this Section 2.13(a) will be timely paid by the applicable withholding agent to the applicable Governmental Authority in accordance with Applicable Law.

(b) Without duplication of any other amount payable under Section 2.13(a) or otherwise under this Agreement, the Borrower shall indemnify each Lender and the Administrative Agent, the Facility Servicer and the Collateral Custodian for the full amount of Indemnified Taxes payable by such Person in respect of, or required to be withheld from (without duplication with Section 2.13(a)), payments made by or on behalf of the Borrower hereunder, including Indemnified Taxes imposed or assessed on or attributable to amounts payable under this Section 2.13 and any liability (including expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on behalf of a Lender, shall be conclusive absent manifest error. All payments in respect of this indemnification shall be made on the next Payment Date that is not less than ten days following the date a written invoice therefor is delivered to the Borrower, with a copy to the Facility Servicer.

(c) Each Lender will indemnify the Administrative Agent for (i) the full amount of Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting or expanding any obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 2.03 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Lender by the Administrative Agent shall be conclusive absent manifest error. All payments in respect of this indemnification shall be made within 15 days from the date a written invoice therefor is delivered to the Lender.

(d) As soon as practicable, after the date of any payment by the Borrower or, at the direction of the Borrower, to the applicable Governmental Authority of any Taxes pursuant to this Section 2.13 or Section 11.07, the Borrower will furnish to the Administrative Agent at the applicable address set forth on this Agreement, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent (acting at the direction of the Initial Lender) to the extent received by the Borrower. For the avoidance of doubt, in no case or circumstance is the Administrative Agent liable to pay any Taxes under this Agreement, and if it pays any such amounts, it will solely be on behalf of the Borrower, from the Secured Accounts to the extent amounts are available therein.

(e) A Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement shall deliver to the Administrative Agent, the Borrower and the Facility Servicer, at the time or times prescribed by Applicable Law or reasonably requested by the Administrative Agent, the Borrower or the Facility Servicer, such properly completed and executed documentation or information prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate (or otherwise permit the Administrative Agent, the Borrower and the Facility Servicer to determine the applicable rate of withholding) or as will enable the Borrower, the Administrative Agent or the Facilities Servicer to determine whether or not such Lender is subject to backup withholding or information reporting requirements; provided that such Lender is legally entitled to complete, execute and deliver such documentation and, other than in the case of the forms and documentation specifically described in this Section 2.13(e) or in Section 2.13(f), in such Lender’s reasonable judgment such completion, execution or submission would not subject such Lender to any material unreimbursed cost or expense or would not materially prejudice the legal or commercial position of such Lender. Without limiting the generality of the foregoing, each Lender (including any assignee thereof) that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Administrative Agent, the Borrower and the Facility Servicer two properly completed and duly executed copies of whichever (if any) of the following is applicable for claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on any payment by the Borrower under this Agreement: (i) U.S. Internal Revenue Service Form W-8BEN or W-8BEN-E (claiming the benefits of an applicable tax treaty), W-8IMY, W-8EXP or W-8ECI or (ii) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest” a statement substantially in the form of Exhibit G to the effect that such Lender is eligible for a complete exemption from withholding of U.S. taxes under Section 871(h) or 881(c) of the Code (a “Tax Compliance Certificate”) and a Form W-8BEN or W-8BEN-E, in each case (A) with any required attachments (including, with respect to any Lender that provides an U.S. Internal Revenue Service Form W-8IMY, any of the forms or other documentation described in clauses (i) and (ii) above for any of the direct or indirect owners of such Lender) and (B) any subsequent versions thereof or successors thereto. In addition, each Lender (including any assignee thereof) that is not a Non- U.S. Lender shall deliver to the Administrative Agent, the Borrower and the Facility Servicer two copies of U.S. Internal Revenue Service Form W-9, properly completed and duly executed and claiming complete exemption, or shall otherwise establish an exemption, from U.S. backup withholding. Such forms shall be delivered by each Lender five Business Days prior to the date it becomes a party to this Agreement. In addition, each Lender shall deliver such forms promptly upon becoming aware or receiving notice of the obsolescence, expiration or invalidity of any form (including any documentation delivered pursuant to Section 2.13(f)) previously delivered by such Lender. Each Lender shall promptly notify the Administrative Agent, the Borrower and the Facility Servicer at any time it determines that it is no longer in a position to provide any previously delivered form or certificate to the Administrative Agent, the Borrower or the Facility Servicer (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Lender shall not be required to deliver any form pursuant to this paragraph that such Lender is not legally able to deliver. The Borrower, the Administrative Agent and the Facility Servicer is, in each case, entitled to withhold all amounts required to be withheld by Applicable Law from any payment hereunder to any Lender until such Lender shall have furnished to the Borrower, the Administrative Agent and Facility Servicer, as applicable, any requested forms, certificates, statements or documents. For the purposes of this Section 2.13(e), “Lender” shall include any other recipients of payments on the Collateral as directed by any Lender to the Administrative Agent or the Facility Servicer.

(f) If a payment made to a Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Administrative Agent, the Facility Servicer and the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower, the Facility Servicer or the Administrative Agent such documentation prescribed by law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Administrative Agent, the Facility Servicer or the Borrower as may be necessary for the Administrative Agent, the Facility Servicer and the Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 2.13(f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g) If any Lender determines, in its sole discretion, exercised in good faith, that it has received a refund of any Taxes for which it was indemnified by the Borrower, the Facility Servicer or the Administrative Agent pursuant to this Section 2.13 or with respect to which the Borrower, the Facility Servicer or the Administrative Agent has paid Additional Amounts pursuant to this Section 2.13, it shall pay to the Borrower, the Facility Servicer or the Administrative Agent, as applicable, an amount equal to such refund (but only to the extent of indemnity payments made, or Additional Amounts paid, by the Borrower, the Facility Servicer or the Administrative Agent, as applicable, under this Section 2.13 with respect to the Taxes or Additional Amounts giving rise to such refund), net of all reasonable out-of-pocket expenses (including additional Taxes, if any) of such Lender, as the case may be, incurred in obtaining such refund, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). The Borrower, upon the request of such Lender, shall repay to such Lender the amount paid over pursuant to this Section 2.13(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.13(g), in no event will the Lender be required to pay any amount to the Borrower pursuant to this Section 2.13(g) the payment of which would place the Lender in a less favorable net after-Tax position than the Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or Additional Amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

(h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.13 survive the termination of this Agreement.

(i) If the Internal Revenue Service or any authority of the United States of America or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent or any other Person of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify promptly the Administrative Agent fully for all amounts paid, directly or indirectly, by such Person as tax or otherwise, including penalties and interest, together with all reasonable expenses incurred.

(j) The Lenders and any transferees or assignees thereof after the Closing Date will be required to provide to the Administrative Agent or its agents all information, documentation or certifications reasonably requested by the Administrative Agent to permit the Administrative Agent to comply with its tax reporting obligations under applicable laws, including any applicable cost basis reporting obligations.

(k) The Borrower shall pay promptly in accordance with Applicable Law any and all stamp, sales, excise and similar Taxes payable or determined to be payable to any Governmental Authority in connection with the execution, delivery, filing and recording of this Agreement, or any other Transaction Documents, except any such Taxes that are imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17) as the result of any other present or former connection between any Lender and the jurisdiction imposing such Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Transaction Document or any loan made pursuant to this Agreement) (“Other Taxes”).

SECTION 2.14 Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i)

Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Majority Lenders and Section 11.01.

(ii)

Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VI or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.12 shall be applied as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent and the Facility Servicer (as directed by the Facility Servicer) hereunder; second, as the Borrower may request (so long as no Unmatured Event of Default or Event of Default exists), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Initial Lender and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Advances under this Agreement; fourth, as such amounts are provided to the Administrative Agent, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, as such amounts are provided to the Administrative Agent, so long as no Unmatured Event of Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, as such amounts are provided to the Administrative Agent, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (A) such payment is a payment of the principal amount of any Advances in respect of which such Defaulting Lender has not fully funded its appropriate share and (B) such Advances were made at a time when the conditions set forth in Section 3.02 were satisfied or waived, such payment shall be applied solely to pay the Advances of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of such Defaulting Lender until such time as all Advances are held by the Lenders pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)

Fees. No Defaulting Lender shall be entitled to receive any Unused Commitment Fee or Utilization Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b) Defaulting Lender Cure. If the Borrower and (if not a Defaulting Lender) the Initial Lender agree in writing that a Lender is no longer a Defaulting Lender, the Borrower or the Initial Lender will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Advances of the other Lenders or take such other actions as the Administrative Agent and the Borrower may determine to be necessary to cause the Advances and funded pro rata by the Lenders in accordance with the Commitments, whereupon, such Lender will cease to be a Defaulting Lender; provided that (i) no adjustments will be made retroactively with respect to payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender and (ii) except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

SECTION 2.15 Benchmark Replacement.

(a) Temporary. If (i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that Term SOFR (or the then-current Benchmark) cannot be determined pursuant to the definition thereof or (ii) the Initial Lender determines that for any reason that Term SOFR (or the then-current Benchmark) does not adequately and fairly reflect the cost to the

Lenders of funding any Advance, the Administrative Agent will promptly so notify the Borrower and each Lender. Upon notice thereof by the Administrative Agent, unless a Benchmark Transition Event has occurred, any outstanding Advance will be deemed to have been converted into an advance bearing interest at the Alternate Base Rate plus the Applicable Spread.

(b) Permanent.

(i) Benchmark Replacement. Notwithstanding anything to the contrary herein, upon the occurrence of a Benchmark Transition Event, the Administrative Agent, the Initial Lender and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower. During a Benchmark Unavailability Period (x) all Advances shall bear interest at the Alternate Base Rate plus the Applicable Spread and (y) any pending requested for an Advance will be deemed to have been converted by the Borrower into a request for an Advance bearing interest at the Alternate Base Rate plus the Applicable Spread.

(ii) Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein (except as expressly set forth in the definition of “Conforming Changes”), any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of the implementation of any Benchmark Replacement and the effectiveness of any Conforming Changes and the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.15, including any determination with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto.

SECTION 2.16 Valuation.

(a) If (i) the Initial Lender reasonably believes that the Value as determined by the Borrower pursuant to the Valuation Policy is materially inaccurate with respect to any Loan Asset (unless such Value has been confirmed by an Approved External Appraiser or such Loan Asset is subject to a valuation established by an Approved External Appraiser within the prior three months unless the Initial Lender reasonably believes there has been a material change in the creditworthiness of the applicable Obligor or a material deterioration in the value of any Underlying Collateral, in each case based on the financial statements of the such Obligor, since such prior valuation was established) or (ii) the Borrower fails to Value any Loan Asset in accordance with the Valuation Policy at any time required thereunder and such Loan Asset is not subject to a valuation established by an Approved External Appraiser within the prior three months (unless the Initial Lender reasonably believes there has been a material change in the creditworthiness of the applicable Obligor or a material deterioration in the value of any Underlying Collateral, in each case based on the financial statements of the such Obligor, since the prior valuation was established), the Initial Lender may request that such Loan Asset be independently valued by giving written notice thereof to the Borrower. Subject to the limits described above, the Initial Lender may make such a request no more than twice in any calendar year. If the Initial Lender requests the independent valuation of a Loan Asset hereunder pursuant to the foregoing, such Loan Asset will be valued by an Approved External Appraiser selected by the Initial Lender, and approved by the Borrower. The Borrower shall pay the cost of any independent valuation made under this Section 2.16 other than as set forth below.

(b) In the case of a valuation requested in the circumstances described in Section 2.16(a)(i), if the difference between the Value of a Loan Asset determined by the Valuation Policy and the Value determined by the Approved External Appraiser is:

(i)

less than 5% below the Value determined by the Valuation Policy therefor, then the Value determined by the Valuation Policy will be used (and the cost of such independent valuation will be at the expense of the Lenders unless an Event of Default has occurred and is continuing at such time);

(ii)

between 5% and 20% below the Value determined by the Valuation Policy therefor, then Value for such Loan Asset will be the average of the Value determined by the Valuation Policy therefor and the value determined by the Approved External Appraiser therefor; and

(iii)

greater than 20% below the Value determined by the Valuation Policy therefor, then the Borrower and the Initial Lender shall retain an additional Approved External Appraiser to value such Loan Asset and the Value for such Loan Asset will be the average of the three valuations (i.e., the Value determined by the Valuation Policy, the value determined by the Approved External Appraiser selected by the Initial Lender and the value determined by the Approved External Appraiser selected by the Borrower and the Initial Lender), and until such additional Approved External Appraiser has valued such Loan Asset, the Value for such Loan Asset will be the value determined by the Approved External Appraiser selected by the Initial Lender.

(c) In the case of a valuation requested in the circumstances described in Section 2.16(a)(ii), the Value of the Loan Asset determined by the Approved External Appraiser will be used.

The value of any Loan Asset for which an Approved External Appraiser’s value is used will be the midpoint of the range (if any) determined by such Approved External Appraiser. The Approved External Appraiser shall apply a recognized valuation methodology as set forth in the Valuation Policy for valuing portfolio investments of the type of the applicable Loan Asset.

SECTION 2.17 Mitigation. If any Lender requests compensation under Section 2.12, or requires the Borrower to pay any Indemnified Tax or Additional Amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office (if available for such Lender) for funding or booking its Advances hereunder or assign its rights and obligations hereunder to another of its offices or branches (if available for such Lender), if, in the judgment of such Lender, such designation or assignment (a) would eliminate or reduce amounts payable pursuant to Section 2.12 or Section 2.13, as the case may be, in the future and (b) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Upon receipt of such estimate, the Borrower may approve the proposed designation or assignment, in which case the Lender shall use reasonable efforts to effect the same. The Borrower shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

ARTICLE III.

CONDITIONS PRECEDENT

SECTION 3.01 Conditions Precedent to Effectiveness. This Agreement becomes effective upon, and no Lender is obligated to make any Advance, nor is any Lender, the Collateral Custodian, the Facility Servicer or the Administrative Agent obligated to take, fulfill or perform any other action hereunder until, the satisfaction of the following conditions precedent:

(a)

this Agreement, all other Transaction Documents and all other agreements, instruments, certificates and other documents listed on Schedule IV have been duly executed by, and delivered to, the parties hereto and thereto;

(b)	each Secured Account (other than the Operating Account) has been established and is subject to an Account Control Agreement;

(c)	the Borrower has provided the Initial Lender with a copy of the Valuation Policy as in effect on the Closing Date;

(d)

the Initial Lender shall have received a copy of the Rating Letter from KBRA, assigning a rating to the credit facility evidenced by this Agreement of at least BBB-, together with a Rating Rationale Report with respect to such rating;

(e)	all up-front fees required under the Fee Letters to be paid on the Closing Date have been paid in full (excluding, for the avoidance of doubt, fees under the Fee Letters that are not yet due);

(f)	the representations contained in Sections 4.01 and 4.02 are true and correct;

(g)

the Borrower has received all material governmental, shareholder and third party consents and approvals necessary in connection with the transactions contemplated by this Agreement and the other Transaction Documents and all applicable waiting periods have expired without any action being taken by any Person that could reasonably be expected to restrain, prevent or impose any material adverse conditions on the Borrower or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation is applicable which in the reasonable judgment of the Lenders could reasonably be expected to have such effect;

(h)

no action, proceeding or investigation has been instituted or, to the Borrower’s Knowledge, threatened in writing or proposed, before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Initial Lender’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby;

(i)

the Administrative Agent and each Lender has received all documentation and other information requested by the Administrative Agent or such Lender or required by regulatory authorities with respect to the Borrower under applicable “know your customer” and Anti-Money Laundering Law, including the USA PATRIOT Act, all in form and substance reasonably satisfactory to the Administrative Agent and the Initial Lender;

(j)

the Administrative Agent has received all documentation and other information requested by the Administrative Agent required by regulatory authorities with respect to the Borrower and the Lenders under applicable “know your customer” and Anti-Money Laundering Law, including the USA PATRIOT Act, all in form and substance reasonably satisfactory to the Administrative Agent; and

(k)

the Borrower shall have established, or facilitated the establishment of, an electronic transmission system with the Account Bank for the purpose of the Administrative Agent monitoring activities in each of the Secured Accounts.

SECTION 3.02 Conditions Precedent to All Advances. Each Advance (including the initial Advance) is subject to the further conditions precedent that:

(a) On the Advance Date for the initial Advance, the following conditions precedent have been satisfied (in addition to those conditions precedent set forth in Section 3.02(c)):

(i)	[reserved];

(ii)

the Borrower has valid ownership interests (directly or indirectly through its ownership of all equity interests in each Subsidiary Guarantor) in the initial pool of Eligible Loan Assets (as set forth on Schedule II as of the Closing Date);

(iii)

the Borrower has provided the Facility Servicer and the Administrative Agent with a Loan Asset Certificate for each of the Eligible Loan Assets, including the initial pool of Eligible Loan Assets (as set forth on Schedule II as of the Closing Date);

(iv)	all actions required to be taken or performed under Section 3.04 with respect to the Transfer of such Eligible Loan Assets has been, or will be simultaneously with such Transfer, taken or satisfied;

(v)

the Operating Account has been established in accordance with Section 8.04(c), is subject to an Account Control Agreement as set forth in Section 8.04(c) and the Administrative Agent shall have received a legal opinion in respect of the Administrative Agent’s security interest in such account in form and substance satisfactory to the Initial Lender and the Administrative Agent and addressed to the Administrative Agent, the Facility Servicer, the Collateral Custodian and the Lenders;

(vi)	there are Eligible Loan Assets in the Collateral Portfolio which, collectively, have at least ten (10) separate and distinct Obligors at such time; and

(vii)

the Borrower and the Administrative Agent shall have agreed on the form of Servicing and Payment Date Report, in form and substance reasonably satisfactory to the Administrative Agent and the Borrower.

(b) On the Advance Date for an Advance (other than the initial Advance), the following conditions precedent have been satisfied (in addition to those conditions precedent set forth in Section 3.02(c)):

(i)

with respect to an Advance to be made in connection with a Delayed Draw, (A) the requested Advance does not exceed the Advance Rate (for such Delayed Draw Loan Asset) of the amount of such Delayed Draw and (B) Holdings has made arrangements reasonably satisfactory to the Initial Lender (including funding through an escrow agent) to fund an equity contribution to the Borrower in an amount sufficient to fund the remainder of such Delayed Draw or there are sufficient funds otherwise available to the Borrower (or a Subsidiary Guarantor) to fund the remainder of such Delayed Draw, in each case taking into account the proceeds from the Advance to be made on the Advance Date; and

(ii)	with respect to an Advance to be made in connection with the Transfer of Eligible Loan Assets (whether by origination, sale or contribution):

(A)	the Loan Assets subject to such Transfer are “Eligible Loan Assets” in accordance with clause (ii) of the definition thereof;

(B)

Holdings has made arrangements reasonably satisfactory to the Initial Lender (including funding through an escrow agent) to fund an equity contribution to the Borrower in an amount sufficient to acquire such Eligible Loan Assets as of the proposed Advance Date (or if the Borrower (or a Subsidiary Guarantor) has already acquired such Eligible Loan Assets, Holdings has funded such equity contribution to the Borrower) or there are sufficient funds otherwise available to the Borrower (or a Subsidiary Guarantor) to fund the remainder of such acquisition, in each case taking into account the proceeds from the Advance to be made on the Advance Date; and

(C)

simultaneously with the making of such Advance, the Borrower will obtain valid ownership interests (directly or indirectly through its ownership of 100% of the equity interests in each Subsidiary Guarantor) in such Eligible Loan Assets (or, the Borrower has obtained valid ownership interests (directly or indirectly through its ownership of 100% of the equity interests in each Subsidiary Guarantor) in such Eligible Loan Assets prior thereto) and all actions required to be taken or performed under Section 3.04 with respect to the Transfer of such Eligible Loan Assets has been, or will be simultaneously with such Transfer, taken or satisfied.

(c) On the Advance Date of an Advance (including the initial Advance), the following statements are true and correct and the Borrower by accepting such Advance is deemed to have certified that:

(i)	the Borrower has delivered to the Administrative Agent a Notice of Borrowing, a Borrowing Base Certificate and a Portfolio LTV Certificate as provided in Section 2.02(a);

(ii)

on and as of such Advance Date, after giving effect to such Advance and the transactions related thereto, including the use of proceeds thereof, the Advances Outstanding do not exceed the Maximum Availability on such Advance Date;

(iii)	no Unmatured Event of Default, Event of Default or Market Trigger Event has occurred and is continuing, or would result from such Advance or application of proceeds therefrom;

(iv)

the representations contained in Sections 4.01 and 4.02 are true and correct in all material respects before and after giving effect to such Advance and to the application of proceeds therefrom, on and as of such day as though made on and as of such date (or, in the case of any such representation expressly stated to have been made as of a specific date, as of such specific date);

(v)	such Advance Date is prior to the end of the Availability Period;

(vi)	with respect to the Transfer of any Loan Asset on such Advance Date, all actions required to be taken or performed under Section 3.04 with respect to such Transfer have been taken or satisfied; and

(vii)	all expenses and fees (including reasonable legal fees and any fees required under the Fee Letters) that are required to be paid hereunder or by the Fee Letters have been paid in full.

(d) On or prior to the Advance Date for any Advance, the Borrower has provided to the Administrative Agent, the Lenders and the Facility Servicer (which may be provided electronically) the Loan Asset Schedule under which such Advance is made as updated to include each of the Eligible Loan Assets included in the Borrowing Base Certificate delivered in connection with such Advance.

SECTION 3.03 Advances Do Not Constitute a Waiver. No Advance made hereunder constitutes a waiver of any condition to any Lender’s obligation to make such an Advance unless such waiver is in writing and executed by such Lender.

SECTION 3.04 Conditions to Transfers of Loan Assets. Each Transfer of a Loan Asset is subject to the further conditions precedent that:

(a) the Borrower has delivered to the Administrative Agent (with a copy to the Facility Servicer, the Collateral Custodian and the Initial Lender) no later than 2:00 p.m. on the date that is three Business Days prior to the related Cut-Off Date (A) a Loan Asset Certificate for such Loan Asset, (B) a Borrowing Base Certificate and a Portfolio LTV Certificate (each giving pro forma effect to such Transfer and proposed Advances relating thereto) and (C) a Loan Asset Schedule, in each case reflecting the Transfer of such Loan Asset;

(b) all actions required to be taken or performed (including the filing of UCC financing statements) to give the Administrative Agent, for the benefit of the Secured Parties, a first priority perfected security interest (subject only to Permitted Liens) in such Loan Asset and the Portfolio Assets related thereto and the proceeds thereof have been taken or performed;

(c) no Event of Default or Unmatured Event of Default exists or would result from such Transfer;

(d) to the extent Collections are used to pay the purchase or origination cost of the Loan Asset being Transferred to the Borrower or Subsidiary Guarantor, such purchase or origination occurs (or the commitment to purchase or originate is entered into) during the Availability Period; and

(e) the Net Aggregate Exposure Amount is not greater than zero at the time that the Borrower (or the applicable Subsidiary Guarantor) enters into any commitment to purchase or originate such Loan Asset.

Each Transfer of a Loan Asset pursuant to this Section 3.04 is deemed a representation by the Borrower that the conditions specified in this Section 3.04 have been met.

ARTICLE IV.

REPRESENTATIONS

SECTION 4.01 Representations of the Loan Parties. Each Loan Party solely as to itself hereby represents to the Secured Parties as follows:

(a) Organization, Good Standing and Due Qualification. Each Loan Party is an organization duly organized, validly existing and in good standing under the laws of the State of Delaware or its jurisdiction of organization, with all requisite power and authority necessary to own the Loan Assets and the Collateral Portfolio or the Pledged Equity, as applicable, and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement and the other Transaction Documents to which it is a party. Each Loan Party is duly qualified to do business as an organization, and has obtained all licenses and approvals under the laws of the State of Delaware or its jurisdiction of organization, and in all other jurisdictions necessary to own its assets and to transact the business in which it is engaged (to the extent such concept exists in such other jurisdiction), and is duly qualified, and in good standing, under the laws of (A) the State of Delaware or its jurisdiction of organization and (B) each other material jurisdiction where the transaction of such business or its ownership of the Loan Assets and the Collateral Portfolio or the Pledged Equity, as applicable, and the conduct of its business requires such qualification.

(b) Power and Authority; Due Authorization; Execution and Delivery. Each Loan Party (i) has the power, authority and legal right to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (B) perform and carry out the terms of this Agreement and the other Transaction Documents to which it is a party and the transactions contemplated thereby and (ii) has taken all necessary action to (A) authorize the execution, delivery and performance of this Agreement and each of the other Transaction Documents to which it is a party, (B) grant to the Administrative Agent, for the benefit of the Secured Parties, a first priority perfected security interest in the Collateral and/or the Pledged Equity (as applicable) on the terms and conditions of this Agreement and the other Transaction Documents, subject only to Permitted Liens and (C) authorize the Applicable Servicer to perform the actions contemplated herein. This Agreement and each other Transaction Document to which such Loan Party is a party have been duly executed and delivered by such Loan Party.

(c) Binding Obligation. This Agreement and each of the other Transaction Documents to which such Loan Party is a party constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by Bankruptcy Laws and other limitations on creditors’ rights generally and by general principles of equity.

(d) All Consents Required. No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority, bureau or agency is required in connection with the execution, delivery or performance by such Loan Party of this Agreement or any Transaction Document to which it is a party or the validity or enforceability of this Agreement or any such Transaction Document or the transfer of an ownership interest in the Loan Assets or grant of a security interest in the Collateral or the Pledged Equity, other than (i) such as have been met or obtained and are in full force and effect and (ii) as may be required or contemplated hereunder or under any Transaction Document in order to perfect the Administrative Agent’s security interest in the Collateral or the Pledged Equity for the benefit of the Secured Parties.

(e) No Violation. The execution, delivery and performance of this Agreement and the other Transaction Documents and all other agreements and instruments executed and delivered or to be executed and delivered in connection with the Transfer of any Loan Asset will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, such Loan Party’s organizational documents, (ii) result in the creation or imposition of any Lien on the Collateral or the Pledged Equity other than Permitted Liens, (iii) violate any Applicable Law in any material respect or (iv) violate any material contract or other agreement to which such Loan Party is a party or by which any property or assets of such Loan Party may be bound.

(f) No Proceedings; Injunctions. There is no litigation, proceeding or investigation pending or, to the Knowledge of such Loan Party, threatened in writing against such Loan Party or any properties of such Loan Party, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document or (iii) that would reasonably be expected to be adversely determined, and, if so determined, either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect. No injunction, writ, restraining order or other order of any nature adversely affects such Loan Party’s performance of its obligations under this Agreement or any Transaction Document to which such Loan Party is a party.

(g) No Liens. The Collateral (other than the Holdings Pledged Equity) is owned, directly or indirectly, by the Borrower, the Holdings Pledged Equity is owned directly by Holdings, and the Subsidiary Guarantor Collateral is owned directly by the Subsidiary Guarantor making the pledge thereof, in each case, free and clear of any Liens except for Permitted Liens.

(h) Transfer of Collateral Portfolio. Except as otherwise expressly permitted by the terms of this Agreement, no item of Collateral Portfolio has been Sold, assigned or pledged by the Borrower or any Subsidiary Guarantor to any Person, other than in accordance with Article II and the grant of a security interest therein to the Administrative Agent, for the benefit of the Secured Parties, pursuant to the terms of this Agreement.

(i) Sole Purpose. Such Loan Party has been formed or incorporated solely for the purpose of engaging in transactions contemplated by this Agreement and the other Transaction Documents, and has not engaged in any business activity other than the type expressly permitted under Section 5.01(a). No Loan Party is party to any agreements other than this Agreement, the other Transaction Documents to which it is a party, the Required Loan Documents, other agreements listed on the Loan Asset Checklist for each Loan Asset in respect of which the Borrower (or a Subsidiary Guarantor) is a lender, agreements relating to its deposit accounts or securities accounts and agreements with servicer providers that are customary for special purpose entities. Holdings does not hold or own any assets other than the Holdings Pledged Equity except deposit accounts or securities accounts, cash and/or securities therein, related contracts and rights thereunder and assets that it receives from time to time from PIMCO Capital Solutions BDC or Affiliates thereof for further contribution to the Borrower and the Subsidiary Guarantors.

(j) Separate Entity. Other than to the extent permitted under Section 5.01(a), the Borrower and the Subsidiary Guarantors are operated as entities with assets and liabilities distinct from those of Holdings, PIMCO Capital Solutions BDC, and any other Affiliates thereof, and the Borrower hereby acknowledges that the Administrative Agent and the Lenders are entering into the transactions contemplated by this Agreement in reliance upon the Borrower’s and the Subsidiary Guarantors’ identities as separate legal entities from Holdings, PIMCO Capital Solutions BDC and from each such other Affiliate of PIMCO Capital Solutions BDC.

(k) Taxes. All tax returns (including all foreign, federal, State, local and other returns) required to be filed by, on behalf of or with respect to the income and assets of the Borrower (including the Collateral Portfolio) have been timely filed and the Borrower is not liable for Taxes payable by any other Person, except Taxes that are being contested in good faith by appropriate proceedings diligently conducted in accordance with GAAP or as could not reasonably be expected to have a Material Adverse Effect. The Borrower has paid or made adequate provisions for the payment of all Taxes assessed against it or any of its property (including the Collateral Portfolio) except for those Taxes being contested in good faith by appropriate proceedings and in respect of which it has established proper reserves in accordance with GAAP on its books or as could not reasonably be expected to have a Material Adverse Effect. No Tax lien or similar adverse claim has been filed, and no claim has been asserted in writing, with respect to any such Tax, except for Permitted Liens.

(l) Location; Names; Jurisdiction. Except as permitted pursuant to Section 5.02(l), such Loan Party’s location (within the meaning of Article 9 of the UCC of the State of New York) is the State of Delaware. Except as permitted pursuant to Section 5.02(l), the principal place of business or chief executive office of such Loan Party and the location of such Loan Party’s records regarding the Collateral or the Pledged Equity, as applicable (other than those delivered to the Collateral Custodian or the Administrative Agent pursuant to this Agreement), is at the address set forth under its name in Schedule VI. Except as permitted pursuant to Section 5.02(l), each Loan Party’s legal name is as set forth in the preamble of this Agreement. Each Loan Party’s only jurisdiction of organization is the State of Delaware and, except as permitted pursuant to Section 5.02(l), no Loan Party has changed its jurisdiction of organization.

(m) No Subsidiaries. The Borrower does not own or hold the equity interests in any Person, other than (x) the Subsidiary Guarantor Pledged Equity and (y) any equity interest received in connection with a workout, restructuring or exchange of a Loan Asset or any warrants or other equity interest received in connection with a Loan Asset. Holdings does not directly own or hold the equity interests in any Person other than the Borrower. The Subsidiary Guarantors, in each case, do not own or hold the equity interests in any Person other than any equity interest received in connection with a workout, restructuring or exchange of a Loan Asset or any warrants or other equity interest received in connection with a Loan Asset.

(n) Reports Accurate. All Notices of Borrowing, Borrowing Base Certificates, Portfolio LTV Certificates and other written or electronic information, exhibits, financial statements, documents, books, records or reports furnished by the Borrower to the Administrative Agent, the Facility Servicer or the Collateral Custodian in connection with this Agreement and the other Transaction Documents are accurate, true and correct as of the date furnished in all material respects when taken as a whole (in the case of financial statements and other financial data subject to customary year-end adjustments and to the extent reasonably expected of financial statements not subject to audit procedures and in the case of information not prepared by or under the direction of the Borrower (including information provided by any Obligor), to the Knowledge of the Borrower), and no such document contains any misstatement of fact or omits to state a fact or any fact necessary to make the statements contained therein not materially misleading as of the date thereof when taken as a whole and in light of the circumstances under which the same has been delivered (and, in the case of information not prepared by or under the direction of the Borrower (including information provided by any Obligor), to the Knowledge of the Borrower), or (in the case of projections) is or will be based on good faith estimates based upon assumptions believed to be reasonable by the Borrower at the time of preparation, on the date as of which such information is stated or certified, it being understood that such projections may vary from actual results and that such variances may be material.

(o) Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Transaction Documents (including the use of Proceeds from the sale of any item in the Collateral Portfolio) will violate or result in a violation of Section 7 of the Exchange Act or Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Borrower does not own or intend to carry or purchase, and no proceeds from the Advances will be used to carry or purchase, any “margin stock” within the meaning of Regulation U or to extend “purpose credit” within the meaning of Regulation U.

(p) Event of Default or Unmatured Event of Default. No event has occurred which constitutes an Event of Default or, to the Borrower’s Knowledge, an Unmatured Event of Default, in each case, which has not been previously disclosed to the Administrative Agent in writing.

(q) ERISA. Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, no ERISA Event has occurred and none of the Loan Parties or any ERISA Affiliate of a Loan Party is aware of any fact, event or circumstance that, either individually or in the aggregate, could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan. No Loan Party holds (i) Plan Assets or (ii) “plan assets” subject to Similar Law.

(r) Instructions for Collections. The Borrower has (or has caused to be) instructed (and has caused each Subsidiary Guarantor to instruct) the Obligors or any Counterparty Lender or Underlying Servicer to send Collections with respect to the Loan Assets to the Collection Account and no other account. Neither the Borrower nor any Subsidiary Guarantor has granted any Person other than the Administrative Agent, for the benefit of the Secured Parties, and the Account Bank, as to ordinary depository bank liens, an interest in the Collection Account or in any other Secured Account. Only the

Administrative Agent has any rights of withdrawal with respect to amounts held in the Collection Account and each other Secured Account subject to a “blocked” Account Control Agreement, and the Borrower shall not have any such rights other than as provided in Section 2.07(e).

(s) Investment Company Act. No Loan Party is required to register as an “investment company” under the provisions of the 1940 Act.

(t) Compliance with Applicable Law. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, such Loan Party has complied with all Applicable Law to which it may be subject, and no item of the Collateral Portfolio or (without duplication) any of the Collateral contravenes any Applicable Law (including all applicable predatory and abusive lending laws, laws, rules and regulations relating to licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy).

(u) Collections; Secured Accounts. All Collections received by the Borrower (or any Affiliate thereof) or any Subsidiary Guarantor (or any Affiliate thereof) with respect to the Collateral Portfolio are held in trust for the benefit of the Administrative Agent, for the benefit of the Secured Parties, until deposited into the Collection Account as provided herein. No Loan Party has granted any Person other than the Administrative Agent, for the benefit of the Secured Parties, an interest in any of the Secured Accounts.

(v) Set-Off etc. No Loan Asset has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Borrower or the Obligor thereof after the Cut-Off Date therefor, and no item in the Collateral Portfolio is subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Collateral Portfolio or otherwise, by the Borrower or the Obligor with respect thereto after the Cut-Off Date therefor, except, in each case, for amendments, extensions and modifications, if any, permitted pursuant to Section 5.01(e).

(w) Environmental. With respect to each item of Underlying Collateral as of the applicable Cut-Off Date for the Loan Asset related to such Underlying Collateral, to the Borrower’s Knowledge, except as expressly provided in the Loan Asset Schedule for such Loan Asset prior to such Cut-Off Date and as accepted by the Initial Lender: (i) the related Obligor’s operations comply in all material respects with all applicable Environmental Laws; (ii) none of the related Obligor’s operations is the subject of a Federal or State investigation evaluating whether any remedial action, involving expenditures, is needed to respond to a release of any Hazardous Materials into the environment; and (iii) the related Obligor does not have any material contingent liability in connection with any release of any Hazardous Materials into the environment. As of the applicable Cut-Off Date for the Loan Asset related to such Underlying Collateral, neither the Borrower nor any Subsidiary Guarantor has received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Underlying Collateral.

(x)	Security Interest.

(i)	This Agreement creates a valid and continuing security interest (as defined in the UCC of the State of New York) in the Collateral and the Pledged Equity in favor of the

Administrative Agent, on behalf of the Secured Parties, which security interest is prior to all other Liens (except for Permitted Liens).

(ii)

The Collateral Portfolio is comprised of “instruments”, “financial assets”, “security entitlements”, “general intangibles”, “chattel paper”, “accounts”, “certificated securities”, “uncertificated securities”, “securities accounts”, “deposit accounts”, “supporting obligations” or “insurance” (each as defined in the UCC of the State of New York), and the proceeds of the foregoing, or such other category of collateral under the UCC of the State of New York as to which the Borrower has complied with its obligations under this Section 4.01(x).

(iii)

The Collection Account and each other Secured Account are not in the name of any Person other than the Borrower or a Subsidiary Guarantor, as applicable, subject to the lien of the Administrative Agent, for the benefit of the Secured Parties.

(iv)	The Collection Account and each other Secured Account, in each case, constitutes a “deposit account” or a “securities account” as defined in the UCC of the State of New York.

(v)

The Borrower or the relevant Subsidiary Guarantor, as applicable, the Account Bank and the Administrative Agent, on behalf of the Secured Parties, have entered into an Account Control Agreement for the Collection Account and each other Secured Account; provided that the Operating Account shall be established in accordance with Section 8.04(c) and shall be required to be subject to an Account Control Agreement as set forth in Section 8.04(c).

(vi)

The Loan Parties have authorized, and by their respective signatures to this Agreement do hereby authorize, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in that portion of the Collateral and the Pledged Equity in which a security interest granted to the Administrative Agent, on behalf of the Secured Parties, under this Agreement may be perfected by filing of a UCC financing statement.

(vii)

Other than as expressly permitted by the terms of the Transaction Documents (including Permitted Liens) and the security interest granted to the Administrative Agent, on behalf of the Secured Parties, pursuant to this Agreement, no Loan Party has pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral or the Pledged Equity, as applicable. No Loan Party has authorized the filing of or is aware of any financing statements against such Loan Party that include a description of collateral covering the Collateral or the Pledged Equity, as applicable, other than any financing statement that has been terminated or fully and validly assigned to the Administrative Agent. No Loan Party is aware of the filing of any judgment or Tax lien filings against a Loan Party, other than Permitted Liens.

(viii)

None of the underlying promissory notes or related loan registers or Participation Agreements or related participation registers, as applicable, that constitute or evidence the Loan Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Administrative Agent, on behalf of the Secured Parties, except to the extent any such marks or notations indicate any pledges, assignments or other conveyances that have been discharged or are otherwise no longer in effect as of the Cut-Off Date for such Loan Asset.

(ix)

With respect to any Collateral that constitutes a “certificated security,” such certificated security has been delivered to the Administrative Agent, on behalf of the Secured Parties and, if in registered form, has been specially Indorsed (as specified in Section 8-102(a)(11) of the UCC of the State of New York) to the Administrative Agent, for the benefit of the Secured Parties, or in blank by an effective indorsement or has been registered in the name of the Administrative Agent, for the benefit of the Secured Parties, upon original issue or registration of transfer by the Borrower, Holdings or the Subsidiary Guarantors (as applicable) of such certificated security.

(x)

With respect to any Collateral that constitutes an “uncertificated security,” the Borrower, Holdings or the Subsidiary Guarantors (as applicable) has caused the issuer of such uncertificated security to register the Administrative Agent, on behalf of the Secured Parties, as the registered owner of such uncertificated security.

(xi)

The Holdings Pledged Equity has been duly and validly authorized and issued by the Borrower. Each Subsidiary Guarantor has duly and validly authorized and issued such Subsidiary Guarantor’s Subsidiary Guarantor Pledged Equity.

(xii)

The Borrower consents to the pledge of the Pledged Equity by Holdings and to the transfer of any Pledged Equity to the Administrative Agent or its designee, in connection with an exercise of remedies in accordance with Applicable Law following, and during the occurrence of, an Event of Default and to the substitution of the Administrative Agent or its designee as a member in the Borrower with all the rights and powers related thereto, in each case subject to the terms of this Agreement. Each Subsidiary Guarantor consents to the pledge of the Pledged Equity by the Borrower and to the transfer of any Pledged Equity to the Administrative Agent or its designee, in connection with an exercise of remedies in accordance with Applicable Law following, and during the occurrence of, an Event of Default and to the substitution of the Administrative Agent or its designee as a limited partner, general partner or member, as the case may be, in such Subsidiary Guarantor with all the rights and powers related thereto, in each case subject to the terms of this Agreement.

(y) Sanctions. (i) None of the Loan Parties, or any of their respective Subsidiaries, or any of the respective directors, officers or employees of any of the foregoing is a Sanctioned Person. None of the Loan Parties conducts business in or with any Sanctioned Country or Sanctioned Person in violation of any applicable Sanctions Law, or otherwise engages in any dealings or transactions that would constitute a violation of applicable Sanctions Laws. The Borrower will not use proceeds of the Advances, directly or knowingly indirectly, to fund any operations in, finance any investments or activities in, or make any payments to a Sanctioned Country or Sanctioned Person or in any other manner that would constitute or give rise to a violation of any Sanctions Law by any party to this Agreement or would reasonably be expected by the Borrower to cause any party to this Agreement to become a Sanctioned Person. The Borrower will not use funds derived from activity that constitutes a violation of applicable Sanctions Laws to pay the Administrative Agent or the Facility Servicer. To the Loan Parties’ knowledge, the Loan Parties are in compliance with applicable Sanctions Laws. Each Loan Party shall promptly notify the Facility Servicer, the Administrative Agent and the Collateral Custodian in writing upon obtaining knowledge of the occurrence of a Reportable Compliance Event, except to the extent such notice is prohibited by Applicable Law or the relevant Governmental Authority.

(z) Ownership of Collateral and Loan Assets. The Borrower, Holdings and the Subsidiary Guarantors, collectively, are the sole beneficial owners (directly or indirectly) of all assets constituting the Collateral and the Pledged Equity. The Borrower and the Subsidiary Guarantors, collectively, are the sole (x) direct beneficial owner of all Loan Assets and (y) holder of record of each Loan Asset.

(aa) Cash Flow Schematic. Schedule VIII attached hereto accurately reflects the manner in which all Collections and other payments with respect to each Loan Asset required to be paid to the Collection Account are paid thereto.

SECTION 4.02 Representations of the Borrower and each Subsidiary Guarantor Relating to the Agreement and the Collateral Portfolio. The Borrower and each Subsidiary Guarantor hereby represents to the Secured Parties as follows:

(a) Eligibility of Collateral Portfolio. (i) Each Loan Asset Schedule, each Borrowing Base Certificate, each Portfolio LTV Certificate and the information contained in each Notice of Borrowing is an accurate and complete listing of all the Loan Assets contained in the Collateral Portfolio as of the related Cut-Off Date or Advance Date, as applicable, and the information contained therein with respect to the identity of such item of Collateral Portfolio and the amounts owing thereunder is true and correct in all material respects as of the related Cut-Off Date or Advance Date, as applicable, (ii) each Loan Asset designated on any Loan Asset Schedule or any Borrowing Base Certificate as an Eligible Loan Asset as of the Cut-Off Date therefor and such Loan Asset included as an Eligible Loan Asset in any calculation of a Borrowing Base is, as of the Cut-Off Date therefor, an Eligible Loan Asset, (iii) the Borrower and each Subsidiary Guarantor has complied in all material respects with the requirements of this Agreement, including Article IX, with respect to each Loan Asset, including delivery to the Collateral Custodian of the Required Loan Documents and other documents therefor as provided in Section 5.01(f) and (iv) with respect to each item of Collateral Portfolio, all material consents, licenses, approvals or authorizations of or registrations or declarations of any Governmental Authority or any Person required to be obtained, effected or given by the Borrower or a Subsidiary Guarantor in connection with the grant of a security interest in each item of Collateral Portfolio to the Administrative Agent, for the benefit of the Secured Parties, have been duly obtained, effected or given and are in full force and effect, other than as may be required or contemplated hereunder or under any Transaction Document in order to perfect the Administrative Agent’s security interest in the Collateral Portfolio for the benefit of the Secured Parties. For the avoidance of doubt, any inaccurate representation that a Loan Asset is an Eligible Loan Asset hereunder shall not constitute an Event of Default if the aggregate Advances Outstanding do not exceed the Maximum Availability assuming such Loan Asset was not included as an Eligible Loan Asset in the calculation of the Borrowing Base.

(b) No Fraud. To the Borrower’s Knowledge, each Loan Asset was originated without any fraud or material misrepresentation on the part of the Obligor or Transferor, if any, of such Loan Asset.

SECTION 4.03 Representations of Each Lender. Each Lender hereby represents to each Loan Party that with respect to each Advance either (a) no portion of the assets used by such Lender for such Advance constitutes Plan Assets or (b) the Advance satisfies the requirements of a Department of Labor prohibited transaction class exemption.

ARTICLE V.

GENERAL COVENANTS

SECTION 5.01 Affirmative Covenants. From the Closing Date until the Facility Termination Date:

(a) Organizational Procedures and Scope of Business. Each Loan Party shall observe all organizational procedures required by its organizational document and the laws of its jurisdiction of formation. Without limiting the foregoing, the Borrower shall limit the scope of its business to: (i) the acquisition and origination of and investments in Eligible Loan Assets and the ownership and management of the Eligible Loan Assets and the related Portfolio Assets and any equity interest or other asset received in connection with a workout, restructuring or exchange of a Loan Asset or any warrants or other equity interest received in connection with any Loan Asset; (ii) the Sale of Loan Assets as and when permitted under the Transaction Documents; (iii) entering into and performing under the Transaction Documents; (iv) consenting or withholding consent as to proposed amendments, waivers and other modifications of the Loan Agreements to the extent not prohibited by the terms of this Agreement or any other Transaction Document; (v) exercising any rights (including but not limited to voting rights and rights arising in connection with a Bankruptcy Event with respect to an Obligor or the consensual or non-judicial restructuring of the debt or equity of an Obligor) or remedies in connection with the Loan Assets and participating in the committees (official or otherwise) or other groups formed by creditors of an Obligor to the extent not in conflict with the terms of this Agreement or any other Transaction Document; (vi) the ownership and management of its equity interest in each Subsidiary Guarantor; and (vii) engaging in any activity and to exercise any powers permitted to organizations of its type under the laws of the jurisdiction of its organization that are related to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

(b) Special Purpose Entity Requirements. (1) The Borrower at all times shall comply with the special purpose covenants set forth in Section 2.2 of its limited liability company agreement as in effect on the Closing Date. Each Subsidiary Guarantor at all times shall comply with the special purpose covenants set forth in Section 2.2 of its limited liability company agreement as in effect on the Closing Date (or, in the case of any Post-Closing Subsidiary Guarantor, the substantially equivalent special purpose covenants set forth in its organizational documents, modified to take into account any requirements or customary practice in its jurisdiction of formation). Holdings at all times shall comply with the special purpose covenants set forth in Section 2.2 of its limited liability company agreement as in effect on the Closing Date. (2) Holdings shall not fail for five consecutive Business Days to have at least one Independent Manager (or 30 days in the case of such Independent Manager’s death, disability or resignation) or shall fail to provide (and at all times each Loan Party’s organizational documents shall reflect) that the consent of the Independent Manager is required for any Loan Party to (i) dissolve or liquidate, in whole or part, or institute proceedings to be adjudicated bankrupt or insolvent, (ii) institute or consent to the institution of bankruptcy or insolvency proceedings against it, (iii) file a petition seeking or consent to reorganization or relief under any applicable federal or State law relating to bankruptcy or insolvency, (iv) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such Loan Party, (v) make any assignment for the benefit of such Loan Party’s creditors or (vi) admit in writing its inability to pay its debts generally as they become due.

(c) Preservation of Company Existence. Each Loan Party (i) shall preserve and maintain its organizational existence, rights, franchises and privileges in the jurisdiction of its formation and (ii) shall promptly obtain and thereafter maintain qualifications to do business as a foreign entity in any other jurisdiction in which it does business and in which it is required to so qualify under Applicable Law, except, in the case of this clause (ii), the failure to do so could not reasonably be expected to cause a Material Adverse Effect.

(d) Deposit of Misdirected Collections. The Borrower and each Loan Party shall cause all Collections (and all proceeds thereof) to be paid into and held in the Collection Account. To the extent that any Collections (or proceeds thereof) are not paid into and held in the Collection Account, the Borrower and each Loan Party shall deposit or cause to be deposited the full amount of any and all such Collections (and all proceeds thereof, as applicable) into the Collection Account within two Business Days after obtaining knowledge thereof.

(e)	Material Modifications and Underlying Obligor Default.

(i)

The Borrower shall give prior written notice to the Initial Lender and the Rating Agency of any proposed Material Modification with respect to any Loan Asset. Once notified, the Initial Lender shall have five Business Days to consent or decline to consent to such Material Modification. Regardless of whether such consent is obtained, the Borrower (or the applicable Subsidiary Guarantor) may proceed with such Material Modification; it being agreed that entering into such Material Modification without such consent of the Initial Lender shall have the consequences set forth in Section 2.04(b) and Section 2.04(c) unless and until the Initial Lender consents to such Material Modification. For the avoidance of doubt, if the Initial Lender does not respond to the request for consent for any proposed Material Modification within the five Business Day period, such consent shall be deemed to have been declined unless and until the Initial Lender consents to such Material Modification.

(ii)

The Borrower shall give written notice to the Lenders, the Facility Servicer and the Rating Agency of any Underlying Obligor Default with respect to any Loan Asset as promptly as possible after learning thereof.

(f) Required Loan Documents. If the Borrower is requesting an Advance to finance the Transfer of a Loan Asset, the Borrower shall (and shall cause each Subsidiary Guarantor to) deliver to the Portfolio Asset Servicer, the Administrative Agent, the Facility Servicer and the Initial Lender electronic copies of the Required Loan Documents and the Loan Asset Checklist and Loan Asset Certificate pertaining to each such Loan Asset at least one Business Day prior to the related Advance Date (or such later date as the Initial Lender may agree). For each other Eligible Loan Asset, the Borrower shall (and shall cause each Subsidiary Guarantor to) deliver to the Portfolio Asset Servicer, the Administrative Agent, the Facility Servicer, the Initial Lender and Collateral Custodian electronic copies of the Required Loan Documents and the Loan Asset Checklist pertaining to each such Loan Asset in accordance with Article IX within five Business Days following the Cut-Off Date pertaining to such Loan Asset or such later date as the Administrative Agent (acting at the direction of the Initial Lender) may agree.

(g) Maintenance of Credit Rating; Acceptable Rating Agency Information.

(i) The Borrower shall cause an Acceptable Rating Agency to maintain a Debt Rating of BBB-, BBB(low) or Baa3 or higher and shall provide the Administrative Agent and the Initial Lender with a copy of the Rating Letter and Rating Rationale Report for such Debt Rating annually prior to each anniversary of the Closing Date.

(A)

If the Debt Rating is downgraded below BBB-, BBB(low) or Baa3 (but not lower than “C”), then the Borrower, by not later than 15 Business Days after the date of such downgrade, shall either (x) deliver preliminary feedback from another Acceptable Rating Agency that indicates that such Acceptable Rating Agency is prepared to issue a Debt Rating of BBB-, BBB(low) or Baa3 or higher or (y) cause the Acceptable Rating Agency that previously provided a Debt Rating to restore the Debt Rating of BBB-, BBB(low) or Baa3 or higher (including as a result of a prepayment in part or in whole of the Advances Outstanding, and any provision in Section 2.04 prohibiting such a repayment is waived for the purpose of such repayment and there shall be no premium or penalty associated therewith). In the event the Borrower delivers preliminary feedback from another Acceptable Rating Agency that indicates that such Acceptable Rating Agency is prepared to issue a Debt Rating of BBB-, BBB(low) or Baa3 or higher, then the Borrower, by not later than 45 days after the date of such preliminary feedback, shall deliver a Rating Letter and Rating Rationale Report from such other Acceptable Rating Agency indicating that it has issued an equivalent Debt Rating of BBB-, BBB(low) or Baa3. Notwithstanding the foregoing, if the Borrower is unable to deliver either the preliminary feedback or the Rating Letter and Rating Rationale Report described in the preceding two sentences within the applicable timeframes (or to restore the Debt Rating from the Acceptable Rating Agency that previously rated the facility), then an Unmatured Event of Default or Event of Default shall not result therefrom, and the Borrower shall not be in breach of its covenants and obligations, but a Ratings Event shall occur and be continuing until the occurrence of a Ratings Event Cure.

(B)

If the Borrower shall have failed to maintain a Debt Rating of “C” or higher that is not more than 364 days old (and that is evidenced by a Rating Letter and Rating Rationale Report that have been delivered to the Administrative Agent), then a Ratings Event shall occur and be continuing until the occurrence of a Ratings Event Cure, but an Unmatured Event of Default or Event of Default shall not result therefrom, and the Borrower shall not be in breach of its covenants and obligations.

The Borrower shall provide any Acceptable Rating Agency that is then engaged by the Borrower to rate the credit facility evidenced by this Agreement with all available information in the possession of the Borrower that is reasonably requested by such Acceptable Rating Agency in connection with its rating of the credit facility evidenced by this Agreement. The Borrower shall pay all costs and expenses required to comply with the provisions of this Section 5.01(g)(i).

(ii)

Notwithstanding Section 5.01(g)(i), if the Borrower shall fail to maintain a Debt Rating as a result of a withdrawal of such Debt Rating by the Applicable Rating Agency which issued such Debt Rating, then the Borrower shall, by no later than 120 days from the date of such failure, repay all Advances Outstanding in full, together with all accrued and unpaid interest, all accrued and unpaid fees, costs and expenses of the Secured Parties and all other Obligations (unless, during such period, the Borrower is able to obtain a Rating Letter and Rating Rationale Report issuing a Debt Rating of BBB-, BBB(low) or Baa3 or higher from an Acceptable Rating Agency) and any provision in Section 2.04 prohibiting such a repayment is waived for the purpose of such repayment and there shall be no premium or penalty associated therewith.

(h) Notices. The Borrower shall notify the Administrative Agent in writing, with a copy to the Facility Servicer, the Initial Lender and the Rating Agency, promptly (and in any event within five Business Days following the acquisition of Knowledge or receipt of notice by a Responsible Officer of the Borrower) following the occurrence of:

(i)

each Unmatured Event of Default or Event of Default of which the Borrower has Knowledge or has received notice and no later than three Business Days following such written notice, the Borrower shall provide to the Administrative Agent, with a copy to Initial Lender, a written statement of a Responsible Officer of the Borrower setting forth the details of such event and the action that the Borrower proposes to take with respect thereto;

(ii)	any occurrence of a Market Trigger Event;

(iii)

any event or other circumstance Known to the Borrower that would reasonably be expected to result in a Material Adverse Effect; provided that such notice shall not relieve Borrower of their other obligations under this Agreement;

(iv)

the filing or commencement of any action, suit, investigation or proceeding by or before any arbitrator or Governmental Authority against or affecting a Loan Party or PIMCO Capital Solutions BDC, including pursuant to any applicable Environmental Laws, that, in each case, could reasonably be expected to be adversely determined, and, if so determined, could reasonably be expected to result in liability of the Borrower in an aggregate amount exceeding $10,000,000;

(v)

any material Lien on the Collateral Known to the Borrower (other than Permitted Liens); (vi) any ERISA Event, except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(vii)	any change in the accounting policies of the Borrower constituting a material deviation from GAAP; and

(viii)	any material change in the Valuation Policy and the Borrower shall provide a written copy of such change within three Business Days of such change.

(i) Additional Information; Additional Documents. The Borrower shall provide a Responsible Officer of the Administrative Agent with any financial or other information reasonably requested by the Administrative Agent (acting at the direction of the Initial Lender) evidencing the truthfulness of the representations set forth in this Agreement promptly after written request therefor, including evidence that none of its assets include (i) Plan Assets or (ii) “plan assets” subject to Similar Laws. Notwithstanding anything to the contrary in this provision, the Borrower and its Affiliates will not be required to disclose, permit the inspection, examination or making copies or abstracts of, or discuss, any document, information or other matter that (A) constitutes non-financial trade secrets or non-financial proprietary information, (B) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or agents) is prohibited by law, (C) the disclosure of which would violate any confidentiality agreement or restriction not entered into in contemplation of the provisions of this Section 5.01(i) or (D) in the Borrower’s or such Affiliate’s reasonable judgment, would compromise any attorney-client privilege, privilege afforded to attorney work product or similar privilege; provided that the Borrower shall make available redacted versions of such requested documents or, if unable to do so consistent with the preservation of such privilege, shall make commercially reasonable efforts to disclose information responsive to the requests of the Administrative Agent, any Lender or any of their respective representatives and agents, in a manner that will protect such privilege.

(j) Protection of Security Interest. Each Loan Party shall take all action necessary to perfect, protect and more fully evidence such Loan Party’s ownership of the Collateral Portfolio, the Collateral and the Pledged Equity, as applicable, free and clear of any Lien other than the Lien created hereunder and Permitted Liens, including executing or causing to be executed such other instruments or notices as may be necessary or reasonably appropriate upon the request of the Administrative Agent (acting at the direction of the Initial Lender). At the expense of such Loan Party and upon the request of the Administrative Agent (acting at the direction of the Initial Lender), each Loan Party shall (i) take all action necessary or reasonably appropriate to cause a valid, subsisting and enforceable first priority perfected security interest, subject only to Permitted Liens, to exist in favor of the Administrative Agent (for the benefit of the Secured Parties) in such Loan Party’s interests in the Collateral and/or the Pledged Equity, as applicable, including authorizing the filing by the Administrative Agent of a UCC financing statement in the applicable jurisdiction adequately describing the Collateral or the Pledged Equity (which may include an “all asset” filing in the case of a filing against the Borrower or a Subsidiary Guarantor), as applicable, and naming such Loan Party as debtor and the Administrative Agent as the secured party, and authorizing the filing by the Administrative Agent of continuation statements, amendments or assignments with respect thereto in such filing offices (including any amendments thereto or assignments thereof) and (ii) take all additional action that the Administrative Agent (acting at the direction of the Initial Lender) may reasonably request to perfect, protect and more fully evidence the respective first priority (subject to Permitted Liens) perfected security interests of the parties to this Agreement in the Collateral or the Pledged Equity, or to enable the Administrative Agent to exercise or enforce any of its rights hereunder.

(k) Compliance with Applicable Law. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Loan Party shall at all times comply with all Applicable Law (including Environmental Laws, and all federal securities laws).

(l) Proper Records. The Borrower shall at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions in accordance with GAAP and set aside on its books from its earning for each fiscal year all such proper reserves in accordance with GAAP. The Borrower shall (and shall cause each Subsidiary Guarantor to) account for the Transfer to it from the Transferor of the Loan Asset under each Loan Asset Assignment as a transfer of such Loan Asset in its books and records.

(m) Satisfaction of Obligations. The Borrower shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof (i) is currently being contested in good faith by appropriate proceedings and reserves with respect thereto have been provided on the books of the Borrower or (ii) is of de minimis nature.

(n) Payment of Taxes. The Borrower shall pay and discharge all material Taxes on it or its assets and on the Collateral that, in each case, in any manner would create any Lien or charge upon the Collateral, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which proper reserves in accordance with GAAP have been provided.

(o) Tax Treatment/Disregarded Entity. The Borrower and the Lenders shall treat the Advances advanced hereunder as indebtedness of the Borrower (or, so long as the Borrower is treated as a disregarded entity for U.S. federal income tax purposes, as indebtedness of the entity of which it is considered to be a part) for U.S. federal income tax purposes unless required otherwise by applicable law (as confirmed in the opinion of nationally recognized tax counsel) and to file any and all tax forms in a manner consistent therewith. If the Borrower or any Lender intends to take a position inconsistent with the treatment of the Advances as described in this Section 5.01(o), such Person shall provide advance written notice thereof to the Lenders or the Borrower, as applicable.

(p) Notification Forms. After the occurrence and during the continuance of an Event of Default, the Borrower and each Subsidiary Guarantor shall furnish the Facility Servicer and the Administrative Agent with an appropriate power of attorney to send (at the direction of the Majority Lenders) notification forms to the Obligors or any Counterparty Lender or Underlying Servicer of the Administrative Agent’s interest in the Collateral and the obligation to make payments as directed by the Administrative Agent.

(q) Access to Records. From time to time and, prior the occurrence and continuance of an Event of Default or a monetary or material non-monetary Unmatured Event of Default, upon not less than five Business Days advance notice, the Borrower shall permit the Administrative Agent or any Person designated by the Administrative Agent to visit and inspect its (and any Person to which it delegates any of its duties under the Transaction Documents) books, records and accounts relating to the Borrower’s business, financial condition, operations, assets and its performance under the Transaction Documents, and to make copies thereof or abstracts therefrom, and, upon reasonable advanced notice, the Borrower shall make available to the Administrative Agent or such Person designated by the Administrative Agent knowledgeable officers of the Borrower or other similar individuals to discuss the foregoing, all as often as the Administrative Agent may reasonably request; provided that (i) [reserved] and (ii) so long as an Event of Default has not occurred or is continuing, the Borrower shall be responsible for the cost and expense of no more than one such visitation or inspection under this Section 5.01(q) in any calendar year. Notwithstanding anything to the contrary in this provision, the Borrower and its Affiliates will not be required to disclose, permit the inspection, examination or making copies or abstracts of, or discuss, any document, information or other matter that (A) constitutes nonfinancial trade secrets or non-financial proprietary information as reasonably determined by the Borrower in good faith, (B) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or agents) is prohibited by Applicable Law, (C) the disclosure of which would violate any confidentiality agreement or restriction not entered into in contemplation of the provisions of this Section 5.01(q) or (D) in the Borrower’s or Affiliate’s reasonable judgment, would compromise any attorney-client privilege, privilege afforded to attorney work product or similar privilege, provided that the Borrower or such Affiliate shall make available redacted versions of such requested documents or, if unable to do so consistent with the preservation of such privilege, shall make commercially reasonable efforts to disclose information responsive to the requests of the Administrative Agent, any Lender or any of their respective representatives and agents, in a manner that will protect such privilege. Any visitation or inspection under this Section 5.01(q) shall be during normal hours and, absent the existence of an Event of Default, at reasonable intervals and subject to the limitations set forth in this Section 5.01(q), the Borrower shall pay the costs and expenses of the Administrative Agent or any Person designated by the Administrative Agent in connection therewith.

(r) Reporting. The Borrower shall furnish to the Administrative Agent, the Facility Servicer and each Lender:

(i)

within 120 days after the end of each fiscal year of PIMCO Capital Solutions BDC, (A) PIMCO Capital Solutions BDC’s consolidated and audited balance sheet as at the end of such fiscal year and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, as prepared by independent public accountants of nationally recognized standing, setting forth the figures for the previous fiscal year, results of operations, shareholders’ equity and cash flows of PIMCO Capital Solutions BDC on a consolidated basis in accordance with GAAP consistently applied and (B) an unaudited schedule of investments related to the Borrower as of the end of such fiscal year; and

(ii)

within 60 days after the end of each fiscal quarter of PIMCO Capital Solutions BDC, (A) an unaudited financial report of PIMCO Capital Solutions BDC containing a balance sheet and consolidated income statement for the most recent fiscal quarter (and including a schedule of investments related to the Borrower as of the end of such fiscal quarter), (B) a Portfolio LTV Certificate for such fiscal quarter and (C) a copy of the Valuation Policy, including any changes, amendments or other modifications thereto since the Valuation Policy last provided to the Administrative Agent, the Facility Servicer and the Lenders, together with the values established by any Approved External Appraisers for the Loan Assets (if any) during such fiscal quarter.

(s) Sanctions, Anti-Money Laundering and Anti-Corruption Compliance. Each Loan Party shall maintain in effect, or remain subject to, policies and procedures designed to promote and achieve compliance by such Loan Party and its directors, officers, employees and agents, each in their capacity as such, with applicable Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

(t) Subsidiary Guarantors. The Borrower and each other Loan Party shall (x) promptly cause each Subsidiary of the Borrower approved by the Initial Lender and the Majority Lenders in accordance with Section 5.02(s) to become a “Subsidiary Guarantor” for all purposes hereunder, and (y) promptly execute and deliver (or cause to be executed and delivered) all documentation reasonably requested by the Administrative Agent in connection therewith. The Borrower and each other Loan Party shall cause all assets of each Subsidiary Guarantor and 100% of the equity interests in each Subsidiary Guarantor to be pledged to the Administrative Agent, for the benefit of the Secured Parties.

(u) Advances. Borrower and each other Loan Party shall cause all proceeds of Advances to be paid to and held in the Operating Account.

(v) Notice of Change in Debt Rating. Borrower and each other Loan Party shall promptly notify the Administrative Agent of any change in any Debt Rating.

(w) Acquisition of an Eligible Loan Asset with 60 days of Closing. The Borrower or a Subsidiary Guarantor shall have acquired at least one Eligible Loan Asset on or before the 60th calendar day after the Closing Date.

SECTION 5.02 Negative Covenants. From the Closing Date until the Facility Termination Date:

(a) Protection of Title. Except as otherwise permitted under this Agreement, no Loan Party shall take any action which would directly or indirectly materially impair or adversely affect any Loan Party’s title to the Collateral.

(b) Transfer Limitations. Except as permitted pursuant to Section 2.10, no Loan Party shall transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any interest in the Collateral or the Pledged Equity to any person other than the Administrative Agent for the benefit of the Secured Parties or in connection with Permitted Liens, or engage in financing transactions or similar transactions with respect to the Collateral or the Pledged Equity with any person other than the Administrative Agent.

(c) Indebtedness; Liens. No Loan Party shall create, incur, guaranty, assume or suffer to exist any Indebtedness other than the Obligations. No Loan Party shall create, incur or permit to exist any Lien in or on any of the Collateral or the Pledged Equity other than Permitted Liens.

(d) Organizational Documents. No Loan Party shall modify or terminate any of its organizational or operational documents in any manner that would adversely affect the interests of the Lenders or any other Secured Party.

(e) Merger, Acquisitions, Sales, etc. No Loan Party shall change its organizational structure, enter into any transaction of merger or consolidation or amalgamation or Sale (other than pursuant to Section 2.10) or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution).

(f) Use of Proceeds. The Borrower shall not use the proceeds of the initial Advance other than (i) to finance the acquisition, origination or investment by the Borrower or a Subsidiary Guarantor of the Initial Loan Assets (as set forth on Schedule II as of the Closing Date), (ii) to distribute such proceeds to Holdings for the reimbursement of the Transfer of such Loan Assets to the Borrower (or a Subsidiary Guarantor) from the applicable Transferor, (iii) to pay fees and expenses of the Loan Parties in connection with the transactions contemplated by this Agreement or (iv) so long as no Unmatured Event of Default, Event of Default or Market Trigger Event has occurred and is continuing or would result therefrom and after giving pro forma effect thereto, to make a distribution to Holdings. The Borrower shall not use the proceeds of any Advance (other than the initial Advance) other than (A) to finance the acquisition, origination or investment by the Borrower or a Subsidiary Guarantor in Eligible Loan Assets in accordance with Section 3.04 and to pay fees and expenses of the Loan Parties in connection with such acquisition, origination or investment, in each case as permitted by this Agreement, (B) to fund Delayed Draws as permitted by this Agreement (or to fund the Operating Account pursuant to Section 8.04(c)(ii) in order to cash collateralize any Delayed Draw Unfunded Amount), (C) to distribute such proceeds to Holdings for the reimbursement of the Transfer of such Loan Assets to the Borrower (or a Subsidiary Guarantor) from Holdings or PIMCO Capital Solutions BDC or the making of such Delayed Draws by Holdings or PIMCO Capital Solutions BDC or (D) so long as no Unmatured Event of Default, Event of Default or Market Trigger Event has occurred and is continuing or would result therefrom and after giving pro forma effect thereto, to make a distribution to Holdings.

(g) Limited Assets. The Borrower shall not hold or own any assets that are not part of the Collateral or as otherwise contemplated by Section 5.01(a). Holdings shall not hold or own any assets other than the Holdings Pledged Equity, deposit accounts and securities accounts, cash and/or securities therein, related contracts and rights thereunder and assets that it receives from time to time from PIMCO Capital Solutions BDC or Affiliates thereof for further contribution to the Borrower and the Subsidiary Guarantors. Each Subsidiary Guarantor shall not hold or own any assets other than the Subsidiary Guarantor Collateral attributable to such Subsidiary Guarantor.

(h) Loan Asset Assignments. Neither the Borrower nor any Subsidiary Guarantor shall amend, modify, waive or terminate any provision of any Loan Asset Assignment in any manner that would adversely affect the interests of the Lenders.

(i) Restricted Junior Payments. The Borrower shall not (and shall not permit any Subsidiary Guarantor to) make (i) any Restricted Junior Payment (other than (A) with funds which the Borrower or Holdings is entitled to receive under Section 2.08, (B) from proceeds of the Advances in accordance with Section 5.02(f), or (C) solely in the case of the Subsidiary Guarantor, Restricted Junior Payment that are made to the Borrower) or (ii) distributions of Loan Assets except as expressly contemplated under Section 2.10.

(j) ERISA Matters. Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, no Loan Party shall permit an ERISA Event to occur with respect to any Pension Plan. No Loan Party will take any action, omit to take any action or permit any other party to take any action that would (i) result in its assets including (A) Plan Assets or (B) “plan assets” subject to Similar Law.

(k) Instructions Regarding Payments. Neither the Borrower nor any Subsidiary Guarantor shall make any change in its instructions to the Obligors or any Counterparty Lender or Underlying Servicer, as applicable, regarding payments to be made with respect to the related Loan Asset to the Collection Account, unless (i) the Administrative Agent (acting at the direction of the Initial Lender) has directed, or otherwise has consented in writing to, such change and (ii) Borrower has delivered an updated Schedule VIII in form and substance reasonably satisfactory to the Administrative Agent.

(l) Change of Jurisdiction, Location, Names or Location of Loan Asset Files. No Loan Party shall change the jurisdiction of its organization, change the location of its chief executive office (or, in the case of any Loan Party not organized under any State in the United States, its place of business) or make any change to its name unless, prior to the effective date of any such change in the jurisdiction of its organization, change in location or name change, such Loan Party provides at least ten days prior written notice thereof and delivers to the Administrative Agent such financing statements as the Administrative Agent (acting at the direction of the Initial Lender) may request to reflect such change in the jurisdiction of its organization, change in location or name change, together any other documents and instruments as the Administrative Agent (acting at the direction of the Initial Lender) may reasonably request in connection therewith. The Borrower shall promptly give the Rating Agency notice of any such change in the jurisdiction of its organization, change in location or name change of a Loan Party. Neither the Borrower nor any Subsidiary Guarantor shall move, or consent to the Collateral Custodian moving, the Loan Asset Files from the location thereof on the Closing Date, unless the Administrative Agent (acting at the written direction of the Initial Lender) shall consent to such move in writing or as required to comply with the Borrower’s obligations under Article IX.

(m) Sanctions and Anti-Terrorism, Anti-Money Laundering and Anti-Corruption Compliance. The Borrower shall not use the proceeds of any Advance, directly or knowingly indirectly (and the Borrower shall not directly or knowingly indirectly lend, contribute, or otherwise may available such proceeds to any other Person), for any payments (i) that would constitute a violation of any applicable Anti-Money Laundering Laws or Anti-Corruption Laws by the Borrower or (ii) in any manner that would constitute or give rise to a violation of Sanctions Laws by any party to this Agreement or would reasonably be expected by the Borrower to cause any party to this Agreement to become a Sanctioned Person.

(n) No Changes in Fees. The Borrower shall not make any changes to the Fees or amend, restate, supplement or otherwise modify the Fee Letters in any material respect.

(o) Collection Account. No Borrower or Subsidiary Guarantor shall deposit, hold or credit any proceeds of Collections to any bank, deposit or securities account or any other similar account other than the Collection Account.

(p) Operating Account. No Borrower or Subsidiary Guarantor shall deposit, hold or credit any proceeds of Advances to any bank, deposit or securities account or any other similar account other than the Operating Account.

(q) Secured Accounts. Without the prior written consent of the Initial Lender and the Majority Lenders, no Borrower or Subsidiary Guarantor shall (x) close (or cause the closure of) any of the Secured Accounts or (y) open or maintain any bank, deposit or securities account or any other similar account other than the accounts set forth on Schedule VII hereto as of the Closing Date, provided that the Operating Account shall be established in accordance with Section 8.04(c).

(r) Security Documents. Without the prior written consent of the Initial Lender and the Majority Lenders, no Loan Party shall agree to any amendment, restatement, modification, waiver, supplement or termination of any Security Document. The Borrower shall promptly give the Rating Agency notice of any such amendment, restatement, modification, waiver, supplement or termination of any Security Document.

(s) No Subsidiary. No Loan Party will at any time have any Subsidiary, other than (i) with respect to Holdings, the Borrower and the Subsidiary Guarantors and (ii) with respect to Borrower, the Subsidiary Guarantors, provided that the Borrower shall not form or acquire an additional Subsidiary Guarantor without the prior written consent of the Initial Lender and the Majority Lenders, each acting in its sole and absolute discretion. Notwithstanding the preceding sentence, the Initial Lender and the Majority Lenders will not unreasonably withhold, condition or delay their consent (subject to the Initial

Lender and Majority Lenders having obtained all necessary approvals with respect to all applicable compliance, onboarding, credit and “know your customer” requirements) to any request by Borrower following the Closing Date to form additional Subsidiary Guarantors, provided that (A) any such additional Subsidiary Guarantor’s operating agreement and other organizational documents shall be in form and substance reasonably satisfactory to the Initial Lenders and the Majority Lenders (provided that such documents shall be considered satisfactory if in form and substance substantially similar to the organizational documents of the Initial Subsidiary Guarantors delivered on or prior to the date hereof), (B) the Administrative Agent, the Facility Servicer and the Initial Lender shall have received copies of all such documents and certificates referenced in Schedule IV with respect to each additional Subsidiary Guarantor, all in form and substance reasonably satisfactory to the Administrative Agent, the Initial Lender and the Majority Lenders (provided that such documents and certificates shall be considered satisfactory if in form and substance substantially similar to those delivered with respect to the Initial Subsidiary Guarantors on or prior to the date hereof) and (C) any such additional Subsidiary Guarantor shall execute a signature page to this Agreement, or a joinder agreement, and become a Joining Subsidiary Guarantor hereunder pursuant to Section 12.12. The Borrower shall promptly give the Rating Agency notice of any formation or acquisition of an additional Subsidiary Guarantor.

SECTION 5.03 Affirmative Covenants of the Portfolio Asset Servicer.

(a) Compliance with Applicable Law. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Portfolio Asset Servicer will comply with all Applicable Law.

(b) Preservation of Existence. The Portfolio Asset Servicer will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in any other jurisdiction in which it does business and in which it is required to so qualify under Applicable Law, in each case where failure to preserve and maintain such existence, rights, franchises, privileges and qualification would reasonably be expected to have a Material Adverse Effect.

(c) Obligations and Compliance with Collateral Portfolio. Subject to the Servicing Standard, the Portfolio Asset Servicer will duly fulfill and comply, in all material respects, with all obligations on the part of the Borrower or a Subsidiary Guarantor, as applicable, to be fulfilled or complied with under or in connection with the administration of each item of Collateral Portfolio and will do nothing to impair the rights of the Administrative Agent, for the benefit of the Secured Parties, or of the Secured Parties in, to and under the Collateral Portfolio.

(d) Compliance with Sanctions. The Portfolio Asset Servicer will:

(i) The Portfolio Asset Servicer shall maintain in effect, or remain subject to, policies and procedures designed to promote and achieve compliance by the Portfolio Asset Servicer and its directors, officers, employees and agents, each in their capacity as such, with applicable Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws; and

(ii) The Portfolio Asset Servicer shall promptly notify the Facility Servicer, the Administrative Agent and the Collateral Custodian in writing upon obtaining knowledge of the Portfolio Asset Servicer becoming a Sanctioned Person, or becoming charged by indictment, criminal complaint, or similar charging instrument, arraigned or custodially detained in connection with any alleged violation of any applicable Sanctions Laws, Anti-Corruption Laws or Anti-Money Laundering Laws or any predicate crime to a violation of any applicable Sanctions Laws, Anti-Corruption Laws or Anti-Money Laundering Laws, in each case except to the extent such notice is prohibited by Applicable Law or the relevant Governmental Authority.

SECTION 5.04 Negative Covenants of the Portfolio Asset Servicer.

(a) Required Loan Documents and Loan Asset Files. The Portfolio Asset Servicer will not dispose of any documents constituting the Required Loan Documents and Loan Asset Files in any manner that is inconsistent with the performance of its obligations as the Portfolio Asset Servicer pursuant to this Agreement except in each case as contemplated by this Agreement or as is consistent with the Servicing Standard.

ARTICLE VI.

EVENTS OF DEFAULT

SECTION 6.01 Events of Default. If any of the following events (each, an “Event of Default”) occurs:

(a) the Borrower fails to make any payment of (i) any Obligation (other than the payment of any amount upon the Final Maturity Date therefor) when due and such failure is not cured within five Business Days or (ii) any Obligation on the Final Maturity Date therefor; provided that such failure shall not be an Event of Default if sufficient amounts are on deposit in the Secured Accounts but the Facility Servicer or the Administrative Agent has failed to direct the Account Bank to remit such funds as provided in Section 2.08;

(b) the Borrower defaults beyond any applicable notice or cure period in making any payment required to be made under one or more agreements for borrowed money to which it is a party in an aggregate principal amount in excess of $5,000,000 and any such failure continues unremedied for 15 Business Days, or an event of default is declared under any such agreement, in each case, and such default is not cured or remedied within the applicable cure period, if any, provided for under such agreement;

(c) any failure on the part of a Loan Party to duly observe or perform any of its covenants or agreements set forth in this Agreement or the other Transaction Documents to which it is a party (other than covenants or agreements with respect to which another clause of this Section 6.01 expressly relates, which shall not, on its own, constitute an Event of Default under this clause (c)) and the same continues unremedied for a period of 30 days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Borrower by the Administrative Agent or any Lender and (ii) the date on which a Loan Party acquires Knowledge thereof;

(d) the occurrence of a Bankruptcy Event relating to a Loan Party;

(e) the occurrence of an ERISA Event that has resulted in or could reasonably be expected to result in liability of a Loan Party to a Pension Plan or Multiemployer Plan or to the PBGC in an aggregate amount that could reasonably be expected to result in a Material Adverse Effect;

(f) the rendering of one or more final non-appealable judgments, decrees or orders by a court or arbitrator of competent jurisdiction against any Loan Party for the payment of money in excess of $5,000,000 in the aggregate (unless such judgment is covered by third party insurance as to which the insurer has been notified of such judgment, decree or order and has not denied or failed to acknowledge coverage) where such Loan Party shall not have either (i) discharged or provided for the discharge of any such judgment, decree or order in accordance with its terms or (ii) perfected a timely appeal, decree or order and caused the execution of the same to be stayed during the pendency of the appeal, in each case within 30 days of such judgment, decree or order;

(g) (i) the breach by the Borrower of the covenants set forth in Section 5.01(b)(2) unless (A) such breach is inadvertent, immaterial and nonrecurring and (B) the Borrower has cured such breach within five Business Days following the date upon which the Borrower first obtains Knowledge of such breach, (ii) the breach by a Loan Party of the covenants set forth in Section 5.01(c) with respect to existence, (iii) any failure on the part of a Loan Party duly to observe or perform any covenants or agreements of such Loan Party set forth in Section 5.02 (other than Section 5.02(d) or 5.02(g)) and (iv) any failure on the part of a Loan Party duly to observe or perform any covenants or agreements of such Loan Party set forth in Section 5.02(d) or 5.02(g) and the same continues unremedied for a period of three Business Days (if such failure can be remedied) after the earlier to occur of (A) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Borrower by the Administrative Agent or any Lender and (B) the date on which a Loan Party acquires Knowledge thereof;

(h) (i) any Transaction Document shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of a Loan Party party thereto; provided that, there shall be no Event of Default under this clause (h)(i) to the extent such event arises solely from the action (or inaction) of the Account Bank, the Facility Servicer, the Collateral Custodian, the Administrative Agent or a Lender, (ii) a Loan Party, PIMCO Capital Solutions BDC, any of their respective Affiliates or any other Person Controlling, Controlled by or under common Control with a Loan Party or PIMCO Capital Solutions BDC shall, directly or indirectly, contest in writing in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document or any Lien, security interest or guaranty thereunder, (iii) any security interest securing any obligation under any Transaction Document shall, in whole or in part, cease to be a first priority perfected security interest (subject to Permitted Liens) except as otherwise expressly permitted to be released in accordance with the applicable Transaction Document; provided that there shall be no Event of Default under this clause (h)(iii) to the extent such event arises from the action (or inaction) of the Account Bank, the Facility Servicer, the Collateral Custodian, the Administrative Agent or a Lender, or (iv) the Guaranty, for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with the terms of this Agreement) or shall be declared to be null and void or any Subsidiary Guarantor shall repudiate its obligations thereunder;

(i) any Change of Control shall occur; and

(j) any representation, warranty or certification made by a Loan Party in any Transaction Document or in any agreement, instrument, certificate or other document delivered pursuant to any Transaction Document shall prove to have been incorrect in any material respect when made, and if such representation, warranty or certification can be remedied, the same continues unremedied for a period of ten Business Days after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Borrower by the Administrative Agent or any Lender and (ii) the date on which a Loan Party acquires Knowledge thereof; it being agreed that the failure of any representation or warranty by any Loan Party to be correct is cured by such Loan Party being able to make such representation or warranty at any time during such ten Business Day period;

then the Administrative Agent shall, at the direction of the Majority Lenders, or the Majority Lenders may, by notice to the Borrower, declare the Final Maturity Date to have occurred; provided that, in the case of any event described in Section 6.01(d), the Final Maturity Date is deemed to have occurred automatically upon the occurrence of such event. Upon the occurrence and during the continuation of any Event of Default, (i) the Lenders may decline to make any Advance hereunder or terminate their Commitment, (ii) the Administrative Agent shall, at the direction of the Majority Lenders, or the Majority Lenders may, declare the Advances to be immediately due and payable in full (without presentment, demand, protest or notice of any kind all of which are hereby waived by the Borrower) and any other Obligations to be immediately due and payable; provided that, in the case of any event described in Section 6.01(d), the Lenders’ Commitments automatically terminate and the Advances and other Obligations become immediately due and payable in full (without presentment, demand, protest or notice of any kind all of which are hereby waived by the Borrower) without the need of any notice to the Borrower upon the occurrence of such event and (iii) all amounts on deposit in the Secured Accounts shall be distributed by the Account Bank, acting at the direction of the Administrative Agent as described in Section 2.08(d). In addition, upon the occurrence and during the continuation of any Event of Default, the Lenders and the Administrative Agent, on behalf of the Secured Parties, shall have, in addition to all other rights and remedies under this Agreement, the other Transaction Documents or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other Applicable Law, which rights shall be cumulative.

SECTION 6.02 Pledged Equity.

(a)	Except as otherwise set forth in Section 6.02(b) or 6.02(c):

(i)

Each applicable Loan Party shall be entitled to exercise any and all voting or other consensual rights and powers inuring to an owner of the applicable Pledged Equity or any part thereof and such Loan Party agrees that it shall exercise such rights for purposes not inconsistent with the terms of this Agreement and the other Transaction Documents.

(ii)

Each applicable Loan Party shall be entitled to receive and retain any and all dividends and other distributions paid on or distributed in respect of the applicable Pledged Equity (without any obligation to contribute such amounts to a Secured Account), to the extent and only to the extent that such dividends and other distributions are not prohibited by the terms and conditions of this Agreement and Applicable Law; provided that any noncash dividends or other distributions that would constitute Pledged Equity, shall be and become part of the Pledged Equity, and, if received by a Loan Party, shall not be commingled by such Loan Party with any of its other property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent and the Secured Parties and the Loan Parties shall promptly take all steps reasonably necessary to ensure the validity, perfection and priority (subject to Permitted Liens), including promptly delivering the same to the Administrative Agent in the same form as so received (with any necessary endorsement reasonably requested by the Administrative Agent). So long as no Event of Default has occurred and is continuing, the

Administrative Agent shall cooperate with the Loan Parties with respect to making exchanges of the applicable Pledged Equity in connection with any exchange or redemption of such Pledged Equity not prohibited by this Agreement, which such cooperation shall include delivery of any such Pledged Equity in exchange for replacement Pledged Equity. For the avoidance of doubt, the Borrower shall reimburse the Administrative Agent for any costs or expenses incurred due to the provisions of this Section 6.02(a)(ii).

(b) Upon the occurrence and during the continuance of an Event of Default (and upon the delivery of notice to the applicable Loan Party) or upon the occurrence of any event described in Section 6.01(d) (without notice), all rights of a Loan Party to dividends or other distributions that such Loan Party is authorized to receive pursuant to Section 6.02(a)(ii) shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends or other distributions. All dividends or other distributions received by a Loan Party contrary to the provisions of this Section 6.02(b) shall be held in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Loan Party and shall be promptly delivered to the Administrative Agent in the same form as so received (with any necessary endorsement reasonably requested by the Administrative Agent). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this Section 6.02(b) shall be retained in the Collection Account and shall be applied in accordance with the terms of this Agreement. After all Events of Default have been waived, the Administrative Agent, upon written direction, shall promptly repay to the applicable Loan Party (without interest) all dividends or other distributions that such Loan Party would otherwise be permitted to retain pursuant to the terms of Section 6.02(a)(ii) and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default (and upon the delivery of notice to the applicable Loan Party) or upon the occurrence of any event described in Section 6.01(d) (without notice), then (i) all rights of a Loan Party to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to Section 6.02(a)(i) shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers acting at the direction of the Majority Lenders; provided that, unless otherwise directed by such Majority Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit a Loan Party to exercise such rights and (ii) in order to permit the Administrative Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, such Loan Party shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request following and during the continuance of an Event of Default. After all Events of Default have been waived, each Loan Party shall have the exclusive right to exercise the voting or consensual rights and powers that such Loan Party would otherwise be entitled to exercise pursuant to the terms of Section 6.02(a)(i).

(d) Any notice given by the Administrative Agent to a Loan Party under this Section 6.02 shall be given in writing.

SECTION 6.03 Additional Remedies.

(a) Upon the occurrence and during the continuation of an Event of Default, and without limiting the remedies provided in this Article VI, the Administrative Agent, at the direction of the Majority Lenders, shall (i) sell or otherwise dispose of any of the Collateral or the Pledged Equity at public or private sales and take possession of the proceeds of any such sale or disposition, (ii) instruct the obligor or obligors on any account, agreement, instrument or other obligation constituting Collateral or Pledged Equity to make any payment required by the terms of such account, agreement, instrument or other obligation to or at the direction of the Administrative Agent (acting at the direction of the Majority Lenders), (iii) give notice of sole control or any other instruction under any Account Control Agreement and take any action therein with respect to Collateral subject thereto, (iv) in accordance with Section 6.02 and upon the consummation of the sale or disposition pursuant to clause (i) above, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Equity, exchange certificates or instruments representing or evidencing Pledged Equity for certificates or instruments of smaller or larger denominations, exercise the voting and all other rights as a holder with respect thereto, including exchange, subscription or any other rights, privileges or options pertaining to any Pledged Equity, and otherwise act with respect to the Pledged Equity as though the Administrative Agent was the absolute owner thereof, (v) in accordance with Section 6.02, collect and receive all cash dividends, interest, principal and other distributions made on any Pledged Equity and (vi) exercise on behalf of itself and the Lenders all rights and remedies available to the Administrative Agent and the Lenders under the Transaction Documents or Applicable Law.

(b) Any Collateral or Pledged Equity to be sold or otherwise disposed of pursuant to this Article VI may be sold or disposed of in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice upon such terms and conditions as the Administrative Agent may determine in a commercially reasonable manner, for cash or on credit or for future delivery without assumption of any credit risk. Any sale or disposition of Collateral or Pledged Equity may be made without the Administrative Agent giving warranties of any kind with respect to such sale or disposition and the Administrative Agent may specifically disclaim any warranties of title or the like. The Administrative Agent may comply with any applicable State or federal law requirements in connection with a sale or disposition of the Collateral or Pledged Equity and compliance will not be considered to adversely affect the commercial reasonableness of any such sale or disposition. If any notice of a proposed sale or disposition of the Collateral or Pledged Equity is required by law, such notice is deemed commercially reasonable and proper if given at least ten days before such sale or disposition. The Administrative Agent has the right upon any public sale of Collateral or Pledged Equity and, to the extent permitted by law, upon any such private sale of Collateral or Pledged Equity, to purchase the whole or any part of the Collateral or Pledged Equity so sold or disposed of free of any right of equity redemption, which equity redemption the Borrower hereby waives. Upon any sale or disposition of Collateral or Pledged Equity, the Administrative Agent has the right to deliver and transfer to the purchaser or transferee thereof the Collateral or Pledged Equity so sold or disposed of.

(c) Notwithstanding anything to the contrary herein, if an Event of Default of the type specified in Section 6.01(i) solely to the extent arising from a Change of Control under clause (a) or clause (b) of the definition of “Change of Control” occurs (and no other Event of Default shall have occurred and be continuing), then the Administrative Agent shall not (and no Lender shall direct the Administrative Agent to) sell or otherwise dispose of the Collateral, and the Administrative Agent shall retain the Collateral intact, collect and cause the collection of the proceeds thereof and make and apply all collections in accordance with Section 2.8(d), unless the Administrative Agent determines that the anticipated proceeds of a sale or liquidation of all or any portion of the Collateral (after deducting the reasonable expenses of such sale or liquidation) would be sufficient to discharge in full the amounts then due (or, in the case of interest, accrued) and unpaid on the Advances and the other Obligations.

SECTION 6.04 Actions by Administrative Agent. Notwithstanding anything to the contrary contained herein or in any other Transaction Document, the authority to enforce rights and remedies hereunder and under the other Transaction Documents against a Loan Party or any of them are vested exclusively in, and all actions and proceedings at law in connection with such enforcement are instituted and maintained exclusively by, the Administrative Agent in accordance with this Article VI for the benefit of the Secured Parties; provided that (a) the foregoing does not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Transaction Documents, (ii) any Lender or its Affiliate from exercising setoff rights in accordance with Section 11.12 (subject to the terms of Section 2.06(c)) or (iii) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Bankruptcy Law and (b) if at any time there is no Person acting as the Administrative Agent hereunder and under the other Transaction Documents, then (i) the Majority Lenders have the rights otherwise provided to the Administrative Agent pursuant to this Article VI and (ii) in addition to the matters set forth in clause (a)(ii) and clause (a)(iii) above and subject to Section 2.06(c), any Lender may, with the consent of the Majority Lenders, enforce any rights and remedies available to it and as authorized by the Majority Lenders.

ARTICLE VII.

THE ADMINISTRATIVE AGENT

SECTION 7.01 Appointment and Authority. Each of the Lenders hereby irrevocably appoints MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY to act on its behalf as the Administrative Agent hereunder and under the other Transaction Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article VII are solely for the benefit of the Administrative Agent, the Lenders and the other Secured Parties, and no Loan Party shall have rights as a third-party beneficiary of any of such provisions (except Section 7.05(a)). It is understood and agreed that the use of the term “agent” herein or in any other Transaction Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

SECTION 7.02 Exculpatory Provisions.

(a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Transaction Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(i)	shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default or Unmatured Event of Default has occurred and is continuing;

(ii)

shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Transaction Documents that the Administrative Agent is required to exercise as directed in writing by the Applicable Servicer or the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Transaction Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Transaction Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Bankruptcy Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Bankruptcy Law; and

(iii)

shall not, except as expressly set forth herein and in the other Transaction Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to a Loan Party or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b) The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Applicable Servicer, the Initial Lender or the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Article VI and Section 11.01); provided, that, no action or omission to act taken by the Administrative Agent at the written direction of the Applicable Servicer, the Initial Lender or the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Article VI and Section 11.01) shall constitute gross negligence or willful misconduct of the Administrative Agent. The Administrative Agent shall not be deemed to have knowledge of any default, Event of Default, Unmatured Event of Default, Market Trigger Event (other than in connection with a Servicing and Payment Date Report) or event or information, or be required to act upon any default, Event of Default, Unmatured Event of Default or event or information (including the sending of any notice) unless a Responsible Officer of the Administrative Agent shall have received written notice conspicuously labeled as a notice of such event and containing a reasonable description thereof from the Borrower or a Lender, and shall have no duty to take any action to determine whether any such event, default, Unmatured Event of Default or Event of Default has occurred. Delivery of any reports, information and documents to the Administrative Agent provided for herein is for informational purposes only and the Administrative Agent’s receipt of such reports (including monthly distribution reports) and any publicly available information, shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein.

(c) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Transaction Document, (ii) the contents or accuracy of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith and shall not be required to recalculate, certify or verify any information therein, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default or Unmatured Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Transaction Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(d) Any organization or entity into which the Administrative Agent may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Administrative Agent shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Administrative Agent, or of any business line or product type within the corporate trust business of the Administrative Agent, shall be the successor of the Administrative Agent hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

(e) To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against the Administrative Agent, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages), including lost profits, arising out of, in connection with, or as a result of, this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Advance, or the use of the proceeds thereof.

(f) Before the Administrative Agent acts or refrains from taking any action under this Agreement, it may require an officer’s certificate or an opinion of counsel (which may come from internal counsel) from the party requesting that the Administrative Agent act or refrain from acting in form and substance reasonably acceptable to the Administrative Agent. The Administrative Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such officer’s certificates or opinions of counsel.

(g) The Administrative Agent shall not be required to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties, or the exercise of any of its rights or powers.

(h) The Administrative Agent shall incur no liability if, by reason of any provision of any future law or regulation thereunder, or by any force majeure event, including but not limited to natural disaster, act of war or terrorism, or other circumstances beyond its reasonable control, the Administrative Agent shall be prevented or forbidden from doing or performing any act or thing which the terms of this Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Agreement or any other Transaction Document.

(i) The right of the Administrative Agent to perform any permissive or discretionary act enumerated in this Agreement or any related document shall not be construed as a duty.

(j) The Administrative Agent shall not be responsible for, and makes no representation or warranty as to, the validity, legality, enforceability, sufficiency or adequacy of this Agreement, the other Transaction Documents or any related document, or as to the correctness of any statement contained in any thereof. The recitals contained herein and in the other Transaction Documents shall be construed as the statements of the Borrower. The Administrative Agent shall not be accountable for the Borrower’s use of the Advances or any money paid to the Borrower pursuant to the provisions hereof, and it shall not be responsible for any statement of the Borrower in this Agreement or in any other Transaction Document.

(k) The Administrative Agent shall not be liable for any action or inaction of a Loan Party, the Applicable Servicer, the Lenders, the Collateral Custodian or any other party (or agent thereof) to this Agreement or any related document and may assume compliance by such parties with their obligations under this Agreement or any related agreements, unless a Responsible Officer of the Administrative Agent shall have received written notice to the contrary at the office of the Administrative Agent set forth in Section 11.02.

SECTION 7.03 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely conclusively upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, opinion, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an Advance that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Advance. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. As to any matters not expressly provided for by any Transaction Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under any Transaction Document in accordance with instructions given by the Applicable Servicer, the Initial Lender or the Majority Lenders or all Lenders as is required in such circumstance (in each case to the extent provided for in this Agreement), and such instructions of such Lenders and any action taken or failure to act pursuant to such instructions shall be binding on all of the Lenders.

SECTION 7.04 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Transaction Document by or through any one or more agents, sub-agents or attorneys appointed by the Administrative Agent. The Administrative Agent and any such agents, sub-agent or attorneys may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such party and to the Related Parties of the Administrative Agent and any such party. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent, sub- agents or attorney appointed by it with due care.

SECTION 7.05 Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Initial Lender shall have the right, in consultation with the Borrower, to appoint a successor who shall be a “U.S. person” and a “financial institution” within the meaning of United States Treasury Regulations Section 1.1441-1. If no such successor shall have been so appointed by the Initial Lender and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Initial Lender) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent or may petition a court of competent jurisdiction for the appointment of a successor Administrative

Agent; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender or, unless an Event of Default has occurred and is continuing at such time, a Prohibited Transferee. If no successor Administrative Agent shall have been appointed after the giving of such notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless become effective in accordance with such notice on the Resignation Effective Date and the Initial Lender may, at its discretion, assume and perform all of the duties of the Administrative Agent hereunder. If the Initial Lender assumes the duties of the Administrative Agent hereunder, it shall remain as Administrative Agent until it (acting alone) appoints a successor administrative agent with the consent of the Borrower (such consent not to be unreasonably withheld or delayed and such consent not being required if an Event of Default has occurred and is continuing) in accordance with the terms hereof.

(b) With effect from the Resignation Effective Date (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and (ii) except for any fees, expenses and indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as a successor Administrative Agent is appointed in accordance with Section 7.05(a). Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to fees, expenses, indemnity payments owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Transaction Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Transaction Documents, the provisions of this Article VII, Article XI and Section 11.07 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

SECTION 7.06 Non-Reliance on Agents and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Transaction Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 7.07 Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Article XI or Section 11.07 to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Pro Rata Share at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders to make payments pursuant to Section 7.07 are several and not joint. The failure of any Lender to make any such payment on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its payment under Section 7.07. The obligations of the Lenders under this Section 7.07 survive the resignation of the Administrative Agent and the termination of this Agreement.

SECTION 7.08 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Bankruptcy Law or any other judicial proceeding relative to a Loan Party, the Administrative Agent (irrespective of whether the principal of any Advance shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)

to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Advances and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Secured Parties and their respective agents and counsel and all other amounts due the Secured Parties under Section 11.07) allowed in such judicial proceeding; and

(b)	to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 11.07.

SECTION 7.09 Collateral Matters.

(a) Each Lender authorizes the Administrative Agent to release any Lien on any collateral granted to or held by the Administrative Agent, for the benefit of the Secured Parties, under this Agreement or any other Transaction Document including, without limitation, the Collateral and Pledged Equity (i) as provided in Section 2.11 or (ii) if approved, authorized or ratified in writing in accordance with Section 11.01. Upon request by the Administrative Agent at any time, the Majority Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property and the Administrative Agent is entitled to refrain from taking any such action until it receives such written confirmation from the Majority Lenders. In each case as specified in this Section 7.09, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the Portfolio Asset Servicer such documents as the Portfolio Asset Servicer may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under this Agreement or the other Transaction Documents in accordance with the terms of the Transaction Documents and this Section 7.09.

(b) The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, for the legality, enforceability, effectiveness or sufficiency of the Transaction Documents, the existence, priority, creation, validity, enforceability or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by the Borrower or the Portfolio Asset Servicer in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral or the Lien thereon.

(c) It is understood and agreed that the Administrative Agent (i) shall have no responsibility with respect to the determination of whether any Pledged Equity is certificated or uncertificated and (ii) the Administrative Agent shall only be responsible for holding Pledged Equity to the extent actually received.

(d) The Administrative Agent shall not have any duty to monitor any UCC financing statements filed by the Initial Lender or any other Person in connection with this Agreement. The Administrative Agent shall not have any duty to see to, or be responsible for the correctness or accuracy of, any recording, filing or depositing of this Agreement or any agreement referred to herein, or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refilling or re-depositing of any thereof.

SECTION 7.10 Erroneous Payments; Administrative Agent.

(a) Each Lender or Secured Party, or any other Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient, a “Payment Recipient”) hereby agrees that (i) if the Administrative Agent notifies such Payment Recipient that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof) (provided, that, without limiting any other rights or remedies (whether at law or in equity), the Administrative Agent may not make any such demand under this clause (a)(i) with respect to an Erroneous Payment unless such demand is made within 30 days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of, and held in trust for the benefit of, the Administrative Agent and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date the Administrative Agent demands the return of such Erroneous Payment (or portion thereof) from such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect and (ii) to the extent permitted by applicable law, such Payment Recipient shall not assert any right or claim to the Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including, without limitation, waiver of any defense based on “discharge for value” or any similar theory or doctrine. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Payment Recipient hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or a notice of payment, prepayment or repayment sent by the Administrative Agent or any of its Affiliates, as applicable, with respect to such payment, prepayment or repayment (a “Payment Notice”), (y) that was not preceded or accompanied by notice of payment or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each case:

(i) It acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Payment Recipient shall promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y), and (z)) notify the Administrative Agent in writing of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 7.10(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 7.10(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 7.10(a) or on whether or not an Erroneous Payment has been made.

(c) Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Transaction Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party from any source, against any amount that the Administrative Agent has demanded to be returned under Section 7.10(a) or under the indemnification provisions of this Agreement.

(d) In the event an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with Section 7.10(a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s request to such Lender at any time, then effectively immediately, (i) such Lender shall be deemed to have assigned its Advances (but not its Commitments) with respect to which such

Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Advances (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) on a cashless basis at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption Agreement (or, to the extent applicable, an agreement incorporating an Assignment and Assumption Agreement by reference pursuant to an approved electronic platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Facility Notes evidencing such Advances to the Borrower and the Administrative Agent (but the failure of such Person to deliver any such Facility Notes shall not affect the effectiveness of the foregoing assignment), (ii) the Administrative Agent, as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement or any other Transaction Document and its applicable Commitments which shall survive as to such assigning Lender, (iv) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (v) the Administrative Agent will reflect in the Register its ownership interest, as applicable, in the Advances subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in their discretion, sell any Advances acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Advance (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(e) The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Transaction Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Obligations under the Transaction Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Advances that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower , provided that this Section 7.10 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from or on behalf of (including through the exercise of remedies under any Transaction Document), a Loan Party for the purpose of making such a payment on the Obligations.

(f) To the extent permitted by Applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 7.10 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Transaction Document.

SECTION 7.11 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender (to the extent it is also a Lender) as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its capacity as Lender, if applicable. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

ARTICLE VIII.

ADMINISTRATION AND SERVICING OF COLLATERAL PORTFOLIO

SECTION 8.01 Appointment and Designation of the Applicable Servicer.

(a) Initial Applicable Servicer.

(i) The Borrower and the Administrative Agent (at the direction of the Lenders) hereby appoint MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, pursuant to the terms and conditions of this Agreement, as Facility Servicer, with the authority to take the actions required of it hereunder and under the other Transaction Documents. MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY hereby accepts such appointment and agrees to perform the duties and responsibilities of the Facility Servicer pursuant to the terms hereof until such time as it resigns or is removed as Facility Servicer pursuant to the terms hereof. The Facility Servicer and Borrower hereby acknowledge that the Administrative Agent and the Secured Parties are third party beneficiaries of the obligations undertaken by the Facility Servicer hereunder.

(ii) The Borrower and the Administrative Agent (at the direction of the Lenders) hereby appoint Amber CS, pursuant to the terms and conditions of this Agreement, as Portfolio Asset Servicer, with the authority to service, administer and exercise rights and remedies, on behalf of the Borrower and each Subsidiary Guarantor, in respect of the payments to the Borrower and any Subsidiary Guarantor under the Collateral Portfolio that are to be Collections and to take the actions required of it hereunder and under the other Transaction Documents (provided that the Administrative Agent has no liability with respect to such appointment). Amber CS hereby accepts such appointment and agrees to perform the duties and responsibilities of the Portfolio Asset Servicer pursuant to the terms hereof until such time as it resigns or is removed as Portfolio Asset Servicer pursuant to the terms hereof. The Portfolio Asset Servicer, the Borrower and each Subsidiary Guarantor hereby acknowledge that the Administrative Agent and the Secured Parties are third party beneficiaries of the obligations undertaken by the Portfolio Asset Servicer hereunder.

(b) Servicer Termination Notice. The Borrower, each Applicable Servicer and the Administrative Agent hereby agree that, upon the occurrence of a Servicer Termination Event, the Administrative Agent, by three days prior written notice to an Applicable Servicer (a “Servicer Termination Notice”), shall, upon the direction of the Majority Lenders, terminate all of the rights, obligations, power and authority of such Applicable Servicer under this Agreement (such termination, a “Lender-Directed Termination”). In addition, the Borrower shall have the right to terminate all of the rights, obligations, power and authority of the Portfolio Asset Servicer under this Agreement by delivering a Servicer Termination Notice to such Portfolio Asset Servicer and the Administrative Agent at any time (whether or not a Servicer Termination Event has occurred) (such termination, a “Borrower-Directed Termination”). On and after the receipt by such Applicable Servicer of a Servicer Termination Notice pursuant to this Section 8.01(b), such Applicable Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Servicer Termination Notice or otherwise specified by, (x) in the case of a Lender-Directed Termination, the Administrative Agent (upon the written direction of the Majority Lenders) in writing or, if no such date is specified in such Servicer Termination Notice or otherwise specified by the Administrative Agent (upon written direction of the Majority Lenders) until a date mutually agreed upon by such Applicable Servicer and the Administrative Agent (upon direction of the written Majority Lenders) and (y) in the case of a Borrower-Directed Termination, the Borrower. If such Applicable Servicer is the Facility Servicer, such Applicable Servicer shall be entitled to receive, to the extent of funds available therefor pursuant to Section 2.08, the Facility Servicing Fees accrued until such termination date as well as any other fees, amounts, expenses or indemnities it is entitled to pursuant to the provisions of this Agreement and the Facility Servicer Fee Letter (collectively, the “Servicer Termination Expenses”). To the extent amounts held in the Collection Account and each Secured Account subject to a “blocked” Account Control Agreement, or after a Notice of Exclusive Control has been provided, the Operating Account and each Secured Account subject to a “springing” Account Control Agreement, and paid in accordance with Section 2.08 are insufficient to pay the Servicer Termination Expenses, the Borrower (and to the extent the Borrower fail to so pay, the Lenders based on their Pro Rata Share) agrees to pay the Servicer Termination Expenses within ten Business Days after receipt of an invoice therefor. On the termination date specified in accordance with this Section 8.01(b), such Applicable Servicer agrees that it will terminate its activities as such Applicable Servicer hereunder in a manner that the Administrative Agent (acting at the direction of the Majority Lenders) and, if no Event of Default has occurred and is continuing at such time, the Borrower reasonably believe will facilitate the transition of the performance of such activities to a Replacement Servicer, and the Replacement Servicer shall assume each and all of such Applicable Servicer’s obligations under this Agreement and the other Transaction Documents, on the terms and subject to the conditions herein set forth, and such Applicable Servicer shall use its commercially reasonable efforts to assist the Replacement Servicer in assuming such obligations.

(c) Appointment of Replacement Servicer. At any time following the delivery of a Servicer Termination Notice by the Administrative Agent in connection with a Lender-Directed Termination or receipt of any notice of resignation under Section 8.09 if an Event of Default has occurred and is continuing, the Administrative Agent (acting at the written direction of the Majority Lenders) shall, with the consent of the Borrower (such consent not to be unreasonably withheld or delayed and such consent not being required if an Event of Default has occurred and is continuing), appoint a new Applicable Servicer (the “Replacement Servicer”), which appointment shall take effect upon the Replacement Servicer accepting such appointment by a written assumption in a form satisfactory to the Administrative Agent (acting at the written direction of the Majority Lenders) and, if no Event of Default has occurred and is continuing at such time, the Borrower (such approval not to be unreasonably withheld or delayed). At any time following the delivery of a Servicer Termination Notice by the Borrower in connection with Borrower-Directed Termination or receipt of any notice of resignation under Section 8.09 so long as an Event of Default has not occurred and is continuing at such time, the Borrower and the Initial Lender (acting together) shall appoint the Replacement Servicer, which appointment shall take effect upon the Replacement Servicer accepting such appointment by a written assumption in a form satisfactory to the Borrower and the Initial Lender, provided that in the case of replacement of the Portfolio Asset Servicer with an Affiliate of either PIMCO or PIMCO Capital Solutions BDC, no consent of the Initial Lender shall be required in connection therewith. Any Replacement Servicer shall be an established financial institution, (x) having a net worth of not less than $50,000,000 and (y) whose regular business includes the servicing of assets similar to the Collateral Portfolio, provided that the replacement of the Portfolio Asset Servicer with an Affiliate of either PIMCO or PIMCO Capital Solutions BDC shall not be subject to such requirements set forth in clause (x) and (y).

(d) Liabilities and Obligations of Replacement Servicer. Upon its appointment, any Replacement Servicer shall be the successor in all respects to such Applicable Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on such Applicable Servicer by the terms and provisions hereof, and all references in this Agreement to such Applicable Servicer shall be deemed to refer to the Replacement Servicer); provided that any Replacement Servicer shall have (i) no liability with respect to any action performed by the prior Applicable Servicer prior to the date that the Replacement Servicer becomes the successor to such Applicable Servicer or any claim of a third party based on any alleged action or inaction of the prior Applicable Servicer, (ii) no obligation to with respect to any Taxes on behalf of the Borrower, except for any payment made out of the Secured Accounts as provided in Section 2.13, (iii) no obligation to pay any of the fees and expenses of any other party to the transactions contemplated hereby and (iv) no liability or obligation with respect to any Applicable Servicer indemnification obligations of any prior Applicable Servicer. The indemnification obligations of the Replacement Servicer upon becoming an Applicable Servicer, are expressly limited to those arising on account of its gross negligence, bad faith or willful misconduct, or a material breach of any representation or warranty of the Replacement Servicer.

(e) Authority and Power. All authority and power granted to an Applicable Servicer under this Agreement shall automatically cease and terminate on the Facility Termination Date and shall pass to and be vested in the Borrower thereafter. Each Applicable Servicer agrees to cooperate with the Borrower in effecting the termination of the responsibilities and rights of each Applicable Servicer to conduct servicing of this Agreement (including the right to direct remittances out of the Secured Accounts).

(f) Subcontracts. Each Applicable Servicer may subcontract with any other Person for servicing and administering in respect of its duties and obligations hereunder; provided that (A) the Applicable Servicer shall select any such Person with reasonable care and shall be solely responsible for the fees and expenses payable to any such Person, (B) the Applicable Servicer shall not be relieved of, and shall remain liable for, the performance of the duties and obligations of the Applicable Servicer pursuant to the terms hereof without regard to any subcontracting arrangement and (C) any such subcontract shall be terminable upon the occurrence of a Servicer Termination Event with respect to the Applicable Servicer or the removal of the Applicable Servicer. The Applicable Servicer shall not be responsible for the negligence or misconduct of any sub-agent or attorney in fact that it selects with reasonable care.

(g) Waiver. Each Loan Party acknowledges that the Administrative Agent or any of its Affiliates may act as a Replacement Servicer, to the extent so appointed in accordance with this Agreement, and each Loan Party waives any and all claims against the Administrative Agent or any of its Affiliates (other than claims relating to such party’s gross negligence or willful misconduct as determined in a final and nonappealable judgment of a court of competent jurisdiction) to the extent it becomes the Replacement Servicer relating in any way to the custodial or collateral administration functions having been performed by the Administrative Agent or any of its Affiliates in such capacity as the Replacement Servicer in accordance with the terms and provisions (including the standard of care) set forth in the Transaction Documents.

SECTION 8.02 Duties of the Applicable Servicers.

(a) Duties of the Portfolio Asset Servicer.

(i) Duties. The Portfolio Asset Servicer shall take or cause to be taken all such actions as may be necessary or advisable to service, administer and exercise rights and remedies, on behalf of the Borrower and each Subsidiary Guarantor, in respect of the payments to the Borrower or any Subsidiary Guarantor under the Collateral Portfolio that are to be Collections from time to time, all in accordance with Applicable Law and the Servicing Standard and to take the actions of the Portfolio Asset Servicer under this Agreement and the other Transaction Documents. Without limiting the foregoing, the duties of the Portfolio Asset Servicer shall include the following:

(a) maintaining all necessary servicing records with respect to the payments to the Borrower or any Subsidiary Guarantor under the Collateral Portfolio that are to be Collections, including records relating to payments received by the Borrower or any Subsidiary Guarantor in the Secured Accounts in respect of Loan Assets and amounts funded by the Borrower or any Subsidiary Guarantor in respect of Loan Assets;

(b) maintaining the following records for each Loan Asset (in each case to the extent provided in writing (including electronically via email or a data site) to the Portfolio Asset Servicer):

(1)	any Loan Asset Assignment;

(2)

the instructions from the Borrower or any Subsidiary Guarantor (or the Portfolio Asset Servicer on the Borrower’s or any or any Subsidiary Guarantor’s behalf) to the Obligors, Underlying Servicers or Counterparty Lenders to make all payments in respect of such Loan Asset directly to the Collection Account;

(3)

as applicable, any Participation Agreement, any related supplement to such Participation Agreement and the related direction from the related Counterparty Lender to the related Obligor or Underlying Servicer (1) to make all payments in respect of such Loan Asset directly to the Collection Account and (2) to deliver to the Portfolio Asset Servicer a copy of all requests, notices and reports required to be delivered by such Counterparty Lender or such Underlying Servicer to the Borrower or a Subsidiary Guarantor under such Participation Agreement;

(4)

the related Loan Asset Checklist or a supplement thereto, copies of the related Loan Agreement and each other agreement instrument or certificate and other document identified in such Loan Asset Checklist, and copies of any amendment, waiver, supplement or modification of any thereof that is delivered to the Portfolio Asset Servicer;

(5)

each request, notice and report delivered by an Obligor, Counterparty Lender or Underlying Servicer to the Portfolio Asset Servicer, to the extent received by the Portfolio Asset Servicer hereunder, and all requests, notices and other correspondence delivered by the Portfolio Asset Servicer, under a Loan Agreement or Participation Agreement (provided that the Portfolio Asset Servicer is only required to post such requests, notices and other correspondence to a data site maintained by the Portfolio Asset Servicer for such purpose, or otherwise maintain such requests, notices and other correspondence, and is not required to act as a collateral custodian with respect to such requests, notices and other correspondence);

(6)	all account statements, reports and other documents and correspondence received by the Portfolio Asset Servicer regarding each Secured Account;

(c) providing such records and reports maintained by the Portfolio Asset Servicer pursuant to clause (a) or (b) above to the Borrower, the Administrative Agent and the Initial Lender (with a copy to the Collateral Custodian) in respect of the servicing of the Collateral Portfolio (including information relating to the Portfolio Asset Servicer’s performance under this Agreement) as may be required hereunder or as the Borrower, the Administrative Agent or the Majority Lenders may reasonably request, including but not limited to:

(1)

on a monthly basis, promptly upon being finalized (but no later than when sent to Borrower or any Subsidiary Guarantor, if the Portfolio Asset Servicer is not an Affiliate of either PIMCO or PIMCO Capital Solutions BDC) a remittance report for each Loan Asset showing the date any payments are or were required to be made with respect to such Loan Asset during such month and a description of the type of payment (for example, principal, interest or a combination thereof) to be made on such date (such report, a “Cash Flow Report”);

(2)

the financial reporting package and all other servicing and other reports for each Obligor and Loan Asset described in Section 8.08(d) to the extent received in writing by the Portfolio Asset Servicer; and

(3)	any notice of a continuing Underlying Obligor Default;

provided that, such documentation and information shall not be required to be disclosed to the extent such disclosure would violate any confidentiality agreement or restriction, so long as such agreements or restrictions were not entered into in contemplation of avoiding disclosure hereunder. Notwithstanding the foregoing or any other provision of this Agreement, the Borrower agrees that the Majority Lenders may in their sole discretion deem any Loan Asset not to be an Eligible Loan Asset if and for so long as the withholding of such information materially impacts the ability of the Lenders to evaluate whether the Loan Asset is a Defaulted Obligation or if the Value of such Loan Asset as determined by Borrower pursuant to the Valuation Policy is materially inaccurate.

(d) requesting from the related Counterparty Lender or Underlying Servicer each servicing report, the financial reporting package for each Obligor and Loan Asset described in Section 8.08(d) and such other reports in respect of the Loan Agreements, including reports as to the payments received from the Obligors and the amounts funded by or disbursed by the Counterparty Lenders, Underlying Servicers or any other lender under or in connection with the Loan Agreement, as may be required to permit the Portfolio Asset Servicer to perform its obligations hereunder or as the Borrower, the Administrative Agent or the Majority Lenders may reasonably request, in each case to the extent the Portfolio Asset Servicer is entitled to request such information or documentation pursuant to the Loan Agreement;

(e) maintaining and implementing administrative and operating procedures (including an ability to recreate servicing records, which includes the tracking of principal and interest payments for all Loan Assets) and keeping and maintaining all documents, books, records and other information reasonably necessary or advisable for the collection of the payments to the Borrower or a Subsidiary Guarantor, as applicable, under the Collateral Portfolio that are to be Collections;

(f) promptly delivering to the Borrower, the Administrative Agent, the Facility Servicer or the Collateral Custodian, from time to time, such information and servicing records (including information relating to the Portfolio Asset Servicer’s performance under this Agreement) as the Borrower, the Administrative Agent, the Facility Servicer or the Collateral Custodian may from time to time reasonably request, to the extent such information is in the possession of, or can reasonably be obtained by, the Portfolio Asset Servicer; provided that, such documentation and information shall not be required to be disclosed to the extent such disclosure would violate any confidentiality agreement or restriction, so long as such agreements or restrictions were not entered into in contemplation of avoiding disclosure hereunder; provided further, that the Majority Lenders may in their sole discretion deem any Loan Asset not to be an Eligible Loan Asset if and for so long as the withholding of such information materially impacts the ability of the Lenders to evaluate whether the Loan Asset is a Defaulted Obligation or whether the Value of such Loan Asset as determined by Borrower pursuant to the Valuation Policy is materially inaccurate;

(g) identifying each Loan Asset clearly and unambiguously in its records to reflect that the Borrower or a Subsidiary Guarantor, as applicable, has granted a security interest therein to the Administrative Agent, for the benefit of the Secured Parties, pursuant to this Agreement;

(h) notifying a Responsible Officer of each of the Borrower and the Administrative Agent of any material action, suit, proceeding, dispute, offset, deduction, defense or counterclaim that is or is threatened to be asserted by an Obligor with respect to any Loan Asset (or portion thereof) of which it has knowledge or has received notice;

(i) furnishing to the Initial Lender and the Borrower a calculation of the Total Portfolio Value (A) on each Reporting Date, (B) promptly upon receiving any new Value of a Loan Asset and (C) promptly upon a Responsible Officer of the Portfolio Asset Servicer being notified of the occurrence of an Underlying Obligor Default, including, in each case, as adjusted pursuant to the definitions of Value (and in the case of clauses (B) and (C) above, the Portfolio Asset Servicer will furnish such calculation no later than three Business Days after the receipt of the new Value of a Loan Asset or notification of the Underlying Obligor Default, as applicable);

(j) preparing and providing a Servicing and Payment Date Report as set forth in Section 8.08(c);

(k) facilitating the sale of a Loan Asset and the related Portfolio Assets in accordance with Section 2.10 (provided that the Portfolio Asset Servicer shall not have an active role in such Sale and shall only act at the direction of the Borrower);

(l) monitoring and recording any interest rate adjustments in connection with the Loan Agreements to the extent notice thereof is provided by the Underlying Servicers to a Responsible Officer of the Portfolio Asset Servicer;

(m) monitoring and recording any Tax and insurance escrow and payment with respect to the Underlying Collateral administered by the Underlying Servicer or

Counterparty Lender to the extent applicable and to the extent notice thereof is received by a Responsible Officer of the Portfolio Asset Servicer;

(n) monitoring and recording any casualty losses or condemnation proceedings in respect of any related Underlying Collateral and administering any proceeds related thereto deposited into the Collection Account in accordance with this Agreement, in each case to the extent such information is provided to the Portfolio Asset Servicer;

(o) monitoring all payments received by the Borrower or a Subsidiary Guarantor with respect to the Loan Assets; and

(p) identifying Collections as Principal Collection and Interest Collections and identifying Excluded Amounts and preparing statements with respect to Collections and segregating Collections, all as required by this Agreement.

(ii) Subject to Section 8.01(e), the Portfolio Asset Servicer may execute any of its duties and exercise its rights and powers under this Agreement or any other Transaction Document by or through sub-agents or attorneys in fact appointed by the Portfolio Asset Servicer and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Portfolio Asset Servicer shall be obligated to pay all fees and expenses of any such sub-agents.

(iii) Notwithstanding anything to the contrary contained herein, the exercise by the Administrative Agent and the Secured Parties of their rights hereunder shall not release the Portfolio Asset Servicer, the Borrower or any Subsidiary Guarantor from any of their duties or responsibilities with respect to the Collateral Portfolio. The Secured Parties and the Administrative Agent shall not have any obligation or liability with respect to any Collateral Portfolio, nor shall any of them be obligated to perform any of the obligations of the Portfolio Asset Servicer, the Borrower or any Subsidiary Guarantor hereunder.

(iv) Notwithstanding anything to the contrary herein, the Portfolio Asset Servicer will exclusively rely on, and the parties hereto hereby acknowledge and agree that the Portfolio Asset Servicer shall not incur any liability for relying on and shall be fully protected when relying on, (i) any determination of a Loan Asset as an Eligible Loan Asset by the Borrower, (ii) any designation by the Borrower of funds as Excluded Amounts and (iii) any determination by the Borrower of any determination of the Value of any Eligible Loan Asset.

(v) It is expressly acknowledged by the parties hereto that application and performance by the Portfolio Asset Servicer of its various duties hereunder shall be based upon, and in reliance upon, data, information and notice provided to it by the Administrative Agent, the Borrower, any Subsidiary Guarantor, the Facility Servicer, any Lender or any related bank agent, obligor or similar party, and the Portfolio Asset Servicer shall have no responsibility for the accuracy of any such information or data provided to it by such persons.

(vi) Any payment by an Obligor or a Counterparty Lender in respect of any Indebtedness or Underlying Loan Obligation owed by it to any Loan Party shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Administrative Agent (acting at the direction of the Initial Lender), be applied as a collection of a payment by such Obligor or Counterparty Lender to the extent of any amounts then due and payable thereunder (starting with the oldest such outstanding payment due) before being applied to any other receivable or other obligation of such Obligor or Counterparty Lender.

(vii) The Portfolio Asset Servicer is not required to take any action under this Agreement or any other Transaction Document that, in its opinion or the opinion of its counsel, may expose the Portfolio Asset Servicer to liability or that is contrary to any Transaction Document or Applicable Law. The Portfolio Asset Servicer shall not be liable for any action taken or not taken by it under this Agreement or any other Transaction Document with the consent or at the request of the Borrower, the Administrative Agent or the Majority Lenders (or all Lenders, as applicable and as set forth in Sections 6.01 and 11.01) respectively to the extent permitted to so direct the Portfolio Asset Servicer hereunder.

(viii) The Portfolio Asset Servicer shall not be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any of the other Transaction Documents in the absence of its own gross negligence, bad faith or willful misconduct, in each case, as determined by a court of competent jurisdiction by final and nonappealable judgment. Without limiting the foregoing, the Portfolio Asset Servicer (i) may consult with legal counsel (including counsel for the Borrower, the Administrative Agent or the Portfolio Asset Servicer), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (ii) shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement or any other Transaction Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith (other than by the Portfolio Asset Servicer), (C) except as otherwise expressly provided herein, the performance or observance by any party (other than the Portfolio Asset Servicer) of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default or Unmatured Event of Default, (D) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Transaction Document or any other agreement, instrument or document or (E) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Portfolio Asset Servicer (if any) and (iii) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents for relying on any notice (including notice by telephone), consent, certificate or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties.

(ix) The Portfolio Asset Servicer shall be entitled to rely conclusively upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, opinion, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person, or to inquire as to or verify the veracity of any information or statement made or contained therein. The Portfolio Asset Servicer also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Portfolio Asset Servicer may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. As to any matters not expressly provided for by any Transaction Document, the Portfolio Asset Servicer shall in all cases be fully protected in acting, or in refraining from acting, under any Transaction Document in accordance with instructions given by the Borrower or any Subsidiary Guarantor.

(b) Duties of the Facility Servicer.

(i) The Facility Servicer is not required to take any action under this Agreement or any other Transaction Document that, in its opinion or the opinion of its counsel, may expose the Facility Servicer to liability or that is contrary to any Transaction Document or Applicable Law. The Facility Servicer shall not be liable for any action taken or not taken by it under this Agreement or any other Transaction Document with the consent or at the request of the Borrower, the Administrative Agent or the Majority Lenders (or all Lenders, as applicable and as set forth in Sections 6.01 and 11.01) respectively to the extent permitted to so direct the Facility Servicer hereunder. In the event the Facility Servicer requests the consent of a Lender pursuant to the foregoing provisions and the Facility Servicer does not receive a response (either positive or negative) from such Person within ten Business Days of such Person’s receipt of such request, then such Lender shall be deemed to have declined to consent to the relevant action.

(ii) The Facility Servicer shall not be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any of the other Transaction Documents in the absence of its own gross negligence, bad faith or willful misconduct, in each case, as determined by a court of competent jurisdiction by final and nonappealable judgment. Without limiting the foregoing, the Facility Servicer (i) may consult with legal counsel (including counsel for the Borrower, the Administrative Agent or the Facility Servicer), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (ii) shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement or any other Transaction Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith (other than by the Facility Servicer), (C) except as otherwise expressly provided herein, the performance or observance by any party (other than the Facility Servicer) of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default or Unmatured Event of Default, (D) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Transaction Document or any other agreement, instrument or document or (E) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Facility Servicer (if any) and (iii) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents for relying on any notice (including notice by telephone), consent, certificate or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties.

(iii) The Facility Servicer shall be entitled to rely conclusively upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, opinion, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person, or to inquire as to or verify the veracity of any information or statement made or contained therein. The Facility Servicer also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Facility Servicer may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. As to any matters not expressly provided for by any Transaction Document, the Facility Servicer shall in all cases be fully protected in acting, or in refraining from acting, under any Transaction Document in accordance with instructions given by the Administrative Agent, the Borrower, any Subsidiary Guarantor, the Initial Lender or, if provided in this Agreement, in accordance with the instructions given by the Majority Lenders or all Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant to such instructions shall be binding on all of the Lenders.

(iv) The Facility Servicer shall take or cause to be taken all such actions as may be necessary or advisable to service, administer and collect on this Agreement from time to time, all in accordance with Applicable Law.

SECTION 8.03 Authorization of the Portfolio Asset Servicer.

(a) In the event that the Portfolio Asset Servicer is not an Affiliate of either PIMCO or PIMCO Capital Solutions BDC:

(i) Each of the Borrower, each Subsidiary Guarantor, the Administrative Agent (at the written direction of the Lenders), the Facility Servicer and each Lender hereby authorizes the Portfolio Asset Servicer (including any successor thereto) to take any and all reasonable steps in its name and on its behalf necessary or reasonably desirable in the reasonable determination of the Portfolio Asset Servicer and not inconsistent with the security interest of the Administrative Agent, for the benefit of the Secured Parties, in the Collateral, to collect all Collections amounts due under the Collateral Portfolio, including endorsing any of their names on checks and other instruments representing Collections, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to such Collections and, after the failure of any Underlying Servicer, Counterparty Lender or Obligor to pay over any Collections into the Collection Account, and to the extent permitted under and in compliance with Applicable Law, to commence proceedings with respect to enforcing payment thereof. The Borrower, each Subsidiary Guarantor and the Administrative Agent (at the written direction of the Lenders) on behalf of the Secured Parties shall furnish the Portfolio Asset Servicer (and any successors thereto) with any powers of attorney and other documents necessary or appropriate to enable the Portfolio Asset Servicer to carry out its servicing and administrative duties hereunder, and shall cooperate with the Portfolio Asset Servicer to the fullest extent in order to facilitate the collectability of the Collections. In no event shall any Portfolio Asset Servicer be entitled to make the Secured Parties, the Administrative Agent or any Lender a party to any litigation without such party’s express prior written consent, or to make the Borrower a party to any litigation (other than any routine foreclosure or similar collection procedure) without the prior written consent of (x) the Administrative Agent (at the written direction of the Majority Lenders) and (y) if no Event of Default has occurred and is continuing at such time, the Borrower. In the performance of its obligations hereunder, the Portfolio Asset Servicer shall not be obligated to take, or to refrain from taking, any action which the Borrower, any Subsidiary Guarantor, the Administrative Agent, any Secured Party or any Lender requests that the Portfolio Asset Servicer take or refrain from taking to the extent that the Portfolio Asset Servicer determines in its reasonable and good faith judgment that such action or inaction (i) may cause a violation of applicable laws, regulations, codes, ordinances, court orders or restrictive covenants with respect to any Loan Asset, the Borrower, any Subsidiary Guarantor or any Obligor, (ii) may cause a violation of any provision of this Agreement or a Required Loan Document or any other Transaction Document, (iii) may be a violation of the Servicing Standard or (iv) may expose such Portfolio Asset Servicer to liability.

(b) If the Advances have not been repaid after the occurrence of the Final Maturity Date, at the direction of the Administrative Agent (acting at the direction of the Majority Lenders), the Portfolio Asset Servicer shall take such action as the Administrative Agent may deem necessary or advisable to enforce collection of the Loan Assets; provided that the Administrative Agent may (at the direction of the Majority Lenders), at any time that an Event of Default has occurred and is continuing, notify the Obligor, Counterparty Lender or Underlying Servicer, as applicable, with respect to any Loan Asset of the security interest in such Loan Asset of the Administrative Agent for the benefit of the Secured Parties and direct that payments of all amounts due or to become due thereunder be made directly to the Administrative Agent or any servicer, collection agent or account designated by the Administrative Agent and, upon such notification and at the expense of the Borrower, the Administrative Agent (acting at the written direction of the Majority Lenders) may enforce collection of any such Portfolio Asset, and adjust, settle or compromise the amount or payment thereof.

SECTION 8.04 Collection of Payments; Accounts.

(a) Collection Efforts, Modification of Collateral Portfolio. In the event that the Portfolio Asset Servicer is not an Affiliate of either PIMCO or PIMCO Capital Solutions BDC:

(i) The Portfolio Asset Servicer will use commercially reasonable efforts to cause to be collected all payments called for under the terms and provisions of the Loan Assets included in the Collateral Portfolio that are to be paid to the Borrower or any Subsidiary Guarantor as Collections as and when the same become due, all in accordance with the Servicing Standard.

(ii) The Portfolio Asset Servicer may not waive, modify or otherwise vary any provision of a Loan Asset in a manner that would impair the collectability of such Loan Asset except in accordance with the Servicing Standard.

(iii) If the Portfolio Asset Servicer does not receive from the related Underlying Servicer, Counterparty Lender or Obligor the payments to be paid to the Borrower or any Subsidiary Guarantor as Collections on the date when such payments are scheduled to be made (to the extent the Portfolio Asset Servicer has received such payment information from the Underlying Servicer), the Portfolio Asset Servicer shall promptly notify the Borrower, such Subsidiary Guarantor and such Underlying Servicer, Counterparty Lender or Obligor.

(b) Secured Accounts. Each of the parties hereto hereby agrees that (i) each of the Secured Accounts is intended to be a “deposit account” or a “securities account” within the meaning of the UCC and (ii)(x) only the Administrative Agent (or its designee) shall be entitled to exercise the rights with respect to the Collection Account and each Secured Account subject to a “blocked” Account Control Agreement and have the right to direct the disposition of funds in the Collection Account and such Secured Accounts in accordance with this Agreement and each Account Control Agreement, as applicable and (y) only the Administrative Agent (or its designee) and the Borrower or Subsidiary Guarantor, as applicable (or the Portfolio Asset Servicer on its behalf) shall be entitled to exercise the rights with respect to the Operating Account and each Secured Account subject to a “springing” Account Control Agreement in accordance with this Agreement and each Account Control Agreement, as applicable; provided that after a Notice of Exclusive Control has been delivered with respect to the Operating Account and so long as such Notice of Exclusive Control is effective, the Administrative Agent agrees to direct the Account Bank to withdraw and disperse amounts on deposit therein in order to fund any Delayed Draws on Delayed Draw Loan Assets and to pay Unsettled Amounts as and when due, at the direction of the Borrower. Each of the parties hereto hereby agrees to cause the Account Bank to agree with the parties hereto that regardless of any provision in any other agreement, for purposes of the UCC, with respect to each Secured Account, New York shall be deemed to be the Account Bank’s jurisdiction (within the meaning of Section 9-304 of the UCC). The Borrower and each Subsidiary Guarantor, as applicable, shall provide the Administrative Agent and the Initial Lender with online “read-only” access to each Secured Account and ensure that such access remains in effect until the Facility Termination Date.

(c) Operating Account. (i) Notwithstanding anything herein to the contrary, the Borrower shall establish the Operating Account following the date hereof and will provide an updated Schedule VII in connection therewith. Prior to depositing or holding cash in such Operating Account, the Borrower shall enter into an Account Control Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Initial Lender, with respect to such Operating Account. Notwithstanding anything herein to the contrary, the Administrative Agent’s Lien on such Operating Account(s) referred to in this Section 8.04(c) and amounts on deposit therein will not be required to be perfected until the date such Account Control Agreement is entered into by the parties thereto with respect to such Operating Account.

(ii) Any funds in the Operating Account will be available at the direction of the Borrower at all times (including during an Event of Default) to cover any Delayed Draws on Delayed Draw Loan Assets and to pay Unsettled Amounts. The Borrower will ensure that the Net Aggregate Exposure Amount is not greater than zero at the time that the Borrower (or a Subsidiary Guarantor) enters into any commitment to purchase or originate a Loan Asset. In the event that the Net Aggregate Exposure Amount is greater than zero, the Borrower shall promptly request Advances as and to the extent permitted hereunder, or otherwise use commercially reasonable efforts, to cause the Net Aggregate Exposure Amount to not exceed zero.

(d) Loan and Participation Agreements. Notwithstanding any term hereof to the contrary, none of the Administrative Agent or the Collateral Custodian shall be under any duty or obligation in connection with the acquisition by the Borrower or any Subsidiary Guarantor of, or the grant of a security interest by the Borrower or any Subsidiary Guarantor to the Administrative Agent in, any Loan Asset to examine or evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Borrower or any Subsidiary Guarantor under the related Loan Agreements or Participation Agreements, or otherwise to examine the Loan Agreements and Participation Agreements, in order to determine or compel compliance with any applicable requirements of or restrictions on transfer (including any necessary consents). The Collateral Custodian shall hold any instrument delivered to it evidencing any

Loan Asset granted to the Administrative Agent hereunder as custodial agent for the Administrative Agent in accordance with the terms of this Agreement.

SECTION 8.05 Realization Upon Loan Assets.

(a) In the event that the Portfolio Asset Servicer is not an Affiliate of either PIMCO or PIMCO Capital Solutions BDC,

(i) Consistent with the applicable Loan Agreement or Participation Agreement, the Portfolio Asset Servicer will monitor efforts of each Counterparty Lender or Underlying Servicer with respect to any Eligible Loan Asset as to which no satisfactory arrangements can be made for collection of delinquent payments, and any analysis by such Counterparty Lender or Underlying Servicer proposing a course of action to maximize value with respect to any related Underlying Collateral, including whether to hold for value, sell or transfer any equity or other securities it has received in connection with a default, workout, restructuring or plan of reorganization with respect to the related Underlying Loan Obligations.

(ii) After the occurrence and during the continuance of an event of default (howsoever described), the Portfolio Asset Servicer will comply with the applicable Loan Agreement and Participation Agreement and Applicable Law in directing a Counterparty Lender or Underlying Servicer to realize upon Underlying Collateral and in directing the related Counterparty Lender or Underlying Servicer to enforce the obligations of Obligors by foreclosing upon, repossessing and causing the sale of such Underlying Collateral at public or private sale.

(b) Notwithstanding anything to the contrary herein, in the event that the Portfolio Asset Servicer is not an Affiliate of either PIMCO or PIMCO Capital Solutions BDC, the Portfolio Asset Servicer shall not take any action with respect to the Collateral Portfolio, nor shall it be required to take any actions, relating to any “special servicing activities” (it being understood and agreed that the Portfolio Asset Servicer shall determine whether any obligations or actions of the Portfolio Asset Servicer expressly set forth in this Agreement or the other Transaction Documents shall constitute “special servicing activities”), except to the extent (i) agreed to between the Loan Parties, the Lenders and the Portfolio Asset Servicer, pursuant to a separate fee letter agreement and (ii) the parties to such fee agreement agree to address any conflicts presented by such performance of special servicing activities reasonably requested by the Portfolio Asset Servicer.

(c) Notwithstanding anything herein to the contrary, in the event that the Portfolio Asset Servicer is not an Affiliate of either PIMCO or PIMCO Capital Solutions BDC, the Portfolio Asset Servicer shall not take any enforcement action without the prior written consent of the Borrower unless pursuant to an instruction of the Administrative Agent (at the direction of the Majority Lenders) if an Event of Default has occurred and is continuing.

SECTION 8.06 Servicing Compensation. As compensation for its servicer activities hereunder, the Facility Servicer shall be entitled to the Facility Servicing Fees from the Borrower as set forth in the Facility Servicer Fee Letter, pursuant to the provisions of Section 2.08, provided that if such amounts are insufficient then Sections 8.10 and 11.07 shall be applicable. The Facility Servicer shall pay out of its own funds all allocable overhead and all general and administrative expenses incurred by it in connection with its servicing activities hereunder, if and to the extent the Facility Servicer is not entitled to reimbursement hereunder. The Facility Servicer’s entitlement to receive the Facility Servicing Fees shall cease on the earlier to occur of (i) its removal as Facility Servicer as provided in Section 8.01(b), (ii) its resignation as Facility Servicer as provided in Section 8.09 or (iii) the termination of this Agreement; provided that the Facility Servicer shall be entitled to any fees accrued and payable up to such date to the extent not previously paid.

SECTION 8.07 Payment of Certain Expenses by Facility Servicer. The Facility Servicer shall be reimbursed by the Borrower and the Subsidiary Guarantors for any reasonable out-of-pocket expenses incurred hereunder (including reasonable out-of-pocket expenses paid by the Facility Servicer on behalf of the Borrower), subject to the availability of funds pursuant to Section 2.08; provided that, to the extent funds are not available for such reimbursement, the Facility Servicer shall be entitled to repayment of such expenses from the Borrower and if the Borrower fails to so reimburse the Facility Servicer, the Facility Servicer shall be entitled to be reimbursed by the Lenders ratably (and each Lender hereby agrees to so reimburse the Facility Servicer as provided herein) within ten Business Days of receipt of an invoice therefor.

SECTION 8.08 Reports to the Administrative Agent Account Statements; Servicing Information.

(a) Notice of Borrowing. On each Advance Date, the Borrower will provide a Notice of Borrowing and a Borrowing Base Certificate, each updated as of such date, to the Administrative Agent.

(b) [Reserved].

(c) Servicing and Payment Date Report. On each Reporting Date, the Portfolio Asset Servicer shall provide to the Administrative Agent, the Facility Servicer, the Account Bank, the Borrower, the Initial Lender and the Rating Agency the Servicing and Payment Date Report, which shall include (i) the amounts to be remitted pursuant to Section 2.08 to the applicable Persons thereunder on the related Payment Date (which shall include any applicable wiring instructions of the parties receiving such payment to the extent such wiring instructions are provided by such recipient in writing to the Portfolio Asset Servicer) with respect to such Payment Date and (ii) summary information with respect to each Obligor and with respect to each Loan Asset for such Obligor prepared as of the most recent Determination Date, (iii) the Borrowing Base as of the Reporting Date, (iv) the outstanding principal amount of all Eligible Loan Assets as of the most recent Determination Date, (v) the identification of any Excluded Amounts, Principal Collections and Interest Collections, (vi) the amount of any capital contributions received by the Borrower and each Subsidiary Guarantor and, in each case, deposited in the applicable Secured Account(s) since (but not including) the last occurring Payment Date, (vii) for each limitations specified in the definition of Concentration Limits, (A) the result, (B) the related maximum limit and (3) a determination as to whether any such limit is exceeded and (if so) the amount of such excess and (viii) whether a Market Trigger Event has occurred and is continuing or the Portfolio LTV exceeds the Maximum LTV Percentage, in each case as of the most recent Determination Date and based on notices of Underlying Obligor Defaults received from the Borrower or any Subsidiary Guarantor on or prior to such Determination Date and the Value of the Eligible Loan Assets as set forth on the most recent Portfolio LTV Certificate delivered by the Borrower on or prior to such Determination Date.

(d) Obligor Financial Statements; Valuation Reports; Other Reports. The Portfolio Asset Servicer (or, solely with respect to clause (i)(A) below in connection with the delivery of a Notice of Borrowing, the Borrower) will deliver to the Administrative Agent, with respect to each Obligor:

(i)

to the extent received by the Borrower, a Subsidiary Guarantor or the Portfolio Asset Servicer pursuant to the Loan Agreements or from the applicable Counterparty Lender or Underlying Servicer, the complete financial reporting package with respect to such Obligor (including three years’ historical audited or unaudited financing statements and related information, to the extent such information exists and is received by the Borrower and the Portfolio Asset Servicer), (A) prior to any Notice of Borrowing relating to the Transfer of a Loan Asset of such Obligor and (B) within 15 days following receipt thereof by the Portfolio Asset Servicer, which reporting package shall in each case include any covenant compliance certificates provided by the related Obligor under the related Loan Agreement;

(ii)

asset and portfolio level monitoring reports prepared by the Counterparty Lender or Underlying Servicer with respect to the Loan Assets to the extent received by the Portfolio Asset Servicer and which delivery thereof shall be made within 45 days following the Portfolio Asset Servicer’s receipt thereof; and

(iii)

upon reasonable request of the Administrative Agent and to the extent received by the Borrower, a Subsidiary Guarantor and/or the Portfolio Asset Servicer, all other documents and information required to be delivered by the Obligors to the Borrower, a Subsidiary Guarantor and/or the Portfolio Asset Servicer with respect to any Loan Asset included in the Collateral Portfolio;

provided that, in the case of clauses (i), (ii) and (iii), such documentation and information shall not be required to be disclosed to the extent such disclosure would violate any confidentiality agreement or restriction, so long as such agreements or restrictions were not entered into in contemplation of avoiding disclosure hereunder; provided further, that the Majority Lenders may in their sole discretion deem any Loan Asset not to be an Eligible Loan Asset if and for so long as the withholding of such information materially impacts the ability of the Lenders to evaluate whether the Loan Asset is a Defaulted Obligation or whether the Value of such Loan Asset as determined by Borrower pursuant to the Valuation Policy is materially inaccurate.

(e) Amendments to Loan Assets. The Portfolio Asset Servicer will deliver to the Administrative Agent, the Facility Servicer and the Collateral Custodian a copy of any amendment, restatement, supplement, waiver or other modification to the Loan Agreement of any Loan Asset within 45 days after the end of each quarter (in each case, to the extent received by the Portfolio Asset Servicer). The Portfolio Asset Servicer shall also deliver to the Lenders any notice or other correspondence that it receives with respect to any Loan Asset pursuant to the related Loan Agreement, in each case, to the extent it deems such material in accordance with the Servicing Standard, promptly upon receipt thereof; provided that, such documentation and information shall not be required to be disclosed to the extent such disclosure would violate any confidentiality agreement or restriction, so long as such agreements or restrictions were not entered into in contemplation of avoiding disclosure hereunder; provided further, that the Majority Lenders may in their sole discretion deem any Loan Asset not to be an Eligible Loan Asset if and for so long as the withholding of such information materially impacts the ability of the Lenders to evaluate whether the Loan Asset is a Defaulted Obligation or whether the Value of such Loan Asset as determined by Borrower pursuant to the Valuation Policy is materially inaccurate.

(f) Delivery Methods. Notwithstanding anything to the contrary contained herein, information required to be delivered or submitted to any Secured Party pursuant to this Agreement shall be deemed to have been delivered on the date upon which such information is received through e-mail or another delivery method acceptable to the Administrative Agent.

SECTION 8.09 The Applicable Servicer Not to Resign. The Applicable Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon such Applicable Servicer’s reasonable determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that such Applicable Servicer could take to make the performance of its duties hereunder permissible under Applicable Law or (b) upon at least 60 days’ prior notice to the other parties hereto. If no successor servicer shall have been appointed and an instrument of acceptance by a successor to such Applicable Servicer shall not have been delivered to such Applicable Servicer, the retiring Applicable Servicer’s resignation shall not become effective. If the Initial Lender assumes the duties of such Applicable Servicer hereunder, it shall remain as such Applicable Servicer until it (acting alone) appoints a Replacement Servicer with the consent of the Borrower (such consent not to be unreasonably withheld or delayed and such consent not being required if an Event of Default has occurred and is continuing) in accordance with the terms hereof. Any Fees then due and owing to the Facility Servicer and accrued through such date, including any expenses or indemnities it is entitled to pursuant to the provisions of this Agreement and the Facility Servicer Fee Letter, shall be due and payable on such discharge date and shall be paid from amounts in the Secured Accounts in accordance with Section 2.08 and if such amounts are insufficient to pay such amounts then due and owing, shall be paid by the Borrower (or the Lenders ratably if the Borrower fail to so pay such amounts) within ten Business Days after receipt of an invoice therefor. Upon an Applicable Servicer’s termination or resignation, such Applicable Servicer shall promptly deliver to either the Replacement Servicer or the Initial Lender all of the related documents and statements held by it hereunder with respect to the Loan Assets.

SECTION 8.10 Indemnification of the Facility Servicer. Each Lender agrees to indemnify the Facility Servicer ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Facility Servicer in any way relating to or arising out of this Agreement or any of the other Transaction Documents, or any action taken or omitted by the Facility Servicer hereunder or thereunder; provided that (a) the Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Facility Servicer’s gross negligence or willful misconduct as determined in a final decision by a court of competent jurisdiction and (b) no action taken by the Facility Servicer in accordance with the directions of the Administrative Agent, the Majority Lenders, Lenders or the Borrower shall be deemed to constitute gross negligence or willful misconduct of the Facility Servicer. Without limitation of the foregoing, each Lender agrees to reimburse the Facility Servicer ratably, promptly upon demand, for any Fees due to it hereunder, reasonable out-of-pocket expenses (including reasonable outside counsel fees) incurred by the Facility Servicer in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Facility Servicer or Lenders hereunder or thereunder and to the extent that the Facility Servicer is not timely reimbursed for such expenses by the Borrower under Section 2.08. This Section 8.10 shall survive any termination of this Agreement.

SECTION 8.11 Merger or Consolidation of Applicable Servicer. Any Person (a) into which an Applicable Servicer may be merged or consolidated, (b) that may result from any merger or consolidation to which an Applicable Servicer shall be a party or (c) that may succeed to the properties and assets of an Applicable Servicer substantially as a whole, shall be the successor to such Applicable Servicer under this Agreement without further act of any of the parties to this Agreement, except where an instrument of transfer or assignment is required by Applicable Law to effect such succession.

SECTION 8.12 Assignment. The Portfolio Asset Servicer may assign all or any of its rights or obligations under this Agreement to: (a) an Affiliate of either PIMCO or PIMCO Capital Solutions BDC without the consent of the Borrower, any Lender, any Agent or any other Person, or (b) any other Person with the consent of the Borrower and the Initial Lenders.

SECTION 8.13 Erroneous Payments; Facility Servicer.

(a) Each Payment Recipient hereby agrees that (i) if the Facility Servicer notifies such Payment Recipient that the Facility Servicer has determined in its sole discretion that any funds received by such Payment Recipient from the Facility Servicer or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, a “Servicer Erroneous Payment”) and demands the return of such Servicer Erroneous Payment (or a portion thereof) (provided, without limiting any other rights or remedies (whether at law or in equity), the Facility Servicer may not make any such demand under this clause (a)(i) with respect to a Servicer Erroneous Payment unless such demand is made within 30 days of the date of receipt of such Servicer Erroneous Payment by the applicable Payment Recipient), such Servicer Erroneous Payment shall at all times remain the property of, and held in trust for the benefit of, the Facility Servicer and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Facility Servicer the amount of any such Servicer Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date the Facility Servicer demands the return of such Servicer Erroneous Payment (or portion thereof) from such Payment Recipient to the date such amount is repaid to the Facility Servicer in same day funds at a rate determined by the Facility Servicer in accordance with banking industry rules on interbank compensation from time to time in effect and (ii) to the extent permitted by applicable law, such Payment Recipient shall not assert any right or claim to the Servicer Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Facility Servicer for the return of any Servicer Erroneous Payments received, including, without limitation, waiver of any defense based on “discharge for value” or any similar theory or doctrine. A notice of the Facility Servicer to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Payment Recipient hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Facility Servicer (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or a notice of payment, prepayment or repayment sent by the Facility Servicer or any of its Affiliates, as applicable, with respect to such payment, prepayment or repayment (a “Servicer Payment Notice”), (y) that was not preceded or accompanied by notice of payment or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each case:

(i) It acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Facility Servicer to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Payment Recipient shall promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y), and (z)) notify the Facility Servicer in writing of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Facility Servicer pursuant to this Section 8.13(b).

For the avoidance of doubt, the failure to deliver a notice to the Facility Servicer pursuant to this Section 8.13(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 8.13(a) or on whether or not a Servicer Erroneous Payment has been made.

(c) Each Lender or Secured Party hereby authorizes the Facility Servicer to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Transaction Document, or otherwise payable or distributable by the Facility Servicer to such Lender or Secured Party from any source, against any amount that the Facility Servicer has demanded to be returned under Section 8.13(a) or under the indemnification provisions of this Agreement.

(d) In the event a Servicer Erroneous Payment (or portion thereof) is not recovered by the Facility Servicer for any reason, after demand therefor by the Facility Servicer in accordance with Section 8.13(a), from any Lender that has received such Servicer Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Servicer Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, a “Servicer Erroneous Payment Return Deficiency”), upon the Facility Servicer’s request to such Lender at any time, then effectively immediately, (i) such Lender shall be deemed to have assigned its Advances (but not its Commitments) with respect to which such Servicer Erroneous Payment was made (the “Servicer Erroneous Payment Impacted Class”) in an amount equal to the Servicer Erroneous Payment Return Deficiency (or such lesser amount as the Facility Servicer may specify) (such assignment of the Advances (but not Commitments) of the Servicer Erroneous Payment Impacted Class, the “Servicer Erroneous Payment Deficiency Assignment”) on a cashless basis at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Facility Servicer in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption Agreement (or, to the extent applicable, an agreement incorporating an Assignment and Assumption Agreement by reference pursuant to an approved electronic platform as to which the Facility Servicer and such parties are participants) with respect to such Servicer Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Facility Notes evidencing such Advances to the Borrower and the Facility Servicer (but the failure of such Person to deliver any such Facility Notes shall not affect the effectiveness of the foregoing assignment), (ii) the Facility Servicer, as the assignee Lender shall be deemed to acquire the Servicer Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Facility Servicer as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Servicer Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Servicer Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement or any other Transaction Document and its applicable Commitments which shall survive as to such assigning Lender, (iv) the Facility Servicer and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Servicer Erroneous Payment Deficiency Assignment, and (v) the Facility Servicer will reflect in the Register its ownership interest, as applicable, in the Advances subject to the Servicer Erroneous Payment Deficiency Assignment. The Facility Servicer may, in its discretion, sell any Advances acquired pursuant to a Servicer Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Servicer Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Advance (or portion thereof), and the Facility Servicer shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Servicer Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(e) The parties hereto agree that (x) irrespective of whether the Facility Servicer may be equitably subrogated, in the event that a Servicer Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Servicer Erroneous Payment (or portion thereof) for any reason, the Facility Servicer shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Transaction Documents with respect to such amount (the “Servicer Erroneous Payment Subrogation Rights”) (provided that the Obligations under the Transaction Documents in respect of the Servicer Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Advances that have been assigned to the Facility Servicer under a Servicer Erroneous Payment Deficiency Assignment) and (y) a Servicer Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower, provided that this Section 8.13 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Servicer Erroneous Payment not been made by the Facility Servicer; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Servicer Erroneous Payment is, and solely with respect to the amount of such Servicer Erroneous Payment that is, comprised of funds received by the Facility Servicer from or on behalf of (including through the exercise of remedies under any Transaction Document), a Loan Party for the purpose of making such a payment on the Obligations.

(f) To the extent permitted by Applicable Law, no Payment Recipient shall assert any right or claim to a Servicer Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Facility Servicer for the return of any Servicer Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 8.13 shall survive the resignation or replacement of the Facility Servicer, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Transaction Document.

SECTION 8.14 Representations of the Applicable Servicers. Each Applicable Servicer hereby represents, solely with respect to itself, as of the Closing Date, as of each applicable Cut-Off Date, as of each applicable Advance Date and as of each Reporting Date, as follows:

(a) Organization; Power and Authority. It is a duly organized and validly existing under the laws of its jurisdiction of organization. It has full power, authority and legal right to execute, deliver and perform its obligations as the Applicable Servicer under this Agreement and the other Transaction Documents to which it is a party.

(b) Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary organizational action on its part.

(c) No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of its organizational documents or any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Applicable Servicer is a party or by which it or any of its property is bound, in each case, that will have a material adverse effect on the ability of such Applicable Servicer to perform its obligations under this Agreement in accordance with the terms hereof.

(d) No Violation. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or violate, in any material respect, any Applicable Law if compliance therewith is necessary (i) to ensure the enforceability of any Loan Asset, (ii) for the Applicable Servicer to perform its obligations under this Agreement in accordance with the terms hereof or (iii) to preserve in all material respects the interests of the Borrower, the Administrative Agent or the Secured Parties.

(e) All Consents Required; No Proceedings or Injunction. All approvals, authorizations, consents, orders or other actions (“Consent”) of any Governmental Authority required in connection with the execution and delivery of this Agreement by such Applicable Servicer, the performance by such Applicable Servicer of the transactions contemplated hereby and the fulfillment by the Applicable Servicer of the terms hereof have been obtained to the extent necessary for such Applicable Servicer to perform its obligations under this Agreement in accordance with the terms hereof, except to the extent any such Consent is not currently necessary. There is no litigation, proceeding or investigation pending or, to the Knowledge of the Applicable Servicer, threatened against such Applicable Servicer, before any Governmental Authority (A) asserting the invalidity of this Agreement or (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement. No injunction, writ, restraining order or other order of any nature adversely affects the Applicable Servicer’s performance of its obligations under this Agreement.

(f) Validity, Etc. The Agreement and the other Transaction Documents to which it is a party has been duly executed and delivered by the Applicable Servicer and constitutes the legal, valid and binding obligation of the Applicable Servicer, enforceable against the Applicable Servicer in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy Laws and other limitations on creditors’ rights generally and by general principles of equity.

(g) Servicing Standard. The Portfolio Asset Servicer has complied in all material respects with the Servicing Standard in performing its obligations hereunder.

(h) Reports Accurate. All Servicing and Payment Date Reports, Cash Flow Reports and other written or electronic information, exhibits, financial statements, documents, books, records or reports, in all cases, prepared and furnished by the Applicable Servicer to the Administrative Agent, the Applicable Servicer, the Lenders or the Collateral Custodian in connection with this Agreement are, as of their date, accurate, true and correct in all material respects when taken as a whole (and in the case of information not prepared by or under the direction of the Portfolio Asset Servicer (including information provided by any Obligor), to the Knowledge of the Portfolio Asset Servicer), and no such document contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading as of the date thereof when taken as a whole and in light of the circumstances under which the same has been delivered (and in the case of information not prepared by or under the direction of the Portfolio Asset Servicer (including information provided by any Obligor), to the Knowledge of the Portfolio Asset Servicer); provided that, for the purposes of the production by the Portfolio Asset Servicer of any reports, documents or information required under this Agreement, the Portfolio Asset Servicer may conclusively rely (absent bad faith or manifest error, and without investigation, inquiry, independent verification or any duty or obligation to recompute, verify, or recalculate any of the amounts and other information contained in) on any reports, documents or information provided to it by any Obligor or any other third party without any liability to the Portfolio Asset Servicer for such reliance.

(i) Collections. All Collections, if any, received by the Applicable Servicer or its Affiliates with respect to the Portfolio Assets are held in trust for the benefit of the Administrative Agent, for the benefit of the Secured Parties, until deposited into the Collection Account as provided herein.

(j) Servicer Termination Event. No event has occurred which constitutes a Servicer Termination Event (other than any Servicer Termination Event which has previously been disclosed to the Administrative Agent as such).

SECTION 8.15 Representations of the Portfolio Asset Servicer. The Portfolio Asset Servicer hereby represents to the Secured Parties that:

(a) Neither the Portfolio Asset Servicer, nor any of its Subsidiaries, nor any of the respective directors, officers or employees of any of the foregoing is a Sanctioned Person.

(b) The Portfolio Asset Servicer does not conduct business in or with any Sanctioned Country or Sanctioned Person in violation of any applicable Sanctions Law, or otherwise engages in any dealings or transactions that would constitute a violation of applicable Sanctions Laws.

(c) To the Portfolio Asset Servicer’s Knowledge, the Portfolio Asset Servicer is in compliance with applicable Sanctions Laws.

SECTION 8.16 Requirements regarding Secured Accounts. Each Secured Account shall be established and maintained with (a) a federal or state chartered depository institution that has a rating from Moody’s, Fitch, S&P, KBRA or another nationally recognized statistical rating organization of at least BBB-, BBB(low) or Baa3 (or the equivalent thereof) and if such institution’s rating falls below the foregoing ratings, the Borrower shall use commercially reasonably efforts to move the assets held in such account within 90 calendar days to another institution that has such a rating or (b) segregated accounts with the corporate trust department of a federal or state chartered deposit institution that has a rating from Moody’s, Fitch, S&P, KBRA or another nationally recognized statistical rating organization of at least BBB-, BBB(low) or Baa3 (or the equivalent thereof), and subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulation Section 9.10(b), and if such institution’s rating falls below the foregoing rating requirements, the Borrower shall use commercially reasonable efforts to move the assets held in such account within 90 calendar days to another institution that satisfies the foregoing rating requirements.

ARTICLE IX.

COLLATERAL CUSTODIAN

SECTION 9.01 Designation of Collateral Custodian.

(a) Initial Collateral Custodian. The role of Collateral Custodian with respect to the Loan Assets and Required Loan Documents shall be conducted by the Person designated as Collateral Custodian hereunder from time to time in accordance with this Section 9.01. Each of the Borrower, each Subsidiary Guarantor, the Lenders and the Administrative Agent (acting at the direction of the Lenders) hereby appoint MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY to act as Collateral Custodian, for the benefit of the Secured Parties, and the Collateral Custodian hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto set forth herein. Each of the Borrower, each Subsidiary Guarantor, the Lenders and the Administrative Agent (acting at the direction of the Lenders) hereby authorizes the Collateral Custodian to take such actions on its behalf and to exercise such powers and perform such duties as are expressly granted to the Collateral Custodian by this Agreement; provided that the Administrative Agent shall have no liability with respect to such appointment. The Collateral Custodian hereby accepts such agency appointment to act as Collateral Custodian pursuant to the terms of this Agreement, until its resignation or removal as Collateral Custodian pursuant to the terms hereof.

(b) Successor Collateral Custodian. Upon the Collateral Custodian’s receipt of a Collateral Custodian Termination Notice from the Administrative Agent and the designation of a successor Collateral Custodian pursuant to the provisions of Section 9.05, the Collateral Custodian agrees that it will terminate its activities as Collateral Custodian hereunder in accordance with the terms of Section 9.05.

SECTION 9.02 Duties of Collateral Custodian

(a) Duties. The Collateral Custodian shall perform, on behalf of the Administrative Agent, the following duties and obligations:

(i) The Collateral Custodian shall take and retain electronic custody of the Loan Asset Files and the Required Loan Documents delivered by the Portfolio Asset Servicer, the Borrower and any Subsidiary Guarantor pursuant to Section 3.04(a) and Section 5.01(f) in accordance with the terms and conditions of this Agreement, all for the benefit of the Administrative Agent on behalf of the Secured Parties and the Borrower. Within ten Business Days (if the Collateral Custodian receives no more than 20 Loan Asset Files during such ten Business Day period) or within a reasonable timeframe as is mutually agreed upon between the Collateral Custodian, the Borrower and the Portfolio Asset Servicer (if the Collateral Custodian receives more than 20 Loan Asset Files during such period) of its receipt of the Loan Asset File for any Loan Asset and the Loan Asset Schedule therefor, the Collateral Custodian shall review such Loan Asset File to confirm that (A) the outstanding principal balance and the Obligor name on the applicable Loan Agreement and any related promissory note matches that on the Loan Asset Schedule therefor, (B) such Required Loan Documents, other than UCC financing statements, have been executed (either an original or a copy, as indicated on the related Loan Asset Checklist), appear to relate to such Loan Asset and have no mutilated pages, (C) filed copies of the UCC financing statements and other filings identified on the related Loan Asset Checklist are included and (D) if listed on the related Loan Asset Checklist, a copy of an Insurance Policy or insurance certificate with respect to any real or personal property constituting the Underlying Collateral for such Loan Asset is included (such items in clauses (A) through (D) above, collectively, the “Review Criteria”). In order to facilitate the foregoing review by the Collateral Custodian, in connection with each delivery of a Loan Asset File hereunder to the Collateral Custodian, the Portfolio Asset Servicer shall provide to the Collateral Custodian an electronic copy of the related Loan Asset Checklist which contains the Loan Asset information with respect to the Loan Asset File being delivered, identification number and the name of the Obligor with respect to such Loan Asset. Notwithstanding anything herein to the contrary, the Collateral Custodian’s obligation to review the Loan Asset File shall be limited to reviewing such Loan Asset File pursuant to the Review Criteria based on the information provided on the related Loan Asset Checklist. If, at the conclusion of such review, the Collateral Custodian shall determine that (1) the outstanding principal balance of the Loan Asset with respect to which it has received the Loan Asset File does not match the outstanding principal balance set forth on the Loan Asset Schedule therefor, the Collateral Custodian shall notify the Administrative Agent, the Borrower and the Facility Servicer of such discrepancy within one Business Day or (2) any Review Criteria is not satisfied, the Collateral Custodian shall within one Business Day notify the Facility Servicer, the Administrative Agent and the Borrower of such determination and provide the Administrative Agent, the Facility Servicer and the Borrower with a list of the non-complying Loan Assets and the applicable Review Criteria that they fail to satisfy. The Borrower shall have five Business Days after receipt of such list from the Collateral Custodian (or, to the extent necessary to so correct such non-compliance, receipt of the applicable Loan Asset File from the Collateral Custodian) to (on behalf of itself or any Subsidiary Guarantor) correct any non-compliance with any Review Criteria described on such list and the Borrower shall use commercially reasonable efforts to correct (on behalf of itself or any Subsidiary Guarantor) any such non-compliance within such five Business Day period. In addition, if requested in writing by the Administrative Agent, the Facility Servicer or the Borrower in accordance with Section 9.08(a), within ten Business Days of the Collateral Custodian’s receipt of such request, the Collateral Custodian shall return to the Borrower or a Subsidiary Guarantor, as applicable, any Loan Asset File which fails to satisfy a Review Criteria for purposes of correcting such non-compliance. Other than the foregoing, the Collateral Custodian shall not have any responsibility for reviewing any Loan Asset File.

(ii) In taking and retaining custody of the Loan Asset Files as provided hereby, the Collateral Custodian shall be deemed to be acting as the agent of the Borrower, each Subsidiary Guarantor and the Administrative Agent on behalf of the Secured Parties; provided that (A) the

Collateral Custodian makes no representations as to the existence, perfection or priority of any Lien on the Loan Asset Files or the instruments therein and (B) the Collateral Custodian’s duties shall be limited to those expressly contemplated herein.

(iii) All electronic copies of the Loan Asset Files shall be electronically stored at the locations specified as the address of the Collateral Custodian in Section 11.02, or at such other office as shall be specified to the Administrative Agent, the Facility Servicer and the Borrower by the Collateral Custodian in a written notice delivered at least 30 days prior to such change. Any electronic copies of the Loan Asset Files shall be electronically filed together with an appropriate identifier and maintained in such a manner so as to permit retrieval and access. The Collateral Custodian shall segregate the Loan Asset Files on its inventory system. The Collateral Custodian shall promptly report to the Administrative Agent, the Facility Servicer and the Borrower any failure on its part to so hold any portion of Loan Asset File and maintain its accounts, records and computer systems as hereby provided and promptly take appropriate action to remedy such failure.

(iv) On the 12th calendar day of every month (or if such day is not a Business Day, the next succeeding Business Day) following the first delivery of Required Loan Documents to the Collateral Custodian, the Collateral Custodian shall provide a written report to the Administrative Agent, the Borrower, the Lenders and the Facility Servicer (in a form mutually agreeable to the Administrative Agent (at the direction of the Initial Lender), the Borrower and the Collateral Custodian) identifying each Loan Asset for which it holds a Loan Asset File and the applicable Review Criteria that any Loan Asset File fails to satisfy.

(v) The Collateral Custodian shall have no duties or obligations other than those specifically set forth herein or as may subsequently be agreed to in writing by the parties hereto. Accordingly, notwithstanding any provision to the contrary elsewhere in the Transaction Documents, the Collateral Custodian shall not have (or be deemed to have) any fiduciary relationship with any party hereto or any Secured Party in its capacity as such, and no implied covenants, functions, obligations or responsibilities shall be read into this Agreement, the other Transaction Documents or otherwise exist against the Collateral Custodian. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the other parties hereto that the Collateral Custodian shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility.

(b) Collateral Matters.

(i) The Collateral Custodian agrees to cooperate with the Administrative Agent, the Borrower and the Facility Servicer and provide electronic copies of the Loan Asset Files to the Facility Servicer, the Borrower or Administrative Agent in accordance with Section 9.08 as requested in order to take any action that the Administrative Agent (acting at the direction of the Initial Lender), the Borrower or the Facility Servicer (acting at the direction of the Initial Lender) deems in good faith to be necessary or reasonably desirable in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder or under any Transaction Document, including any rights arising with respect to Article VI. In the event the Collateral Custodian receives instructions from the Facility Servicer which conflict with any instructions received by the Administrative Agent, the Collateral Custodian shall rely on and follow the instructions given by the Administrative Agent.

(ii) The Administrative Agent (acting at the direction of the Initial Lender) may direct the Collateral Custodian to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Custodian hereunder, the Collateral Custodian shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Administrative Agent; provided that the Collateral Custodian shall not be required to take any action hereunder at the request of the Administrative Agent, any Secured Party or otherwise if the taking of such action, in the reasonable determination of the Collateral Custodian, (A) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (B) shall expose the Collateral Custodian to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto).

(iii) The Collateral Custodian shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Custodian, or the Administrative Agent. The Collateral Custodian shall not be deemed to have notice or knowledge of any matter hereunder, including an Event of Default or Servicer Termination Event, unless the Collateral Custodian has received written notice from a Lender, the Borrower, the Administrative Agent or the Facility Servicer referring to this Agreement, describing such Event of Default or Servicer Termination Event and stating that such notice is a “Notice of Event of Default” or “Notice of Servicer Termination Event,” as applicable. In the absence of receipt of such notice, the Collateral Custodian may conclusively assume that there is no Event of Default or Servicer Termination Event.

SECTION 9.03 Merger or Consolidation. Any Person (a) into which the Collateral Custodian may be merged or consolidated, (b) that may result from any merger or consolidation to which the Collateral Custodian shall be a party or (c) that may succeed to the properties and assets of the Collateral Custodian substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Custodian hereunder in a form reasonably acceptable to the Administrative Agent (acting at the direction of the Initial Lender) and the Borrower, shall be the successor to the Collateral Custodian under this Agreement without further act of any of the parties to this Agreement, except where an instrument of transfer or assignment is required by Applicable Law to effect such succession.

SECTION 9.04 Collateral Custodian Compensation. As compensation for its Collateral Custodian activities hereunder, the Collateral Custodian shall be entitled to the Collateral Custodian Fees from the Borrower, payable pursuant to the extent of funds available therefor pursuant to the provisions of Section 2.08; provided that if such amounts are insufficient then Sections 9.12 and 11.07 shall be applicable. The Collateral Custodian’s entitlement to receive the Collateral Custodian Fees shall cease on the earlier to occur of (i) its removal as Collateral Custodian pursuant to Section 9.05 (or, if such removal is for its material breach of this Agreement in accordance with Section 9.05, upon the Collateral Custodian’s receipt of the applicable Collateral Custodian Termination Notice), (ii) its resignation as Collateral Custodian pursuant to Section 9.07 of this Agreement or (iii) the termination of this Agreement;

provided that the Collateral Custodian shall be entitled to any fees (including Collateral Custodian Fees) accrued and payable up to such date to the extent not previously paid.

SECTION 9.05 Collateral Custodian Removal. The Administrative Agent (upon the direction of the Majority Lenders) may, and, if no Event of Default has occurred and is continuing and solely with respect to clause (a) below, the Borrower (with the prior written consent of the Initial Lender, such consent not to be unreasonably withheld or delayed) may, terminate all of the rights, obligations, power and authority of the Collateral Custodian under this Agreement for (a) the Collateral Custodian’s material breach of this Agreement (referred to in this Section 9.05 as for “cause”) by giving at least five days advance written notice thereof to the Collateral Custodian, the Facility Servicer and the other applicable party, or (b) any reason other than as described in clause (a) above by giving at least 30 days advance written notice thereof to the Collateral Custodian, the Facility Servicer and the Borrower (the notice specified in clause (a) or (b) above, as applicable, the “Collateral Custodian Termination Notice”). On and after the receipt by the Collateral Custodian of a Collateral Custodian Termination Notice, the Collateral Custodian shall continue to act in such capacity until the date specified in the Collateral Custodian Termination Notice (such date not to exceed 30 days after the date of such Collateral Custodian Termination Notice) or otherwise specified by the Administrative Agent (upon the direction of the Majority Lenders) or the Borrower (with the Initial Lender’s consent, not to be unreasonably withheld or delayed), as applicable, in writing or, if no such date is specified in such Collateral Custodian Termination Notice or otherwise specified by the Administrative Agent (upon direction of the Majority Lenders) or the Borrower (with the Initial Lender’s consent, not to be unreasonably withheld or delayed), as applicable, until a date mutually agreed upon by the Collateral Custodian and the Administrative Agent (upon direction of the Majority Lenders) or the Borrower, as applicable (with the Initial Lender’s consent, not to be unreasonably withheld or delayed). Upon any such removal, the Administrative Agent (acting at the direction of the Majority Lenders) shall, with the consent of the Borrower (such consent not to be unreasonably withheld or delayed and such consent not being required if an Event of Default has occurred and is continuing) appoint a successor Collateral Custodian. If no successor Collateral Custodian shall have been appointed and an instrument of acceptance by a successor Collateral Custodian shall not have been delivered to the Administrative Agent and the Borrower within 30 days after the giving of such notice of removal for cause, the removed Collateral Custodian may petition any court of competent jurisdiction for the appointment of a successor Collateral Custodian, and all fees, out-of-pocket costs and reasonable expenses (including reasonable attorneys’ fees and out-of-pocket expenses of outside counsel) incurred by the Collateral Custodian, in connection with any such petition shall be paid or otherwise reimbursed to the Collateral Custodian by the Borrower. No such removal shall become effective until a successor Collateral Custodian shall have assumed the responsibilities and obligations of the Collateral Custodian pursuant to an assignment and assumption agreement reasonably acceptable to the Administrative Agent (acting at the direction of the Majority Lenders) and, if no Event of Default has occurred and is continuing at such time, the Borrower. The Collateral Custodian shall be entitled to receive, to the extent of funds available therefor pursuant to Section 2.08, any Fees accrued until such termination date (or, if such removal is for cause, the date of delivery of the applicable Collateral Custodian Termination Notice) as well as any other fees, amounts, expenses or indemnities it is entitled to pursuant to the provisions of this Agreement and any Fee Letter (the “Collateral Custodian Termination Expenses”). To the extent amounts held in the Secured Accounts and paid in accordance with Section 2.08 are insufficient to pay the Collateral Custodian Termination Expenses, the Borrower (and to the extent the Borrower fail to so pay, the Lenders ratably) agree to pay the Collateral Custodian Termination Expenses within ten Business Days after receipt of an invoice therefor. After the earlier of (a) the termination date specified in the applicable Collateral Custodian Termination Notice and (b) 30 days thereafter as provided above, the Collateral Custodian agrees that it will terminate its activities as Collateral Custodian hereunder in a manner that the Administrative Agent (upon direction of the Majority Lenders) and, if no Event of Default has occurred and is continuing, the Borrower believe will facilitate the transition of the performance of such activities to a successor Collateral Custodian, and the successor Collateral Custodian shall assume each and all of the Collateral Custodian’s obligations under this Agreement, on the terms and subject to the conditions herein set forth, and the Collateral Custodian shall use its commercially reasonable efforts to assist the successor Collateral Custodian in assuming such obligations. The cost of shipping any Loan Asset Files arising out of the removal of the Collateral Custodian shall be an expense of the Borrower. With respect to any Electronic Loan Asset Files upon the removal of the Collateral Custodian, the Collateral Custodian will remove from its possession and shall delete all Electronic Loan Asset Files held in its possession pursuant to this Agreement and in accordance with the Collateral Custodian’s customary retention and purging policies and procedures of electronic files and data. No termination, resignation or removal of the Collateral Custodian will release the Collateral Custodian from liabilities incurred under this Agreement prior to such termination, resignation or removal.

SECTION 9.06 Limitation on Liability.

(a) The Collateral Custodian may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, instruction, statement, request, waiver, consent, report, letter or other document or electronic communication delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Custodian is not bound to make any independent investigation into the facts or matters stated in any such notice, instruction, statement, certificate, request, waiver, consent, opinion, report, receipt or other paper, document or electronic communication other than as specifically provided by this Agreement. The Collateral Custodian may rely conclusively on and shall be fully protected in acting upon (i) the written instructions of any designated officer of the Administrative Agent or (ii) the verbal instructions of the Administrative Agent reasonably believed by the Collateral Custodian to be genuine and to have been signed or presented by the applicable designated officer and conforming to the requirements of this Agreement.

(b) The Collateral Custodian may consult counsel selected by it in good faith and with reasonable care and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in reasonable reliance thereon, in good faith and in accordance with the advice or opinion of such counsel and reasonably believed by Custodian to be authorized or within the discretion of the rights and powers conferred upon it by this Agreement.

(c) The Collateral Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith, including, but not limited to, in connection any requirement to obtain certificated Pledged Equity, except in the case of its willful misconduct or grossly negligent performance or omission of its duties in each case as determined by a final non-appealable judgment by a court of competent jurisdiction.

(d) The Collateral Custodian makes no warranty or representation (except as expressly set forth in this Agreement) and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of any Loan Asset File, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Loan Assets. The Collateral Custodian shall not be obligated to take any legal action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(e) The Collateral Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Custodian. The duties, obligations and responsibilities of the Collateral Custodian shall be determined solely by the express provisions of this Agreement. No implied duties, obligations or responsibilities shall be read into this Agreement against, or on the part of, the Collateral Custodian. Any permissive right of the Collateral Custodian to take any action hereunder shall not be construed as a duty.

(f) The Collateral Custodian shall not be required to expend or risk its own funds in the performance of its duties hereunder unless the timely payment of its fees and expenses or the repayment of such funds or adequate indemnity against such risk or liability is assured to it.

(g) It is expressly agreed and acknowledged that the Collateral Custodian is not guaranteeing or overseeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to a Loan Asset.

(h) Subject in all cases to Section 9.02(b)(i), in case any reasonable question arises as to its duties hereunder, the Collateral Custodian may, prior to the occurrence of an Event of Default or the Final Maturity Date, request instructions from the Facility Servicer or the Borrower and may, after the occurrence of an Event of Default or the Final Maturity Date, request instructions from the Administrative Agent, and shall be entitled at all times to refrain from taking any action unless it has received such instructions from the Facility Servicer, the Borrower or the Administrative Agent, as applicable; provided, that such instruction may be in the form of an officer’s certificate or opinion of counsel. The Collateral Custodian shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Administrative Agent, the Facility Servicer or any Lender reasonably believed by the Collateral Custodian to be genuine and to have been signed or presented by the applicable designated office and conforming to the requirements of this Agreement; provided that in the case of any Loan Asset File or other request, instruction, document or certificate which by any provision hereof is specifically required to be furnished to the Collateral Custodian, the Collateral Custodian shall be under a duty to examine the same in accordance with the requirements of this Agreement. In no event shall the Collateral Custodian be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) It is expressly acknowledged by the parties hereto that application and performance by the Collateral Custodian of its various duties hereunder shall be based upon, and in reliance upon, data, information and notice provided to it by the Administrative Agent, the Borrower, any Subsidiary Guarantor, any Lender or any related bank agent, obligor or similar party, and the Collateral Custodian shall have no responsibility for the accuracy of any such information or data provided to it by such persons.

(j) The Collateral Custodian shall have no responsibilities or duties with respect to any Loan Asset Files or the Required Loan Documents while such Loan Asset Files or Required Loan Documents are not in its possession.

(k) The parties acknowledge that in accordance with applicable Anti-Money Laundering Laws, the Collateral Custodian in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Collateral Custodian. The Borrower hereby agrees that it shall provide the Collateral Custodian with such identifying information and documentation as it may reasonably request and require for compliance with applicable Anti-Money Laundering Laws, including, but not limited to, the Borrower’s name, physical address, tax identification number and other information that will help the Collateral Custodian comply with all applicable requirements of applicable Anti-Money Laundering Laws.

(l) The Collateral Custodian shall not be responsible for preparing or filing any reports or returns relating to federal, state or local income taxes with respect to this Agreement, other than for the Collateral Custodian’s compensation or for reimbursement of expenses.

(m) The Collateral Custodian shall be under no obligation to make any investigation into the facts or matters stated in any resolution, exhibit, request, representation, opinion, certificate, statement, acknowledgement, consent, order or document in the Loan Asset File or any other document or instrument other than as expressly provided for herein.

(n) The Collateral Custodian shall have no duty to see to, or be responsible for the correctness or accuracy of, any recording, filing or depositing of this Agreement or any agreement referred to herein, or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refilling or re-depositing of any thereof.

(o) The Collateral Custodian shall use the same degree of care and skill as is reasonably expected of financial institutions acting in comparable capacities; provided that this subsection shall not be interpreted to impose upon the Collateral Custodian a higher standard of care than that set forth herein.

(p) The Collateral Custodian may perform any and all of its duties and exercise its rights and powers hereunder or under any other Transaction Document by or through any one or more agents, sub-agents or attorneys appointed by the Collateral Custodian. The Collateral Custodian and any such agents, sub-agent or attorneys may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such party and to the Related Parties of the Collateral Custodian and any such party. The Collateral Custodian shall not be responsible for the negligence or misconduct of any agent, sub-agents or attorney appointed by it with due care.

(q) The Collateral Custodian shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Transaction Document, (ii) the contents or accuracy of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith and shall not be required to recalculate, certify or verify any information therein, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default or Unmatured Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Transaction Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Collateral Custodian.

(r) The Collateral Custodian shall incur no liability if, by reason of any provision of any future law or regulation thereunder, or by any force majeure event, including but not limited to natural disaster, act of war or terrorism, or other circumstances beyond its reasonable control, the Collateral Custodian shall be prevented or forbidden from doing or performing any act or thing which the terms of this Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Agreement or any other Transaction Document.

SECTION 9.07 Collateral Custodian Resignation.

(a) The Collateral Custodian may resign and be discharged from its duties or obligations hereunder, not earlier than 60 days (unless agreed otherwise by the Borrower and the Majority Lenders) after delivery to the Administrative Agent and the Initial Lender of written notice of such resignations specifying a date when such resignation shall take effect. If no successor collateral custodian has accepted appointment as the Collateral Custodian by the date that is 60 days following a resigning Collateral Custodian’s notice of resignation, the resigning Collateral Custodian’s resignation shall nevertheless thereupon become effective, and the Administrative Agent (or its designee) shall perform the duties of the Collateral Custodian hereunder until such time, if any, as the Administrative Agent (acting at the direction of the Majority Lenders) appoints a successor Collateral Custodian.

(b) Upon the effective date of such resignation, or if the Administrative Agent or the Borrower give Collateral Custodian written notice of an earlier termination pursuant to Section 9.05, the Collateral Custodian shall (i) be reimbursed for any costs, fees and expenses that the Collateral Custodian shall incur in connection with its resignation or the termination of its duties under this Agreement and (ii) deliver all of the Required Loan Documents in the possession of Collateral Custodian to the Administrative Agent or to such Person as the Administrative Agent and, if no Event of Default has occurred and is continuing at such time, the Borrower may designate to Collateral Custodian in writing upon the receipt of a request in the form of Exhibit F. With respect to any Electronic Loan Asset Files upon the resignation of the Collateral Custodian, the Collateral Custodian will remove from its possession and shall delete all Electronic Loan Asset Files held in its possession pursuant to this Agreement and in accordance with the Collateral Custodian’s customary retention and purging policies and procedures of electronic files and data.

SECTION 9.08 Release of Documents.

(a) Release for Servicing. From time to time and as appropriate for the enforcement or servicing of any Loan Asset (including for the purposes of correcting non-compliance of any Loan Asset with the Review Criteria), the Collateral Custodian is hereby authorized (unless and until such authorization is revoked by the Administrative Agent (acting at the direction of the Majority Lenders)), upon written receipt from the Portfolio Asset Servicer of a request for release of documents and receipt in the form of Exhibit F (which, in the case of correcting non-compliance of any Loan Asset with the Review

Criteria or if necessary in connection with a repayment of the applicable Loan Asset, shall be delivered at the instruction of the Borrower), to release to the Portfolio Asset Servicer, the Borrower or a Subsidiary Guarantor, as applicable, within two Business Days of receipt of such request, the related Loan Asset File or the documents set forth in such request. All documents so released to the Portfolio Asset Servicer, the Borrower or such Subsidiary Guarantor, as applicable, shall be held by it in trust for the benefit of the Administrative Agent, on behalf of the Secured Parties, in accordance with the terms of this Agreement. The Portfolio Asset Servicer (or the Borrower or such Subsidiary Guarantor, as applicable) shall return to the Collateral Custodian such Loan Asset File or other such documents (i) promptly upon the request of the Administrative Agent (acting at the direction of the Initial Lender) or (ii) when the Portfolio Asset Servicer’s (or the Borrower’s or such Subsidiary Guarantor’s) need therefor in connection with such enforcement or servicing no longer exists (but in no event longer than 20 calendar days) following receipt thereof or, if such day is not a Business Day, on the immediately preceding Business Day, or such additional period of time as the Administrative Agent (at the direction of the Initial Lender) agrees in its sole discretion, unless the related Loan Asset is liquidated, in which case, the Portfolio Asset Servicer shall deliver an additional request for release of documents to the Collateral Custodian and receipt certifying such liquidation from the Portfolio Asset Servicer to the Administrative Agent, all in the form of Exhibit F. All Electronic Loan Asset Files in the Collateral Custodian’s possession that are requested for release pursuant to this section for a permanent reason will be removed and deleted from the Collateral Custodian’s electronic storage facilities in accordance with the Collateral Custodian’s customary retention and purging policies and procedures of electronic files and data.

(b) Limitation on Release. Promptly after delivery to the Collateral Custodian of any request for release of documents, the Portfolio Asset Servicer shall provide notice of the same to the Administrative Agent. The limitations of this Section 9.08(b) shall not apply to the release of Required Loan Documents to the Portfolio Asset Servicer pursuant to Section 9.08(a).

(c) Tracking. The Collateral Custodian shall track the period of time that has elapsed for any release of Loan Asset Files under Section 9.08 and shall report such information to Administrative Agent in the same manner and at the same time as Collateral Custodian provides the report described in Section 9.02(a)(iv).

SECTION 9.09 Return of Required Loan Documents. The Borrower may require that the Collateral Custodian return each Loan Asset File delivered to the Collateral Custodian in error by submitting to the Collateral Custodian a written request in the form of Exhibit F (signed by the Borrower) specifying the Loan Asset File to be so returned and specifying that such Loan Asset File was delivered in error. The Portfolio Asset Servicer shall require that the Collateral Custodian return to the Borrower or the applicable Subsidiary Guarantor, as applicable, each Loan Asset File for which the applicable Loan Asset was released from the Lien of the Administrative Agent hereunder pursuant to Section 2.11 by submitting to the Collateral Custodian a written request in the form of Exhibit F (signed by the Portfolio Asset Servicer) specifying the Loan Asset File to be so returned and reciting that the conditions to such return have been met (and specifying the Section or Sections of this Agreement being relied upon for such return). The Collateral Custodian shall upon its receipt of each such request for return executed by the Borrower or the Portfolio Asset Servicer, as applicable, promptly, but in any event within five Business Days, return the Loan Asset File so requested to the Borrower or the applicable Subsidiary Guarantor, as applicable.

SECTION 9.10 Access to Certain Documentation and Information Regarding the Collateral Portfolio; Audits of Facility Servicer. The Collateral Custodian shall provide to the Administrative Agent, the Facility

Servicer, the Borrower and the Subsidiary Guarantors (and their respective agents, accountants, attorneys and auditors) access to the Loan Asset Files and all other documentation regarding the Collateral Portfolio including in such cases where the Administrative Agent or Facility Servicer is required in connection with the enforcement of the rights or interests of the Secured Parties, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (a) upon two Business Days prior written request, (b) during normal business hours and (c) subject to the Collateral Custodian’s normal security and confidentiality procedures. Periodically on and after the Closing Date, the Administrative Agent and the Borrower may review the Portfolio Asset Servicer’s collection and administration of the Loan Asset Files in order to assess compliance by the Portfolio Asset Servicer with the Servicing Standard, as well as with this Agreement and may conduct an audit of the Loan Asset Files in conjunction with such a review. Such review shall be reasonable in scope and shall be completed in a reasonable period of time. Without limiting the foregoing provisions of this Section 9.10, from time to time upon at least two Business Days prior written notice to the Collateral Custodian, the Collateral Custodian shall permit Persons appointed by the Facility Servicer (acting at the direction of the Initial Lender) or the Initial Lender to conduct, at the expense of the Borrower, a review of the Loan Asset Files and all other documentation regarding the Collateral Portfolio not more than one time per calendar year for the Facility Servicer and the Initial Lender, collectively.

SECTION 9.11 Bailment. The Collateral Custodian agrees that, with respect to any Loan Asset File at any time or times in its possession, the Collateral Custodian (i) is the agent and bailee of the Administrative Agent, for the benefit of the Secured Parties, for purposes of perfecting (to the extent not otherwise perfected) the Administrative Agent’s, for the benefit of the Secured Parties, security interest in the Collateral and for the purposes of ensuring that such security interest is entitled to first priority (subject to Permitted Liens) status under the UCC, (ii) shall hold all documents constituting such Loan Asset File received by it for the exclusive use and benefit of the Borrower, the Subsidiary Guarantors and the Administrative Agent, for the benefit of the Secured Parties, in accordance with the terms of this Agreement and (iii) shall make disposition thereof only in accordance with the terms of this Agreement and the written instructions of the Administrative Agent (acting at the direction of the Initial Lender) and, to the extent provided hereunder, the Borrower (or a Subsidiary Guarantor) received by the Collateral Custodian.

SECTION 9.12 Indemnification of the Collateral Custodian. Each Lender agrees to indemnify the Collateral Custodian, ratably, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including reasonable attorney’s fees and expenses and court costs) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Collateral Custodian in any way relating to or arising out of this Agreement or any of the other Transaction Documents, including those incurred in connection with any action, claim or suit brought by the Collateral Custodian to enforce its rights to indemnification, or any action taken or omitted by the Collateral Custodian hereunder or thereunder; provided that (a) the Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Collateral Custodian’s gross negligence or willful misconduct as determined in a final decision by a court of competent jurisdiction and (b) no action taken in accordance with the directions of the Majority Lenders, the Lenders, the Administrative Agent or the

Borrower shall be deemed to constitute gross negligence or willful misconduct for purposes of this Article IX.

SECTION 9.13 Borrower’s Certification. Solely as between the Borrower (on behalf of itself and each Subsidiary Guarantor) and the Collateral Custodian, the Borrower (on behalf of itself and each Subsidiary Guarantor) hereby certifies to the Collateral Custodian that, notwithstanding anything to the contrary in this Agreement, the review contemplated by Article IX (the “Review”) is a review to be performed by the Collateral Custodian solely for the purpose of acknowledging receipt of Loan Asset Files by the Collateral Custodian from the Borrower and each Subsidiary Guarantor. Any custodial certification (the “Certification”) related to such Review prepared by the Collateral Custodian and furnished to the Borrower or a Subsidiary Guarantor is produced solely in connection with this purpose. The Borrower (on behalf of itself and each Subsidiary Guarantor) did not engage the Collateral Custodian to perform the Review, produce the Certification or perform any of the services in this Agreement for the purpose of making findings with respect to the accuracy of the information or data regarding the Loan Asset Files provided to the Collateral Custodian by the Borrower and each Subsidiary Guarantor for the Review as contemplated by Rule 17g-10 under the Exchange Act. Given the purpose and scope of the Collateral Custodian’s services with respect to the Borrower under this Agreement (including the Review and any Certification) and given the Borrower’s and each Subsidiary Guarantor’s treatment and use of the Review and Certification, the Borrower, each Subsidiary Guarantor and the Collateral Custodian agree that the Collateral Custodian’s Review is not commonly understood in the market to be “due diligence services” for purposes of Rule 17g-10 under the Exchange Act. The Borrower and each Subsidiary Guarantor do not consider the Review and the Certification to be “due diligence services” for purposes of Rule 17g-10 under the Exchange Act, and unless the Borrower (on behalf of itself or any Subsidiary Guarantor) notifies the Collateral Custodian to the contrary, neither the Borrower nor any Subsidiary Guarantor will treat the Certification as a “third-party due diligence report” for purposes of Rule 15Ga-2 under the Exchange Act. The Borrower and each Subsidiary Guarantor hereby acknowledge that the Collateral Custodian is relying on this certification for purposes of determining that its Review does not constitute “due diligence services” under Rule 17g-10 under the Exchange Act.

ARTICLE X.

INDEMNIFICATION

SECTION 10.01 Indemnities by the Borrower.

(a) Without limiting any other rights which the Secured Parties or any of their respective Affiliates may have hereunder or under Applicable Law, the Borrower shall indemnify the Secured Parties and each of their respective Affiliates, assigns, officers, directors, employees and agents (each, an “Indemnified Party” for purposes of this Article XI) from and against any and all actual out-of-pocket damages, losses, claims, liabilities and related costs and expenses, including special, indirect, consequential or punitive damages imposed under a claim by any third party and reasonable attorneys’ fees and disbursements and court costs (all of the foregoing being collectively referred to as “Indemnified Amounts”), incurred by or asserted by such Indemnified Party arising out of or as a result of (i) this Agreement or the other Transaction Documents or any agreement or instrument contemplated hereunder or thereunder, or in respect of the transactions contemplated hereunder or thereunder, or in respect of any of the Collateral or the administration of this Agreement and the other Transaction Documents, (ii) any Advance or the use or proposed use of the proceeds therefrom, (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnified Party is a party thereto or (iv) any action, claim or suit brought by an Indemnified Party to enforce its right to indemnification, excluding, however, Indemnified Amounts to the extent resulting from (A) the gross negligence, bad faith or willful misconduct on the part of an Indemnified Party, as determined in a final decision by a court of competent jurisdiction or (B) in the case of the Facility Servicer and its related Indemnified Parties only, the Facility Servicer’s gross negligence, bad faith, willful misconduct in the performance of its duties or obligations under this Agreement or a material breach by the Facility Servicer of any of its obligations hereunder, in each case as determined in a final decision by a court of competent jurisdiction (and, in the case of clause (A) or (B) above, any such Indemnified Party shall repay the Borrower the amount of any Indemnified Amounts previously paid by the Borrower to such Indemnified Party or its Related Parties that were not required under this Section 10.01). This Section 10.01 will not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, liabilities or related expenses arising from any non-Tax claim.

(b) Any amounts subject to the indemnification provisions of this Section 10.01 shall be paid by the Borrower to the applicable Indemnified Party on the next Payment Date that occurs at least 30 days following receipt by the Borrower of such Indemnified Party’s written demand therefor, including reasonable supporting documentation therefor.

(c) If for any reason the indemnification provided above in this Section 10.01 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless in respect of any losses, claims, damages or liabilities (in each case, other than as a result of the express limitations set forth therein), then the Borrower shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrower on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

(d) If the Borrower has made any payments in respect of Indemnified Amounts to an Indemnified Party pursuant to this Section 10.01 and such Indemnified Party thereafter collects any of such amounts from others, such Indemnified Party will promptly repay such amounts collected to the Borrower in an amount equal to the amount it has collected from others in respect of such Indemnified Amounts, without interest.

(e) The obligations of the Borrower under this Section 10.01 shall survive the resignation or removal of the Administrative Agent, the Facility Servicer or the Collateral Custodian or the termination or permitted assignment of this Agreement.

SECTION 10.02 Legal Proceedings. In the event an Indemnified Party becomes involved in any action, claim, or legal, governmental or administrative proceeding (an “Action”) for which it seeks indemnification hereunder, the Indemnified Party shall promptly notify the other party or parties against whom it seeks indemnification (the “Indemnifying Party”) in writing of the nature and particulars of the Action; provided that its failure to do so shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure has a material adverse effect on the Indemnifying Party. Upon written notice to the Indemnified Party acknowledging in writing that the indemnification provided hereunder applies to the Indemnified Party in connection with the Action, the Indemnifying Party may assume the defense of the

Action at its expense with counsel reasonably acceptable to the Indemnified Party. The Indemnified Party shall have the right to retain separate counsel in connection with the Action, and the Indemnifying Party shall not be liable for the legal fees and expenses of the Indemnified Party unless the Indemnifying Party has failed to assume the defense of such Action and employ counsel reasonably satisfactory to the Indemnifying Party; provided that if the Indemnified Party determines in good faith that there may be a conflict between the positions of the Indemnified Party and the Indemnifying Party in connection with the Action, the reasonable legal fees and expenses of the Indemnified Party shall be paid by the Indemnifying Party. If the Indemnifying Party elects to assume the defense of the Action, it shall have full control over the conduct of such defense; provided that the Indemnifying Party and its counsel shall, as reasonably requested by the Indemnified Party or its counsel, consult with and keep them informed with respect to the conduct of such defense. The Indemnifying Party shall not settle an Action without the prior written approval of the Indemnified Party unless such settlement provides for the full and unconditional release of the Indemnified Party from all liability in connection with the Action. The Indemnified Party shall reasonably cooperate with the Indemnifying Party in connection with the defense of the Action. Each applicable Indemnified Party shall deliver to the Indemnifying Party within a reasonable time after such Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by such Indemnified Party relating to the claim giving rise to the Indemnified Amounts. Each Indemnified Party shall obtain the consent of the Borrower prior to entering into any settlement of any action, claim, or legal, governmental or administrative proceeding for which it seeks or will seek indemnification hereunder.

ARTICLE XI.

MISCELLANEOUS

SECTION 11.01 Amendments and Waivers.

(a) Except as set forth herein, (i) no amendment or modification of any provision of this Agreement or any other Transaction Document shall be effective without the written agreement of the Borrower and the Majority Lenders and, solely if such amendment or modification would adversely affect the rights or obligations of the Administrative Agent, the Facility Servicer or the Collateral Custodian, the written agreement of the Administrative Agent, the Facility Servicer or the Collateral Custodian, as applicable, and (ii) no termination or waiver of any provision of this Agreement or any other Transaction Document or consent to any departure therefrom by the Borrower, the Portfolio Asset Servicer or the Loan Parties shall be effective without the written concurrence of the Majority Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The cost of any such amendment shall be an expense of the Borrower. Notwithstanding the foregoing, with respect to any amendment, waiver or modification to which the Administrative Agent’s, Facility Servicer’s or Collateral Custodian’s consent is not required, the parties agree to deliver to the Administrative Agent, the Facility Servicer or the Collateral Custodian, as applicable, a copy of each such amendment, waiver or modification (and neither the Administrative Agent, the Facility Servicer nor the Collateral Custodian will be bound by any such amendment, waiver or modification unless and until it has received a copy thereof).

(b) Notwithstanding the provisions of Section 11.01(a), no amendment, modification or waiver shall (i) reduce (without payment thereon) the principal amount due and owing under any outstanding Advance of any Lender or the interest thereon without the written consent of such Lender, (ii) postpone any date for any payment of any Advance of any Lender or the interest thereon without the written consent of such Lender, (iii) modify the provisions of this Section 11.01 or the definition of

Majority Lenders or change any other provision specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights or make any determination or grant any consent without the written consent of all Lenders, (iv) extend the Scheduled Maturity Date or Availability Period without the written consent of all Lenders, (v) amend, modify or waive any provision of Section 2.08 without the written consent of all Lenders, (vi) extend or increase any Commitment of any Lender without the written consent of such Lender, (vii) change Section 11.14 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby, (viii) waive any condition set forth in Section 3.02 without the written consent of all Lenders, (ix) consent to the Borrower’s assignment or transfer of its rights and obligations under this Agreement or any other Transaction Document or release all or substantially all of the Collateral except as expressly authorized in this Agreement without the written consent of all Lenders or (x) release all or substantially all of the value of the Guaranty without the written consent of all Lenders.

(c) Notwithstanding anything herein to the contrary, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent that by its terms requires the consent of all the Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (A) the Commitment of any Defaulting Lender may not be increased or extended, or the maturity of any of its Advances may not be extended, the rate of interest on any of its Advances may not be reduced and the principal amount of any of its Advances may not be forgiven, in each case without the consent of such Defaulting Lender and (B) any amendment, waiver or consent requiring the consent of all the Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than the other affected Lenders shall require the consent of such Defaulting Lender.

(d) For all purposes of this Agreement and the other Transaction Documents, the Borrower, Initial Lender or the Lenders, as the case may be, shall direct the Administrative Agent, the Custodian and the Account Bank, as applicable, what Lender consent is required for a particular amendment, waiver or consent.

(e) The Borrower shall give the Rating Agency notice of any amendment or written waiver of this Agreement promptly following the effectiveness thereof.

SECTION 11.02 Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication and communication by e-mail) and faxed, e-mailed or delivered, to each party hereto, at its address set forth on Schedule VI or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile and e-mail shall be effective when sent, and notices and communications sent by other means shall be effective when received.

SECTION 11.03 No Waiver Remedies. No failure on the part of the Administrative Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 11.04 Binding Effect; Assignability; Multiple Lenders.

(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Loan Parties, the Portfolio Asset Servicer, the Facility Servicer, the Administrative Agent, each Lender, the Collateral Custodian and their respective successors and permitted assigns. Each Lender and their respective successors and assigns may assign, or grant a security interest in, (i) this Agreement and such Lender’s rights and obligations hereunder and interest herein in whole or in part or (ii) any Advance (or portion thereof) or any Facility Note (or any portion thereof), in each case, to any Eligible Assignee (or, if an Event of Default has occurred and is continuing, to any Person); provided that (A) unless an Event of Default has occurred and is continuing, consent of the Borrower (such consent not to be unreasonably withheld or withheld) shall be required for a Lender to assign to any Person that is not an Affiliate of such Lender and (B) unless an Event of Default has occurred and is continuing, Massachusetts Mutual Life Insurance Company or an Affiliate thereof shall retain Commitment of at least 50% of the outstanding Commitments. Any such assignee shall execute and deliver to the Facility Servicer, the Borrower and the Administrative Agent a fully-executed Assignment and Assumption Agreement and shall pay to the Administrative Agent an assignment fee in the amount of $3,500, unless waived or reduced by the Administrative Agent. In addition to the delivery of the Assignment and Assumption Agreement and the payment of the assignment fee, to the extent the assignee is not then currently a Lender hereunder, the assignee shall execute and deliver to the Administrative Agent all documentation and other information reasonably determined by the Administrative Agent to be required by applicable regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act. Upon delivery of the duly-executed Assignment and Assumption Agreement and any “know your customer information requested by the Administrative Agent and the payment of the assignment fee, the Administrative Agent shall accept such Assignment and Assumption Agreement and promptly record the information contained therein in the Register. Upon the recordation in the Register, (i) the assignee shall become and thereafter be deemed to be a “Lender” for the purposes of this Agreement, (ii) the assignor shall be released from its obligations hereunder to the extent that its interest has been assigned, (iii) in the event that the assignor’s entire interest has been assigned, the assignor shall cease to be and thereafter shall no longer be deemed to be a “Lender.” Neither the Borrower, any Loan Party nor the Applicable Servicer may assign, or permit any Lien to exist upon, any of its rights or obligations hereunder or under any Transaction Document or any interest herein or in any Transaction Document without the prior written consent of the Lenders unless otherwise contemplated hereby. Each Lender may sell a participation in its interests hereunder as provided in Section 11.04(d). No assignment or sale of a participation under this Section 11.04 shall be effective unless and until properly recorded in the Register or Participant Register, as applicable, pursuant to Section 2.03. Notwithstanding any other language to the contrary contained herein or in any other Transaction Document, (1) neither the Administrative Agent, the Collateral Custodian nor the Facility Servicer shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to either Eligible Assignees or Prohibited Transferees and (2) the Borrower and each Lender acknowledge and agree that neither the Administrative Agent, the Collateral Custodian nor the Facility Servicer have any responsibility or obligation to determine whether any Lender or potential Lender is an Eligible Assignee or Prohibited Transferee and that neither the Administrative Agent, Collateral Custodian nor Facility Servicer shall have any liability with respect to any assignment or participation made to a person that is not an Eligible Assignee or with respect to any assignment or participation made to a Prohibited Transferee.

(b) Notwithstanding any other provision of this Section 11.04, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(c) Each Indemnified Party shall be an express third party beneficiary of this Agreement.

(d) Any Lender may at any time, without the consent of, the Borrower or the Administrative Agent, sell participations to any Person (other than a Prohibited Transferee (so long as no Event of Default has occurred and is continuing), a natural Person, a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or the Borrower or any of the Borrower’s Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights or obligations under this Agreement (including all or a portion of its Commitment or the Advances owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement; (iv) such Lender shall register such participation in its Participant Register pursuant to Section 2.03(c) and (v) such Lender shall provide prompt written notice thereof to the Borrower. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 11.01(b) that affects such Participant. Notwithstanding anything to the contrary, no Lender shall create a participating interest or similar ownership interest under this Agreement unless such participation interest or similar ownership interest would not cause the Borrower or any portion of the Borrower to be a “taxable mortgage pool” for U.S. federal income tax purposes.

(e) Each Lender and each Transferee (as defined below), represents and warrants to the Borrower that it is a Qualified Lender. Neither any Lender nor any Transferee may assign, sell any participation in or otherwise transfer (any such transaction, an “Advance Transfer”) any of its rights or obligations under this Agreement or any other Transaction Document to any Person (a “Transferee”) unless (i) such Transferee has represented and agreed in writing that it is a Qualified Lender at the time of such Advance Transfer, (ii) such Transferee agrees that it will be bound by the restrictions on Advance Transfers contained in this Section 11.04(e), (iii) a copy of any such representations or agreements has been furnished to the Borrower and (iv) any such representations or agreements runs to the benefit of and is enforceable by the Borrower.

SECTION 11.05 Term of This Agreement. This Agreement, including the Borrower’s representations and covenants set forth in Articles IV and V, Holdings’ and each Subsidiary Guarantor’s representations and covenants set forth in Articles IV and V, the Administrative Agent’s representations, covenants and duties set forth in Articles VII, the Portfolio Asset Servicer’s representations, covenants and duties set forth in Articles VIII, the Facility Servicer’s representations, covenants and duties set forth in Articles VIII and the Collateral Custodian’s representations, covenants and duties set forth in Articles IX shall remain in full force and effect until this Agreement has been terminated by the Borrower and the Facility Termination Date has occurred; provided that any representation made or deemed made hereunder survive the execution and delivery hereof and the provisions of Section 2.06(c), Section 2.12, Section 2.13, Section 7.07, Section 7.10, Section 8.06, Section 8.07, Section 8.10, Section 9.04, Section 9.12, Article XI, Section 11.07 and Section 11.08 shall be continuing and shall survive any termination of this Agreement.

SECTION 11.06 GOVERNING LAW; JURY WAIVER. THIS AGREEMENT IS GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER OR THEREUNDER.

SECTION 11.07 Costs and Expenses. In addition to the rights of indemnification hereunder, the Borrower shall pay on demand (i) all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent, the Facility Servicer and the Collateral Custodian incurred in connection with the pre-closing due diligence, preparation, execution, delivery, administration, syndication, renewal, amendment or modification of, any waiver or consent issued in connection with, this Agreement, the Transaction Documents and the other documents to be delivered hereunder or thereunder or in connection herewith or therewith, including the reasonable fees, disbursements and other charges of rating agency costs and fees, the reasonable and invoiced out-of-pocket fees and expenses of outside counsel for each of the Administrative Agent, the Lenders, the Facility Servicer and the Collateral Custodian with respect thereto and with respect to advising the Administrative Agent, the Lenders, the Facility Servicer and the Collateral Custodian as to their respective rights and remedies under this Agreement, the Transaction Documents and the other documents to be delivered hereunder or thereunder or in connection herewith or therewith and (ii) all out-of-pocket costs and expenses, if any (including reasonable and invoiced fees and expenses of outside counsel), incurred by the Administrative Agent, the Lenders, the Facility Servicer and the Collateral Custodian in connection with the enforcement or potential enforcement of its rights under this Agreement or any other Transaction Document and the other documents to be delivered hereunder or thereunder or in connection herewith or therewith or in connection with the Advances made hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect thereof.

SECTION 11.08 Recourse Against Certain Parties.

(a) No recourse under or with respect to any obligation, covenant or agreement (including the payment of any fees or any other obligations) of the Facility Servicer, the Collateral Custodian, the Administrative Agent, the Lenders or any Secured Party as contained in this Agreement or any other agreement, instrument or document entered into by the Facility Servicer, the Collateral Custodian, the Administrative Agent, the Lenders or any Secured Party pursuant hereto or in connection herewith shall be had against any administrator of the Facility Servicer, the Collateral Custodian, the Administrative Agent, the Lenders or any Secured Party or any incorporator, affiliate, stockholder, officer, employee or director of the Facility Servicer, the Collateral Custodian, the Administrative Agent, the Lenders or any Secured Party or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of each party hereto contained in this Agreement and all of the other agreements, instruments and documents entered into by the Facility Servicer, the Collateral Custodian, the Administrative Agent, the Lenders or any Secured Party pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such party (and nothing in this Section 11.08(a) shall be construed to diminish in any way such corporate obligations of such party), and that no personal liability whatsoever shall attach to or be incurred by any administrator of the Administrative Agent, the Lenders or any Secured Party or any incorporator, stockholder, affiliate, officer, employee or director of the Lenders, the Facility Servicer, the Collateral Custodian or the Administrative Agent or of any such administrator, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of the Facility Servicer, the Collateral Custodian, the Administrative Agent, the Lenders or any Secured Party contained in this Agreement or in any other such instruments, documents or agreements, or are implied therefrom, and that any and all personal liability of every such administrator of the Facility Servicer, the Collateral Custodian, the Administrative Agent, the Lenders or any Secured Party and each incorporator, stockholder, affiliate, officer, employee or director of the Facility Servicer, the Collateral Custodian, the Administrative Agent, the Lenders or any Secured Party or of any such administrator, or any of them, for breaches by the Facility Servicer, the Collateral Custodian, the Administrative Agent, the Lenders or any Secured Party of any such obligations, covenants or agreements, which liability may arise either at common law or in equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

(b) The Secured Parties agree that, notwithstanding anything to the contrary contained in this Agreement, any action, suit or proceeding brought to enforce any obligations hereunder or any judgment or decree shall be enforceable against Holdings only to the extent of the Holdings Pledged Equity. The provisions of the preceding sentence shall not: (i) prevent or restrict the Administrative Agent’s recourse to the Pledged Equity or impair or limit the Administrative Agent’s ability to realize on the Pledged Equity as provided in this Agreement or otherwise exercise its rights and remedies under this Agreement or pursuant to law; (ii) constitute a waiver, release or discharge of any of the Obligations; (iii) limit the right of the Administrative Agent to name Holdings, Borrower or any transferee of any interest in the Pledged Equity or any other Person claiming an interest in or right to the Pledged Equity as party defendant in any action or suit for judicial or nonjudicial foreclosure or in the exercise of any other remedy under this Agreement; (iv) limit the Borrower’s, Holdings’ or the Subsidiary Guarantors’ obligations under this Agreement; or (v) constitute a waiver by the Lenders, the Administrative Agent, the Facility Servicer, the Collateral Custodian or any other Secured Party of any rights to damages, other monetary relief, injunctive relief or any other remedy at law or equity against the Borrower, Holdings or the Subsidiary Guarantors by reason of fraud.

(c) Notwithstanding any contrary provision set forth herein, no claim may be made by any Person against a Loan Party, the Portfolio Asset Servicer, the Administrative Agent, the Lenders, the Facility Servicer, the Collateral Custodian or any Secured Party or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each of the Loan Parties, the Portfolio Asset Servicer, the Administrative Agent, the Lenders, the Facility Servicer, the Collateral Custodian and the other Secured Parties hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not Known or suspected; provided that nothing contained in this Section 11.08(c) limits the Borrower’s indemnity obligations pursuant to Section 10.01(a) to the extent such special, indirect, consequential or punitive damages are included in any third party claim in connection with which such Indemnified Party is entitled to indemnification hereunder or (ii) the Lender’s indemnity obligations pursuant to Section 8.10 to the extent such special, indirect, consequential or punitive damages are included in any third party claim in connection with which the Facility Servicer is entitled to indemnification hereunder.

(d) No obligation or liability to any Obligor under any of the Loan Assets is intended to be assumed by the Facility Servicer, the Portfolio Asset Servicer, the Collateral Custodian, the Administrative Agent, the Lenders or any Secured Party under or as a result of this Agreement and the transactions contemplated hereby.

(e) The provisions of this Section 11.08 survive the termination of this Agreement.

SECTION 11.09 Execution in Counterparts; Severability; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by e-mail in portable document format (.pdf) or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. In the event that any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement and any agreements or letters (including Fee Letters) executed in connection herewith contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

SECTION 11.10 Consent to Jurisdiction; Service of Process.

(a) Each party hereto hereby irrevocably submits to the exclusive jurisdiction of any New York State or Federal court sitting in New York City in the Borough of Manhattan in any action or proceeding arising out of or relating to the Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each of the Loan Parties, the Portfolio Asset Servicer, the Facility Servicer, the Collateral Custodian and the Administrative Agent agrees that service of process may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to the Borrower or the Facility Servicer, as applicable, at its address specified in Section 11.02 or at such other address as the Administrative Agent shall have been notified in accordance herewith. Nothing in this Section 11.10 shall affect the right of the Loan Parties, the Portfolio Asset Servicer, the Facility Servicer, the Collateral Custodian or the Administrative Agent to serve legal process in any other manner permitted by law.

SECTION 11.11 Confidentiality.

(a) Each of the Administrative Agent, the Lenders, the Facility Servicer, the Portfolio Asset Servicer (if such Portfolio Asset Servicer is not Amber CS or an Affiliate of PIMCO or PIMCO Capital Solutions BDC) and the Collateral Custodian shall maintain and shall cause each of its Affiliates, employees, officers, directors and agents to maintain the confidentiality of all Information (as defined below), including all Information obtained by it or them in connection with the structuring, negotiating, administration and execution of the transactions contemplated herein, except that Information may be disclosed (i) to its Affiliates, accountants, investigators, auditors, attorneys or other agents, including any rating agency or valuation firm engaged by such party in connection with any due diligence or comparable activities with respect to the transactions and Loan Assets contemplated herein, and the agents of such Persons, taxing authorities and governmental agencies (“Excepted Persons”); provided that each Excepted Person is informed of the confidential nature of such Information and instructed to keep such Information confidential, (ii) as is required by Applicable Law, in which case such party will notify the Borrower in writing as far in advance as is reasonably necessary so that the Borrower may seek an appropriate protective order or other appropriate remedy, (iii) when required by any law, regulation, ordinance, court order or subpoena, in which case such party will notify the Borrower in writing as far in advance as is reasonably necessary so that the Borrower may seek an appropriate protective order or other appropriate remedy, (iv) to the extent the Portfolio Asset Servicer is disseminating general statistical information relating to the assets being serviced by the Portfolio Asset Servicer hereunder so long as the Portfolio Asset Servicer does not identify the Loan Parties, PIMCO Capital Solutions BDC, any Lender, the Facility Servicer, the Loan Assets or the Obligors, (v) in connection with the exercise of any remedies hereunder or under any other Transaction Document or any action or proceeding related to this Agreement or any other Transaction Document or the enforcement of rights hereunder or thereunder or (vi) to the extent required to be included in the financial statements or reporting of either party or an Affiliate thereof so long as the Loan Parties, PIMCO Capital Solutions BDC, the Portfolio Asset Servicer, any Lender, the Facility Servicer, the Loan Assets or the Obligors are not identified.

(b) Anything herein to the contrary notwithstanding, the Borrower hereby consents to the disclosure of any Information with respect to it (i) to the Administrative Agent, the Lenders, the Facility Servicer, the Portfolio Asset Servicer or the Collateral Custodian by each other, (ii) by the Administrative Agent, the Lenders, the Facility Servicer, the Portfolio Asset Servicer and the Collateral Custodian to any prospective or actual permitted assignee or participant of any of them provided such Person agrees for the benefit of the Borrower to hold such Information confidential or (iii) by the Administrative Agent, the Lenders, the Facility Servicer, the Portfolio Asset Servicer and the Collateral Custodian to any rating agency, commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to any Lender or any Person providing financing to, or holding equity interests in, any Lender, as applicable, and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided that each such Person is informed of the confidential nature of such Information and required to hold such Information confidential. In addition, the Lenders, the Administrative Agent, the Facility Servicer, the Portfolio Asset Servicer and the Collateral Custodian may disclose any such Information as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law) in which case such party will notify the Borrower in writing as far in advance as is reasonably necessary so that the Borrower may seek an appropriate protective order or other appropriate remedy.

(c) Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all Information that is or becomes publicly known other than as a result of a disclosure which is not permitted by this Agreement, (ii) disclosure of any and all Information (A) if required to do so by any applicable statute, law, rule or regulation, in which case such party will notify the Borrower in writing as far in advance as is reasonably necessary so that the Borrower may seek an appropriate protective order or other appropriate remedy, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of the Lenders’, the Administrative Agent’, the Facility Servicer’s, the Portfolio Asset Servicer’s or the Collateral Custodian’s business or that of their Affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Administrative Agent, any Lender, the Collateral Custodian, the Facility Servicer or the Portfolio Asset Servicer or an officer, director, employer, shareholder or affiliate of any of the foregoing is a party, in which case such party will notify the Borrower in writing as far in advance as is reasonably necessary so that the Borrower may seek an appropriate protective order or other appropriate remedy or (D) in any preliminary or final offering circular, registration statement or contract or other document approved in advance by the Borrower, (iii) any other disclosure authorized by the Borrower or (iv) disclosure of any and all Information that becomes available to the Administrative Agent, any Lender, the Facility Servicer, the Portfolio Asset Servicer or the Collateral Custodian on a nonconfidential basis from a source other than the Loan Parties, PIMCO Capital Solutions BDC or any Affiliate thereof and who did not acquire such information as a result of a breach of this Section 11.11. Notwithstanding anything contained herein to the contrary, no such disclosure made with respect to any Transaction Documents shall include a copy of such Transaction Document to the extent that a summary would suffice, but if it is necessary for a copy of any Transaction Document to be disclosed, all pricing and other economic terms set forth therein shall be redacted before disclosure to the extent such disclosure can be satisfied by a redacted copy of such Transaction Document. Notwithstanding anything contained herein to the contrary, any press communication or other media announcement relating to the Transaction Documents and/or the transactions contemplated hereby must be consented to in advance by the Borrower in writing.

(d) No party hereto shall issue any press release, advertisement, promotional material or other similar public statement, in any form, which makes reference to the transactions contemplated hereby by reference to any other party hereto or its Affiliates or utilizes their respective corporate logos without the prior written consent of such party. Without limiting the foregoing, the parties hereto may disclose the existence of the Agreement, but not the financial terms hereof, including all fees and other pricing terms, all Events of Default, Servicer Termination Events and priority of payment provisions, in each case in compliance with this Section 11.11.

(e) “Information” means all information received from or on behalf of the Borrower relating to the Borrower, the Subsidiary Guarantor or their businesses or the Loan Assets, other than any such information that is available to the Administrative Agent, the Facility Servicer, the Portfolio Asset Servicer, Collateral Custodian or any Lender on a nonconfidential basis prior to disclosure by the Borrower other than as a result of a disclosure which is not permitted by this Agreement. Any Person required to maintain the confidentiality of Information as provided in this Section 11.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 11.12 Waiver of Set Off. If an Event of Default has occurred and is continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender or any such Affiliate, to or for the credit or the account of the Borrower or any Subsidiary Guarantor against any and all of the Obligations, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Transaction Document and although such Obligations may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender different from the branch office or Affiliate holding such deposit or obligated on such indebtedness. Each Lender shall notify the Borrower or any Subsidiary Guarantor, as applicable, and the

Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 11.13 Headings, Schedules and Exhibits. The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

SECTION 11.14 Ratable Payments. If any Lender, whether by setoff or otherwise, shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Advances owing to it (other than pursuant to Section 2.12 or Section 2.13) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (a) the amount of such Lender’s required repayment to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

SECTION 11.15 Failure of Borrower to Perform Certain Obligations. If the Borrower fails to perform any of its agreements or obligations under Section 5.01(m), at any time while an Event of Default has occurred and is continuing, the Administrative Agent may (but shall not be required to, and in any case acting at the direction of the Initial Lender) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by the Borrower promptly upon the Administrative Agent’s demand therefore.

SECTION 11.16 Power of Attorney.

(a) Each Loan Party authorizes the Administrative Agent and the Initial Lender to file all financing statements and other documents to maintain a perfected security interest in the Collateral and the Pledged Equity. Any financing statement filed by the Administrative Agent and the Initial Lender may be filed in any filing office in any UCC jurisdiction and may (a) indicate the Collateral or the Pledged Equity by any description which reasonably approximates the description contained in this Agreement and (b) contain any other information required by the UCC or any filing office. Each Loan Party ratifies its authorization for the Administrative Agent and the Initial Lender to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the Closing Date.

(b) With effect after the occurrence and during the continuance of an Event of Default, each Loan Party hereby irrevocably constitutes and appoints the Administrative Agent (in such capacity, the “Attorney”) (and all officers, employees or agents designated by Attorney), solely in connection with the enforcement of the rights and remedies of the Administrative Agent, the Lenders and the other Secured Parties under this Agreement and the other Transaction Documents, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in such Loan Party’s place and stead and at such Loan Party’s expense and in such Loan Party’s name or in Attorney’s own name, to take any and all appropriate action and to execute and deliver any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and the other Transaction Documents, and, without limiting the generality of the foregoing, hereby grants to Attorney the power and right, on its behalf (in all cases acting at the direction of the Majority Lenders) when an Event of Default has occurred and is continuing, without notice to or assent by it, to do the following, each in accordance with this Agreement and the other Transaction Documents (provided, that Attorney shall not be obligated to take any such action): (a) open mail for the Borrower and any Subsidiary Guarantor, and ask, demand, collect, give acquittances and receipts for, take possession of, or endorse and receive payment of, any checks, drafts, notes, acceptances, or other instruments for the payment of moneys due, and sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices; (b) continue or obtain any insurance with respect to any of the Borrower’s assets or any Subsidiary Guarantor’s assets, and each in case, pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any Taxes, Liens, or other encumbrances levied or placed on or threatened against the Borrower or the Borrower’s property or any Subsidiary Guarantor or any Subsidiary Guarantor’s property; (d) to the extent related to the Collateral and the transactions contemplated by the Transaction Documents, defend any suit, action or proceeding brought against a Loan Party if such Loan Party does not defend such suit, action or proceeding or if Attorney reasonably believes that it is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (e) to the extent related to the Collateral, file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to the Borrower or any Subsidiary Guarantor whenever payable and to enforce any other right in respect of the Borrower’s or any Subsidiary Guarantor’s property; (f) to the extent related to the Collateral, sell, transfer, pledge, make any agreement with respect to, or otherwise deal with, any of the Borrower’s or any Subsidiary Guarantor’s property, and execute, in connection with such sale or action, any endorsements, assignments or other instruments of conveyance or transfer in connection therewith; (g) to give any necessary receipts or acquittance for amounts collected or received under this Agreement; (h) to make all necessary transfers of the Collateral in connection with any such sale or other disposition made pursuant to this Agreement; (i) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition of the Collateral, the Borrower and each Subsidiary Guarantor hereby ratifying and confirming all that such Attorney (or any substitute) shall lawfully do or cause to be done hereunder and pursuant hereto; (j) to send such notification forms as the Attorney deems appropriate to give notice to Obligors of the Secured Parties’ interest in the Collateral Portfolio; (k) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document; (l) to cause the certified public accountants then engaged by the Borrower or any Subsidiary Guarantor to prepare and deliver to the Attorney at any time and from time to time, promptly upon Attorney’s request, any reports required to be prepared by or on behalf of the Borrower or such Subsidiary Guarantor under the Transaction Documents, all as though Attorney were the absolute owner of the Borrower’s property for all purposes or such Subsidiary Guarantor’s property for all purposes, as applicable, and, to the extent set forth in the this Agreement, to do, at Attorney’s option and the Borrower’s expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve or realize upon the Collateral and the Liens of the Administrative Agent, for the benefit of the Secured Parties, thereon (including the execution and filing of UCC financing statements and continuation statements as provided by the terms of this Agreement), all as fully and effectively as the Borrower or a Subsidiary Guarantor might do, (m) to make all necessary transfers of the Pledged Equity in connection with any such sale or other disposition made pursuant to this Agreement; (n) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition of the Pledged Equity, each Loan Party hereby ratifying and confirming all that such Attorney (or any substitute) shall lawfully do or cause to be done hereunder and pursuant hereto; and (p) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document to the extent related to the Pledged Equity, all as though Attorney were the absolute owner of the Pledged Equity for all purposes, and, to the extent set forth in this Agreement, to do, at Attorney’s option (acting at the written direction of the Majority Lenders) and Borrower’s expense, at any time or from time to time, all acts and other things reasonably necessary to perfect, preserve or realize upon the Pledged Equity and the Liens of the Administrative Agent, for the benefit of the Secured Parties, thereon, all as fully and effectively as a Loan Party might do. The Borrower and each Loan Party hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof. No person to whom this power of attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall inquire into or seek confirmation from such Loan Party as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this power of attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and such Loan Party irrevocably waives any claim against any person or entity that acts in reliance in good faith upon the authority granted under this power of attorney with respect to such reliance. The power of attorney granted hereby is coupled with an interest and may not be revoked or canceled by such Loan Party until the Facility Termination Date.

SECTION 11.17 Delivery of Termination Statements, Releases, etc. Upon the occurrence of the Facility Termination Date, the Administrative Agent shall, upon written direction of the Initial Lender, execute and deliver to the Portfolio Asset Servicer and the Borrower termination statements, reconveyances, releases and other documents and instruments of release as are necessary or appropriate to evidence the termination of the Liens securing the Obligations, all at the expense of the Borrower.

SECTION 11.18 Post-Closing Performance Conditions. The parties hereto agree to cooperate with reasonable requests made by any other party hereto after signing this Agreement to the extent reasonably necessary for such party to comply with laws and regulations applicable to financial institutions in connection with this transaction (e.g., the USA PATRIOT Act, OFAC and related regulations).

SECTION 11.19 Anti-Money Laundering Laws. The parties hereto acknowledge that in accordance with applicable Anti-Money Laundering Laws, the Administrative Agent and the Lenders, in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Administrative Agent or a Lender. Each party hereby agrees that it shall provide the Administrative Agent or any Lender with such identifying information and documentation as the Administrative Agent or such Lender may reasonably request from time to time in order to comply with all applicable requirements of applicable Anti-Money Laundering Laws.

SECTION 11.20 Platform. Each party agrees that the Administrative Agent may, but is not obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on the Platform. The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event will the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of a Loan Party pursuant to any Transaction Document or the transactions contemplated therein that is distributed to the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through the Platform. “Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.

ARTICLE XII.

GUARANTY

SECTION 12.01 Guaranty of the Obligations. Each of the Subsidiary Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to the Administrative Agent for the ratable benefit of the Secured Parties the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 USC. § 362(a) (or any similar provision in any other Bankruptcy Laws)) (collectively, the “Guaranteed Obligations”).

SECTION 12.02 Payment by Subsidiary Guarantors. Each of the Subsidiary Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Secured Party may have at law or in equity against any Subsidiary Guarantor by virtue hereof, that upon the failure of the Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 USC. § 362(a) (or any similar provision in any other Bankruptcy Laws)), the Subsidiary Guarantors will pay, or cause to be paid, when and as the same shall become due, in cash, to the Administrative Agent for the ratable benefit of Secured Parties, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for the Borrower’s becoming the subject of a proceeding under any Bankruptcy Law, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Borrower for such interest in such proceeding) and all other Guaranteed Obligations then owed to Secured Parties as aforesaid.

SECTION 12.03 Liability of Subsidiary Guarantors Absolute. Each Subsidiary Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full in cash of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Subsidiary Guarantor agrees as follows:

(a) this Guaranty is a guaranty of payment when due and not of collectability;

(b) this Guaranty is a primary obligation of each Subsidiary Guarantor and not merely a contract of surety;

(c) the Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between the Borrower and any Secured Party with respect to the existence of such Event of Default;

(d) the obligations of each Subsidiary Guarantor hereunder are independent of the obligations of the Borrower and the obligations of any other guarantor (including any other Subsidiary Guarantor) of the obligations of the Borrower, and a separate action or actions may be brought and prosecuted against such Subsidiary Guarantor to enforce this Guaranty whether or not any action is brought against the Borrower or any of such other guarantors and whether or not the Borrower is joined in any such action or actions;

(e) payment by any Subsidiary Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Subsidiary Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid when due. Without limiting the generality of the foregoing, if the Administrative Agent is awarded a judgment in any suit brought to enforce any Subsidiary Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Subsidiary Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Subsidiary Guarantor, limit, affect, modify or abridge any other Subsidiary Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(f) any Secured Party, upon such terms as it deems appropriate, without notice or demand (except to the extent notice is required to be provided hereunder, in any other Transaction Document or under Applicable Law) and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Subsidiary Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations in accordance with the terms of the Transaction Documents; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guarantees of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guarantees of the Guaranteed Obligations, or any other obligation of any Person (including any other Subsidiary Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Secured Party in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Secured Party may have against any such security, in each case, as such Secured Party in its reasonable discretion may determine consistent herewith or with the applicable Transaction Document, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (but so long as such sale is in accordance with Applicable Law), and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Subsidiary Guarantor against the Borrower or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Transaction Documents; and

(g) this Guaranty and the obligations of each Subsidiary Guarantor hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full in cash of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Subsidiary Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Transaction Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Transaction Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Transaction Document or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Transaction Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Secured Party might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Secured Party’s consent to the change, reorganization or termination of the corporate structure or existence of any Loan Party or any Subsidiary thereof and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which the Borrower may allege or assert against any Secured Party in respect of the Guaranteed Obligations (other than a defense based on payment of the Guaranteed Obligations), including failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor as an obligor in respect of the Guaranteed Obligations.

SECTION 12.04 Waivers by Subsidiary Guarantors. Each Subsidiary Guarantor hereby waives, to the extent permitted by Applicable Law, for the benefit of the Secured Parties: (a) any right to require any Secured Party, as a condition of payment or performance by such Subsidiary Guarantor, to (i) proceed against the Borrower, any other guarantor (including any other Subsidiary Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from the Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Secured Party in favor of the Borrower or any other Person, or (iv) pursue any other remedy in the power of any Secured Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower or any other Subsidiary Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower or any other Subsidiary Guarantor from any cause other than payment in full in cash of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Secured Party’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to gross negligence, bad faith or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction; (e)(i) any principles or provisions of Applicable Law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Subsidiary Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Subsidiary Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to the Borrower and notices of any of the matters referred to in Section 12.03 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by Applicable Law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

SECTION 12.05 Subsidiary Guarantors’ Rights of Subrogation, Contribution, Etc. Until the Guaranteed Obligations shall have been paid in full in cash, each Subsidiary Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Subsidiary Guarantor now has or may hereafter have against the Borrower or any other Subsidiary Guarantor or any of its assets in connection with this Guaranty or the performance by such Subsidiary Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Subsidiary Guarantor now has or may hereafter have against the Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Secured Party now has or may hereafter have against the Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Secured Party. In addition, until the Guaranteed Obligations shall have been paid in full in cash, each Subsidiary Guarantor shall withhold exercise of any right of contribution such Subsidiary Guarantor may have against any other guarantor (including any other Subsidiary Guarantor) of the Guaranteed Obligations. Each Subsidiary Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Subsidiary Guarantor may have against the Borrower or against any collateral or security, and any rights of contribution such Subsidiary Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Secured Party may have against the Borrower, to all right, title and interest any Secured Party may have in any such collateral or security, and to any right any Secured Party may have against such other guarantor. If any amount shall be paid to any Subsidiary Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and paid in full, such amount shall be held in trust for the Administrative Agent on behalf of Secured Parties and shall forthwith be paid over to the Administrative Agent for the benefit of Secured Parties to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof and of the other Transaction Documents.

SECTION 12.06 Subordination of Other Obligations. Any Indebtedness of the Borrower or any Subsidiary Guarantor now or hereafter held by any Subsidiary Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Administrative Agent on behalf of Secured Parties and shall forthwith be paid over to the Administrative Agent for the benefit of Secured Parties to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

SECTION 12.07 Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in full force and effect and shall not be terminated until all of the Guaranteed Obligations shall have been paid in full in cash and the Facility Termination Date has occurred. Each Subsidiary Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

SECTION 12.08 Authority of Subsidiary Guarantors and the Borrower. It is not necessary for any Secured Party to inquire into the capacity or powers of any Subsidiary Guarantor or the Borrower or the officers, members of the board of directors (if applicable) or any agents acting or purporting to act on behalf of any of them.

SECTION 12.09 Financial Condition of the Borrower. Any Advance may be made to the Borrower or continued from time to time without notice to or authorization from any Subsidiary Guarantor regardless of the financial or other condition of the Borrower at the time of any such grant or continuation. No Secured Party shall have any obligation to disclose or discuss with any Subsidiary Guarantor its assessment, or any Subsidiary Guarantor’s assessment, of the financial condition of the Borrower. Each Subsidiary Guarantor has adequate means to obtain information from the Borrower on a continuing basis concerning the financial condition of the Borrower and its ability to perform its obligations under the Transaction Documents, and each Subsidiary Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Subsidiary Guarantor hereby waives and relinquishes any duty on the part of any Secured Party to disclose any matter, fact or thing relating to the business, operations or conditions of the Borrower now known or hereafter known by any Secured Party.

SECTION 12.10 Bankruptcy, Etc.

(a) So long as any Guaranteed Obligations remain outstanding, no Subsidiary Guarantor shall, without the prior written consent of the Administrative Agent and each Lender, commence or join with any other Person in commencing any proceeding under any Bankruptcy Law of or against the Borrower or any other Subsidiary Guarantor or admit in writing or in any legal proceeding that it is unable to pay its debts as they become due. The obligations of the Subsidiary Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrower or any other Subsidiary Guarantor or by any defense which the Borrower or any other Subsidiary Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b) Each Subsidiary Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of the Subsidiary Guarantors and Secured Parties that the Guaranteed Obligations which are guaranteed by the Subsidiary Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve the Borrower of any portion of such Guaranteed Obligations. The Subsidiary Guarantors shall each permit any trustee in bankruptcy, monitor, receiver, receiver and manager, interim receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay the Administrative Agent, or allow the claim of the Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c) In the event that all or any portion of the Guaranteed Obligations are paid by the Borrower, the obligations of the Subsidiary Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Secured Party as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

SECTION 12.11 Maximum Liability. It is the desire and intent of the Subsidiary Guarantors and the Secured Parties that this Guaranty shall be enforced against the Subsidiary Guarantors to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. The provisions of this Guaranty are severable, and in any action or proceeding involving any federal, state, provincial or territorial corporate law, or any state, federal, provincial, territorial or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Subsidiary Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Subsidiary Guarantors or the Secured Parties, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Subsidiary Guarantor’s “Maximum Liability”). Each Subsidiary Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Subsidiary Guarantor without impairing this Guaranty or affecting the rights and remedies of the Secured Parties hereunder; provided that, nothing in this sentence shall be construed to increase any Subsidiary Guarantor’s obligations hereunder beyond its Maximum Liability.

SECTION 12.12 Subsidiary Guarantor Joinder. The parties hereto hereby agree that (a) each Post-Closing Subsidiary Guarantor that executes the signature pages to this Agreement (or any amendment, restatement, supplement or modification made thereto), or a joinder agreement hereto, (each, a “Joining Subsidiary Guarantor”) agrees to be bound by all of the same obligations, liabilities, undertakings and rights as a “Subsidiary Guarantor” under this Guaranty, this Agreement and the other Transaction Documents, to the same extent that it would have been bound if it had been a signatory to this Agreement as of the Closing Date, and each Joining Subsidiary Guarantor hereby agrees to be bound by the same obligations, liabilities, undertakings and rights as a “Subsidiary Guarantor” under this Guaranty, this

Agreement and the other Transaction Documents, (b) each Joining Subsidiary Guarantor shall become a party to this Guaranty and this Agreement as a “Subsidiary Guarantor” with the same force and effect as if originally named herein as a Subsidiary Guarantor and, without limiting the generality of the foregoing, hereby agrees to be bound by all obligations, liabilities, undertakings and rights of the Subsidiary Guarantors under this Guaranty, this Agreement and the other Transaction Documents, (c) each reference to a “Subsidiary Guarantor” or the “Subsidiary Guarantor” in this Guaranty, this Agreement and in any other Transaction Document shall be deemed to include the Joining Subsidiary Guarantors, (d) the Joining Subsidiary Guarantors shall be liable under this Guaranty, this Agreement and each other Transaction Document for all obligations and liabilities incurred hereunder by such Joining Subsidiary Guarantors and (e) such Joining Subsidiary Guarantors shall grant to the Administrative Agent a security interest in all its rights, title and interest in the Subsidiary Guarantor Collateral held by such Joining Subsidiary Guarantors, whether now owned or hereafter acquired and wherever located, to secure the Obligations pursuant to the terms and provisions of this Guaranty, this Agreement and any other Transaction Document.

SECTION 12.13 Model Portfolio as of the Closing Date. As of the Closing Date, the Borrower believes that the portfolio of Loan Assets on the date of the initial Advance will be substantially similar to the model portfolio listed in Schedule IX. The parties hereto acknowledge and agree that the model portfolio listed in Schedule IX is included only as an illustrative example and the actual portfolio of Loan Assets on the date of the initial Advance may deviate significantly from such model portfolio. The Borrower agrees to provide notice to the Rating Agency of the initial portfolio of Loan Assets on or about the initial Advance Date if the initial portfolio of Loan Assets deviates significantly from the model portfolio listed in Schedule IX.

[Signature Pages Follow]

Executed as of the date first above written.

Borrower:

AMBER CS LLC

By: /s/ Adam L. Gubner
Name: Adam L. Gubner
Title: Authorized Person

[Signature Page – Loan and Servicing Agreement]

Holdings:

TOPAZ CS LLC

By: /s/ Adam L. Gubner
Name: Adam L. Gubner
Title: Authorized Person

[Signature Page – Loan and Servicing Agreement]

Subsidiary Guarantor:

OPAL CS LLC

By: /s/ Adam L. Gubner
Name: Adam L. Gubner
Title: Authorized Person

[Signature Page – Loan and Servicing Agreement]

Subsidiary Guarantor:

QUARTZ CS LLC

By: /s/ Adam L. Gubner
Name: Adam L. Gubner
Title: Authorized Person

[Signature Page – Loan and Servicing Agreement]

Initial Lender:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By: /s/ Phillip Titolo
Name: Phillip Titolo
Title: Head of Direct Private Investments

[Signature Page – Loan and Servicing Agreement]

Initial Lender:

MASSMUTUAL ASCEND LIFE INSURANCE COMPANY

By: /s/ Kelly Kowalski
Name: Kelly Kowalski
Title: Vice President

[Signature Page – Loan and Servicing Agreement]

Administrative Agent:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By: /s/ Phillip Titolo
Name: Phillip Titolo
Title: Head of Direct Private Investments

[Signature Page – Loan and Servicing Agreement]

Facility Servicer:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By: /s/ Phillip Titolo
Name: Phillip Titolo
Title: Head of Direct Private Investments

[Signature Page – Loan and Servicing Agreement]

Portfolio Asset Servicer:

AMBER CS LLC

By: /s/ Adam L. Gubner
Name: Adam L. Gubner
Title: Authorized Person

[Signature Page – Loan and Servicing Agreement]

Collateral Custodian:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By: /s/ Phillip Titolo
Name: Phillip Titolo
Title: Head of Direct Private Investments

[Signature Page – Loan and Servicing Agreement]

Schedule I

Commitments

[Intentionally Omitted]

Schedule II

Loan Assets

[Intentionally Omitted]

Schedule III

Eligibility Criteria

[Intentionally Omitted]

Schedule IV

Condition Precedent Documents

[Intentionally Omitted]

Schedule V

Prohibited Transferees

[Intentionally Omitted]

Schedule VI

Notice Information

[Intentionally Omitted]

Schedule VII

Secured Accounts

[Intentionally Omitted]

Schedule VIII

Cash Flow Schematic

[Intentionally Omitted]

Schedule IX

Model Portfolio

[Intentionally Omitted]

EXHIBIT A

[Intentionally Omitted]

EXHIBIT B

[Intentionally Omitted]

EXHIBIT C

[Intentionally Omitted]

EXHIBIT D

[Intentionally Omitted]

EXHIBIT E

[Intentionally Omitted]

EXHIBIT F

[Intentionally Omitted]

EXHIBIT G

[Intentionally Omitted]

EXHIBIT H

[Intentionally Omitted]

EXHIBIT I

[Intentionally Omitted]

EXHIBIT J

[Intentionally Omitted]

EXHIBIT K

[Intentionally Omitted]